As filed with the Securities and Exchange Commission on February 1, 2000
                                                      Registration No. 333-92913
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  PRE-EFFECTIVE
                        AMENDMENT NO. 1 to the FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        ALAMOGORDO FINANCIAL CORPORATION
                 (Name of Small Business Issuer in its Charter)

           Federal                          6712                       74-2819148
(State or Other Jurisdiction of        (Primary Standard             (I.R.S. Employer
 Incorporation or Organization)     Industrial Classification)     identification number)

                                 500 10th Street
                          Alamogordo, New Mexico 88310
                                 (505) 437-9334
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                               R. Miles Ledgerwood
                      President and Chief Executive Officer
                                 500 10th Street
                          Alamogordo, New Mexico 88310
                                 (505) 437-9334
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                 Eric Luse, Esq.
                             Kenneth R. Lehman, Esq.
                      Luse Lehman Gorman Pomerenk & Schick
                           5335 Wisconsin Avenue, N.W.
                                    Suite 400
                             Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                                CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                    Proposed          Proposed maximum
        Title of each class of              Amount to be        maximum offering         aggregate            Amount of
     securities to be registered             registered         price per share      offering price (1)    registration fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value per share    1,101,643 shares            $10.00             $11,016,430            (2)
---------------------------------------------------------------------------------------------------------------------------
Participation Interests                        (3)                                                               (4)
===========================================================================================================================

___________
(1)  Estimated solely for the purpose of calculating the registration fee.
(2) The registration fee of $3,063 was paid on December 16, 1999, upon the initial filing of The Registration Statement.
(3) Includes an indeterminate number of interests to purchase the Common Stock pursuant to the Alamogordo Federal Savings and Loan Association 401(k) Profit Sharing Plan.
(4) The securities of Alamogordo Financial Corporation to be purchased by the Alamogordo Federal Savings and Loan Association 401(k) Profit Sharing Plan as adopted by the Alamogordo Federal Savings and Loan Association are included in the amount shown for Common

     Stock. However, Pursuant to Rule 457(h) of the Securities Act of 1933,as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

                        ALAMOGORDO FINANCIAL CORPORATION

                  ALAMOGORDO FEDERAL SAVINGS & LOAN ASSOCIATION
                      401(K) PROFIT SHARING PLAN AND TRUST

         Alamogordo Financial Corporation is providing this prospectus supplement to participants in Alamogordo Federal Savings & Loan Association 401(k) Profit Sharing Plan and Trust. As a participant in this 401(k) plan, you may direct the trustee of the 401(k) plan to purchase common stock of Alamogordo Financial Corporation in its offering with amounts allocated to your account under the 401(k) plan.

         This prospectus supplement relates to your initial election to direct that all or a portion of your account be invested in a fund made up of Alamogordo Financial Corporation common stock. The trustee will reinvest your account in the other funds available under the 401(k) plan if the offering is oversubscribed and the trustee cannot use the total amount you allocate to purchase Alamogordo Financial Corporation common stock.

         The prospectus of Alamogordo Financial Corporation dated February __, 2000 attached to this prospectus supplement includes detailed information with respect to the offering and the financial condition, results of operations and business of Alamogordo Federal Savings & Loan Association. You should read this prospectus supplement, which provides information with respect to the 401(k) plan, only in conjunction with the prospectus.

                              --------------------

         For a discussion of risks that you should consider, see "Risk Factors" beginning on page __ of the prospectus.

         The interests in the 401(k) plan and the offering of the common stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

         The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         The 401(k) plan's investment in common stock is subject to loss.

         The date of this prospectus supplement is February __, 2000.

                                TABLE OF CONTENTS


         THE OFFERING................................................... 1
         Securities Offered............................................. 1
         Election to Purchase Common Stock in the Offering; Priorities.. 1
         Value of 401(k) Plan Assets.................................... 2
         Method of Directing Transfer................................... 2
         Time for Directing Transfer.................................... 2
         Irrevocability of Transfer Direction........................... 2
         Direction to Purchase Common Stock After the Offering.......... 3
         Purchase Price of Common Stock................................. 3
         Nature of a Participant's Interest in the Common Stock......... 3
         Voting Rights of Common Stock.................................. 3

DESCRIPTION OF THE 401(k) PLAN.......................................... 4
         Introduction................................................... 4
         Eligibility and Participation.................................. 4
         Contributions Under the 401(k) Plan............................ 5
         Limitations on 401(k) Plan Contributions....................... 5
         Investment of Contributions and Account Balances............... 7
         Benefits Under the 401(k) Plan.................................10
         Withdrawals and Distributions From the 401(k) Plan.............11
         Trustee  ......................................................12
         Plan Administrator.............................................12
         Reports to 401(k) Plan Participants............................12
         Amendment and Termination......................................12
         Merger, Consolidation or Transfer..............................13
         Federal Income Tax Consequences................................13
         Additional Employee Retirement Income and Security
          Act Considerations............................................18
         Securities and Exchange Commission Reporting and
          Short-Swing Profit Liability..................................18
         Financial Information Regarding 401(k) Plan Assets.............19

LEGAL OPINION...........................................................19

                                  THE OFFERING

Securities Offered

         Alamogordo Financial Corporation is offering participation interests in the Alamogordo Federal Savings & Loan Association 401(k) Profit Sharing Plan and Trust (the "401(k) plan"). The participation interests represent indirect ownership of Almogordo Financial Corporation's common stock through the 401(k) plan. The 401(k) plan may acquire up to 44,000 shares of Alamogordo Financial Corporation common stock. Only employees of Alamogordo Federal Savings & Loan Association may become participants in the 401(k) plan. Your investment in the Alamogordo Financial Corporation stock fund is subject to the priorities listed below. Information with regard to the 401(k) plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Alamogordo Federal Savings & Loan
Association is contained in the attached prospectus. The address of the principal executive office of Alamogordo Federal Savings & Loan Association is 500 10th Street, Alamogordo, New Mexico 88310. Alamogordo Federal Savings & Loan Association's telephone number is (505) 437-9334.

Election to Purchase Common Stock in the Offering; Priorities

         In connection with the offering, Alamogordo Federal Savings & Loan Association has amended the 401(k) plan to permit you to transfer all or part of your account balances in the 401(k) plan to the Alamogordo Financial Corporation stock fund, to be used to purchase common stock issued in the offering. The trustee of the Alamogordo Financial Corporation stock fund will purchase common stock in accordance with your directions. You will also be provided the opportunity to elect alternative investments from among the five other funds offered. In the event the offering is oversubscribed, i.e. there are more orders for common stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase common stock in the offering, the amount that cannot be invested in common stock will be reinvested in the other investment funds of the 401(k) plan in accordance with your current investment election. If you fail to direct the investment of your account balances, your account balances will remain in the other investment funds of the 401(k) plan as previously directed by you. If you have never made an investment election, your account balance will be invested in the Cash Investment Fund.

         The shares of common stock are being offered for sale in the following priorities:

          (1) depositors of Alamogordo Federal Savings & Loan Association with aggregate account balances of $50 or more as of September 30, 1998;

          (2) Alamogordo Federal Savings & Loan Association's employee stock ownership plan;

          (3) depositors of Alamogordo Federal Savings & Loan Association with aggregate account balances of $50 or more as of December 31, 1999;

          (4) directors, officers and employees of Alamogordo Federal Savings & Loan Association; and

          (5) the general public who hold shares of common stock of Alamogordo Federal Savings & Loan Association with preference given to residents of the New Mexico counties of Lincoln and Otero.

         To the extent you fall into one of these categories, you may use funds in your plan account to subscribe or pay for the common stock being acquired. Common stock so purchased will be placed in the Alamogordo Financial Corporation stock fund and allocated to your 401(k) plan account.

Value of 401(k) Plan Assets

         As of September 30, 1999, the market value of the assets of the 401(k) plan was approximately $435,653. The plan administrator informed each participant of the value of his or her account balance under the 401(k) plan as of September 30, 1999.

Method of Directing Transfer

         You will receive a form on which you can elect to transfer all or a portion of your account balance in the 401(k) plan to the Alamogordo Financial Corporation stock fund or to the other investment options established under the 401(k) plan. If you wish to use all or part of your account balance in the 401(k) plan to purchase common stock issued in the offering, you should indicate that decision on the investment allocation form.

Time for Directing Transfer

         If you wish to purchase common stock with your 401(k) account balances, you must return your election form to Susan White, Human Resources Director, Alamogordo Federal Savings & Loan Association, 500 10th Street, Alamogordo, New Mexico 88310 no later than 12:00 noon on March ____, 2000.

Irrevocability of Transfer Direction

         You may not revoke your election to transfer amounts credited to your account in the 401(k) plan to the Alamogordo Financial Corporation stock fund. After the offering, however, you will be able to change the investment of your accounts under the plan as explained below.

Direction to Purchase Common Stock After the Offering

         Whether you choose to purchase stock in the offering, or attempt to purchase stock in the offering but are unable to do so because the offering is oversubscribed, you will also be able to purchase stock after the offering. You may direct that a certain percentage of your account balance in the 401(k) plan be transferred to the Alamogordo Financial Corporation stock fund and invested in common stock, or to the other investment funds available under the 401(k) plan. You may change your investment allocation on a quarterly basis. Special restrictions may apply to transfers directed to and from the Alamogordo Financial Corporation stock fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Alamogordo Financial Corporation.

Purchase Price of Common Stock

         The trustee will use the funds transferred to the Alamogordo Financial Corporation stock fund to purchase common stock in the offering, except in the event of an oversubscription, as discussed above. The trustee will pay $10.00 per share, which will be the same price paid by all other persons in the offering.


         After the offering, the trustee will acquire common stock in open market transactions at the prevailing price.


Nature of a Participant's Interest in the Common Stock

         The trustee will hold the common stock, in trust, for the participants of the 401(k) plan. Shares of common stock acquired by the trustee at your direction will be allocated to your account. Therefore, investment decisions of other participants should not affect the earnings allocated to your account.

Voting Rights of Common Stock

         The trustee generally will exercise voting rights attributable to all common stock held by the Alamogordo Financial Corporation stock fund as directed by participants with accounts invested in the fund. When stockholders have a right to vote on a matter, you will be allocated voting instruction rights reflecting your proportionate interest in the fund. The trustee will vote the common stock affirmatively and negatively on each matter, in proportion to the voting instructions the trustee receives from the participants.

DESCRIPTION OF THE 401(k) PLAN

Introduction


         Alamogordo Federal Savings & Loan Association adopted the United New Mexico Trust Company Defined Contribution Master Plan and Trust Agreement, a multiple-employer defined contribution plan, effective July 1, 1996 as a substitution and amendment of an existing retirement plan originally established July 1, 1954. United New Mexico Trust Company was subsequently acquired by Norwest Bank New Mexico, N.A. and Norwest assumed the rule of Master Plan Sponsor. Wells Fargo Bank New Mexico, N.A. recently acquired Norwest and has assumed the role as Master Plan Sponsor. The Alamogordo Federal Savings and Loan Association 401(k) Profit Sharing Plan is part of the multiple-employer defined contribution plan adopted in 1996. The 401(k) plan is a tax-qualified plan that permits participants to defer current compensation to their account balances. The plan also permits participant direction of investment.


         Alamogordo Federal Savings & Loan Association intends that the 401(k) plan, in operation, will comply with the requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Alamogordo Federal Savings & Loan Association may amend the 401(k) plan from time to time in the future, as it sees fit or to maintain compliance with federal law. Since the 401(k) plan is governed by the Employee Retirement Income Securities Act, federal law provides you with various rights and protections as a participant in the 401(k) plan. Although the 401(k) plan is subject to many of the provisions of the Employee Retirement Income Security Act, your benefits under the 401(k) plan are not governed by the Pension Benefit Guaranty Corporation.


         Reference to full text of plan. The following statements are summaries of material provisions of the 401(k) plan. They are not complete and are qualified in their entirety by the full text of the 401(k) plan. You may obtain a copy of the 401(k) plan by filing a request with Alamogordo Federal Savings & Loan Association, c/o Alamogordo Federal Savings & Loan Association, Attention:
Miles Ledgerwood, President, 500 10th Street, Alamogordo, New Mexico 88310. We urge each employee to read carefully the full text of the 401(k) plan.


Eligibility and Participation

         Any employee of Alamogordo Federal Savings & Loan Association is eligible to become a participant in the 401(k) plan on the January 1 or July 1 following completion of one "year of service" during which an employee completes at least 1000 hours of service with Alamogordo Federal Savings & Loan Association. The 401(k) plan year is January 1 to December 31.

         As of September 30, 1999, there were 27 employees eligible to participate in the 401(k) plan and 26 employees participating by making elective deferral contributions.

Contributions Under the 401(k) Plan

         401(k) plan contributions. As a participant in the 401(k) plan, you are permitted to defer your salary on a pre-tax basis, subject to the limitations of the Internal Revenue Code and to have that amount contributed to the 401(k) plan on your behalf. For purposes of the 401(k) plan, "salary" means your total compensation reported on Internal Revenue Service Form W-2, exclusive of any compensation deferred from a prior year, plus pre-tax contributions made to this 401(k) plan or a section 125 cafeteria plan. In 1999, the maximum amount of your annual salary that could be taken into account under the 401(k) plan was limited to $160,000. Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost of living adjustment. You may elect to modify the amount contributed to the 401(k) plan by filing a new elective deferral agreement with the 401(k) plan administrator which will be effective the first day of the following month.

         Employer contributions. If you make elective deferral contributions, Alamogordo Federal Savings & Loan Association may make matching contributions to the 401(k) plan in various amounts on the first 6% (divided into 4 tiers) of your salary. The matching contributions are subject to revision by Alamogordo Federal Savings & Loan Association at any time. The matching contributions vest according to the vesting schedule set forth below. Alamogordo Federal Savings & Loan Association may also make discretionary contributions to the 401(k) plan, which are allocated to eligible employees based on their relative compensation.

Limitations on 401(k) Plan Contributions

         Limitation on employee salary deferrals. The amount of your elective deferral contributions may not currently exceed $10,500 per calendar year. The Internal Revenue Service will periodically increase this annual limitation. If you defer salary in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by the participant in the tax year in which the distribution is made.

         Limitations on annual additions and benefits. The contributions and forfeitures you receive under the 401(k) plan and employee stock ownership plan, in the aggregate, cannot exceed the lesser of $30,000 or 25% of your compensation, as defined in the 401(k) plan. To the extent contributions and forfeitures exceed these limitations, the plan administrator will:

          (1) return any elective deferral contributions, including earnings, to reduce the excess amount in your accounts; and

          (2) reduce employer contributions which match your returned elective deferral contributions.

         If you are also covered under Alamogordo Federal Savings & Loan Association's employee stock ownership plan and annual additions exceed the maximum permissible amount, you must decide which plan you wish to designate as the plan with the excess amount and the plan administrator will reduce your contributions under the plan selected, so that the total annual additions do not exceed the maximum permissible amount.

         Limitation on plan contributions for highly compensated employees. The Internal Revenue Code limits the amount of elective deferral contributions and matching contributions that may be made to the 401(k) plan in any plan year on behalf of highly compensated employees in relation to the amount of elective deferral contributions made by or on behalf of all other employees eligible to participate in the 401(k) plan. Specifically, the actual deferral percentage, i.e., the average of the actual deferral ratios, expressed as a percentage, of each eligible employee's elective deferral contribution if any, for the plan year over the employee's salary, must meet either of the following tests:

          (1) the actual deferral percentage of the eligible highly compensated employees is not more than 125% of the actual deferral percentage of all other eligible employees; or

          (2) the actual deferral percentage of the eligible highly compensated employees is not more than 200% of the actual deferral percentage of all other eligible employees, and the excess of the actual deferral percentage for the eligible highly compensated employees over the actual deferral percentage of all other eligible employees is not more than two percentage points.

         Similarly, the actual contribution percentage, i.e., the average of the actual contribution ratios, expressed as a percentage, of each eligible employee's matching contributions, if any, for the plan year over the employee's salary, must meet either of the following tests:

          (1)  the  actual  contribution   percentage  of  the  eligible  highly
               compensated employees is not more than 125% of the actual contribution percentage of all other eligible employees; or

          (2)  the  actual  contribution   percentage  of  the  eligible  highly
               compensated employees is not more than 200% of the actual contribution percentage of all other eligible employees, and the excess of the actual contribution percentage for the eligible highly compensated employees over the actual contribution percentage of all other employees is not more than two percentage points.

         Example: If the actual deferral percentage of non-highly compensated employees is 4%, the actual deferral percentage of highly compensated employees cannot exceed 6%. Alternatively, if the actual deferral percentage of non-highly compensated employees is

                  10%, the maximum deferral percentage of highly compensated employees cannot exceed 12.5%.

         Effective January 1, 1997, the actual deferral percentage and actual contribution percentage tests are performed by using the actual deferral percentage and the actual contribution percentage of non-highly compensated employees for the plan year preceding the 401(k) plan year that is being tested.

         In general, for plan years beginning in 1998, a highly compensated employee includes:

          (1) an employee who, during the plan year or the preceding plan year, was at any time a 5% owner of the stock of Alamogordo Financial Corporation, or stock possessing more than 5% of the total combined voting power of all stock of Alamogordo Financial Corporation; or

          (2) an employee who, for the preceding plan year, received salary from Alamogordo Federal Savings & Loan Association in excess of $80,000, and, if Alamogordo Federal Savings & Loan Association elects for a plan year, was in the group consisting of the top 20% of employees when ranked on the basis of salary paid during the plan year. The dollar amounts set forth above are adjusted annually to reflect increases in the cost of living.

         The trustee will distribute amounts contributed by highly compensated employees that exceed the actual deferral percentage limitation in any plan year, together with any income allocable. These contributions must be distributed before the close of the following plan year first to highly compensated employees with the greatest dollar amount of deferrals, until the plan satisfies the actual deferral percentage test. Moreover, Alamogordo Federal Savings & Loan Association will be subject to a 10% excise tax on these contributions unless, together with any income allocable thereto, they either are re-characterized or are distributed before the close of the first 2-1/2 months following the plan year to which the contributions relate. In addition, the trustee will distribute any contributions by highly compensated employees that exceed the actual contribution percentage limitation in any plan year, together with any income allocable thereto, before the close of the following plan year. A 10% excise tax will also be imposed on Alamogordo Federal Savings & Loan Association with respect to these contributions, unless such contributions, plus any income allocable thereto, are distributed within 2-1/2 months following the close of the plan year in which they arose.

Investment of Contributions and Account Balances

         All amounts credited to your accounts under the 401(k) plan are held in the plan trust which is administered by the trustee appointed by Alamogordo Federal Savings & Loan Association's board of directors.

         Prior to the effective date of the offering, you and the other participants were provided the opportunity to direct the investment of your accounts into one of the following funds:

A.       Wells Fargo Cash Investment Fund
B.       Wells Fargo Diversified Bond Fund
C.       Wells Fargo Growth Balanced Fund
D.       Wells Fargo Diversified Equity Fund
E.       Wells Fargo Growth Equity Fund

         The 401(k) plan now provides that in addition to the funds specified above, you may direct the trustee to invest all or a portion of your account in the Alamogordo Financial Corporation stock fund.

         You may elect to have both past contributions and earnings, as well as future contributions to your account invested either in the Alamogordo Financial Corporation stock fund or among the funds listed above. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. If you make an election to direct investment of assets into the Alamogordo Financial Corporation stock fund, you may change your investment at a future date. This may be done by filing a change of investment allocation form with Wells Fargo Bank New Mexico, N.A. in accordance with established procedures to dispose of a 401(k) plan investment and reinvest the net proceeds in an alternative investment under the 401(k) plan. The proceeds of the sale, net of expenses, will be allocated to your account and reinvested in accordance with the 401(k) plan. Until an initial effective direction is made by a participant, the participant's account will be invested in the Cash Investment Fund.

A. Previous Funds.

         Prior to the effective date of the offering, the trustee invested contributions under the 401(k) plan in the five funds specified above. The following table provides performance data with respect to the investment funds available under the 401(k) plan, based on information provided to Alamogordo Financial Corporation by Wells Fargo Bank New Mexico, N.A.:

      Net Investment Performance - Fund Returns through September 30, 1999


                                                                                                   Annualized
                                                      Last       Year to        Last          -------------------
                                          Month      3 Mos.        Date        12 Mos.        3 Yr.        5 Yr.
                                          -----      ------        ----        -------        -----        -----
A.   Growth Equity Fund                  -1.74%     -4.29%        4.61%         25.42%         15.23%      16.53%
B.   Diversified Equity Fund             -2.66%     -5.72%        5.01%         25.89%         19.58%      20.40%
C.   Growth Balanced Fund                -1.53%     -3.71%        3.38%         20.81%         16.94%      16.48%
D.   Diversified Bond Fund                0.81%      0.58%       -1.32%        -2.05%           6.76%       6.70%
E.   Cash Investment Fund                 0.40%      1.22%        3.56%         4.87%           5.18%       5.29%



         The following is a description of each of the 401(k) plan's five investment funds:

         Cash Investment Fund A money market fund, investing in a variety of short-term, high quality debt securities that are low in risk and highly marketable. Investments include obligations of highly rated banks (including certificates of deposit), U.S. Treasury notes and bills, and top rated commercial paper.

         Diversified Bond Fund A bond fund that invests in a variety of marketable bonds and fixed income securities that seeks to provide higher yield opportunities. Corporate bonds, mortgage securities and floating rate notes are often utilized.


         Growth Balanced Fund A fund composed of investments in both stocks and bonds, with an emphasis on stocks. The stock portion focuses on long-term growth, while the bond portion reduces risk. The stock component is invested in a diversified portfolio including income oriented stocks, large company growth stocks, small company stocks, international stocks and an S&P 500 Index portfolio. The fund seeks to enhance performance by automatically shifting between stocks and bonds when market conditions warrant an adjustment. The stock portion can be as high as 80% or as low as 50% depending on market opportunities. The bond component seeks to provide strong fixed income results from corporate, U.S. government and mortgage securities.


         Diversified Equity Fund A stock fund that seeks to achieve above average investment returns over the long term. Annual return volatility is moderated through diversifying among five styles: the Index component which is designed to perform similarly to the S&P 500 Index; the Income Equity component which invests in income oriented stocks with above average dividend income; the Large Company component that invests in stocks of large companies where appreciation of the share price is the primary objective; the International component invests in foreign stocks providing for increased diversification and global growth opportunities; and the Small Company component that purchases stock in small companies with the potential for dramatic growth.

         Growth Equity Fund A stock fund that seeks to achieve above-average long-term returns, with moderate annual return volatility through three investment strategies. The portfolio includes investments in common stock of large, high-quality, domestic companies that have superior growth potential; small company stocks generally offer the greatest growth opportunities; and International investments in foreign stocks for diversification and global growth opportunities.

B. The Employer Stock Fund.

         The Alamogordo Financial Corporation stock fund will consist of investments in common stock made on and after the effective date of the offering. After the offering, the trustee will, to the extent practicable, use all amounts held by it in the Alamogordo Financial Corporation stock fund, including cash dividends paid on common stock held in the Alamogordo Financial Corporation stock fund, to purchase shares of common stock of Alamogordo Financial Corporation. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased.

Pending investment in common stock, assets held in the Alamogordo Financial Corporation stock fund will be placed in the Cash Investment Fund. Any earnings that result therefrom will remain in the Alamogordo Financial Corporation stock fund in the event of an oversubscription and will not be reinvested among the other five funds.

         As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the common stock. Accordingly, there is no record of the historical performance of the Alamogordo Financial Corporation stock fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of Alamogordo Financial Corporation and Alamogordo Federal Savings & Loan Association and market conditions for the common stock generally.

         For a discussion of risks that you should consider, see "Risk Factors" beginning on page ___ of the prospectus.

Benefits Under the 401(k) Plan

         Vesting. At all times, you have a fully vested, nonforfeitable interest in your elective deferral contributions and the employer's discretionary contributions and earnings under the 401(k) plan. You are vested in any employer matching contributions, in accordance with the following schedule:

           Years of Service               Vesting Percentage
           ----------------               ------------------
               Less than 2                         0%
                   2                              20%
                   3                              40%
                   4                              60%
                   5                              80%
                6 or more                        100%

         You are also 100% vested in employer matching contributions made to your account, regardless of your years of employment, upon attainment of normal retirement age under the 401(k) plan. Any non-vested employer contributions which are forfeited shall be used at the option of Alamogordo Federal Savings & Loan Association to:

          (1)  be  allocated  to  all  eligible   participants  as  an  employer
               discretionary contribution; and

          (2) to the extent attributable to matching contributions, reduce employer matching contributions for the year in which the forfeiture occurs.

Withdrawals and Distributions From the 401(k) Plan

         Federal law requires the 401(k) plan to impose substantial restrictions on your right to withdraw amounts held for your benefit under the 401(k) plan prior to your termination of employment with Alamogordo Federal Savings & Loan Association. A federal tax penalty equal to 10% of the withdrawal, over and above the normal federal and state income tax, may also be imposed on withdrawals made prior to your attainment of age 59- 1/2, regardless of whether the withdrawals occur during your employment with Alamogordo Federal Savings & Loan Association or after termination of employment.

         Withdrawals prior to termination of employment. You may withdraw your employee elective deferral contributions in your 401(k) account prior to termination of employment in the event of financial hardship, subject to the hardship distribution rules under the plan. These requirements insure that you have a true financial need before you make a withdrawal. You may withdraw employer discretionary contributions credited to your account if you have completed 5 years of participation in the 401(k) plan and you are 100% vested in those contributions.

         Distribution upon termination of employment or disability. Payment of your benefits upon your retirement, disability, or other termination of employment shall be made in a lump sum payment or in installments, over a fixed period, which period can not exceed your life expectancy or the joint life and last survivor expectancy of you and your beneficiary. Alternatively, your benefit may be transferred to another qualified employee benefit plan or individual retirement account. Benefit payments generally commence the first calendar quarter following the end of the quarter in which you separate from service.

         Distribution upon death. If you die prior to the benefit commencement date for retirement, disability or termination of employment, your benefit will be paid to your surviving spouse or beneficiary in a lump sum, unless the payment would exceed $5,000 and you elected prior to death that the payment be made in installments over a period not to exceed 5 years or your designated beneficiary's life expectancy. If no election is in effect at the time of your death, your beneficiary may elect to receive the benefit in the form of a lump sum or installments over a period not to exceed 5 years, or your designated beneficiary's life expectancy. If you die after distribution of your interest has begun, the remaining portion of such interests will continue to be distributed as rapidly as under the method of distribution being used prior to your death.

         Nonalienation of benefits. Except for federal income tax withholding or a qualified domestic relations order, your benefits payable under the 401(k) plan cannot be alienated. Examples of alienation include transferring your benefits voluntarily and a creditor placing a lien on your benefits. Any attempt to alienate your benefits, whether voluntary or involuntary, shall be void.

Trustee


         The trustee with respect to the 401(k) plan is the named fiduciary of the 401(k) plan. The trustee is appointed by the board of directors of Alamogordo Federal Savings & Loan Association to serve at its pleasure. The Wells Fargo Bank New Mexico, N.A. Institutional Trust Group has been appointed as trustee of the 401(k) plan.


         The trustee receives, holds and invests the contributions to the 401(k) plan in trust and distributes them to you and your beneficiaries in accordance with the terms of the 401(k) plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Plan Administrator

         The 401(k) plan is administered by the plan administrator. Alamogordo Federal Savings & Loan Association is the 401(k) plan administrator. The address of the 401(k) plan administrator is 500 10th Street, Alamogordo, New Mexico 88310, telephone number (505)437- 9334. The 401(k) plan administrator is responsible for the administration of the 401(k) plan, interpretation of the provisions of the 401(k) plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) plan, maintenance of 401(k) plan records, books of account and all other data necessary for the proper administration of the 401(k) plan, preparation and filing of all returns and reports relating to the 401(k) plan which are required to be filed and for all disclosures required to be made to participants, beneficiaries and others.

Reports to 401(k) Plan Participants

         The plan administrator will furnish you with a quarterly statement showing:

          (1) the current market value of each fund as of the end of the quarter; and

          (2) the amount of contributions and earnings allocated to your account for that period.

Amendment and Termination

         It is the intention of Alamogordo Federal Savings & Loan Association to continue the 401(k) plan indefinitely. Nevertheless, Alamogordo Federal Savings & Loan Association may terminate the 401(k) plan at any time. If the 401(k) plan is terminated in whole or in part, then regardless of other provisions in the 401(k) plan, you will have a fully vested interest in your accounts. Alamogordo Federal Savings & Loan Association reserves the right to make, from time to time, any amendment or amendments to the 401(k) plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Alamogordo Federal Savings & Loan Association may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the 401(k) plan with another 401(k) plan, or the transfer of the trust assets to another plan, the 401(k) plan requires that you would, if either the 401(k) plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the plan had then terminated.

Federal Income Tax Consequences

         The following is a summary of the material federal income tax aspects of the 401(k) plan. However, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisors with respect to any distribution from the 401(k) plan and transactions involving the 401(k) plan.

         The 401(k) plan is tax-qualified and the related trust is exempt from tax under the Internal Revenue Code. As a result, the 401(k) plan is afforded special tax treatment which include the following:

          (1) Alamogordo Federal Savings & Loan Association is allowed an immediate tax deduction for the amount contributed to the 401(k) plan each year;

          (2)  you  pay  no  current  income  tax  on  amounts   contributed  by
               Alamogordo Federal Savings & Loan Association on your behalf; and

          (3) earnings of the 401(k) plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments.

         The 401(k) plan will be administered to comply in operation with the requirements of the Internal Revenue Code as of the effective date of any change in the law. Alamogordo Federal Savings & Loan Association expects to timely adopt any amendments to the 401(k) plan that may be necessary to maintain the qualified status of the 401(k) plan under the Internal Revenue Code.

         Assuming that the 401(k) plan is administered in accordance with the requirements of the Internal Revenue Code, participation in the 401(k) plan under existing federal income tax laws will have the following effects:

          (1) The contributions to your account and the investment earnings on the account are not includable in your federal taxable income until the contributions or earnings are actually distributed or withdrawn from the 401(k) plan. Special tax treatment may apply to the taxable portion of any distribution that includes common stock or qualifies as a lump sum distribution, as described below; and

          (2) Income earned on assets held by the trust will not be taxable to the trust.

         Lump sum distribution. A distribution from the 401(k) plan to you or your beneficiary will qualify as a lump sum distribution if it is made:

          (1)  within one calendar year;

          (2) on account of your death, disability or separation from service, or after you attain age 59-1/2; and

          (3) consists of your balance under this 401(k) plan and all other profit sharing plans, if any, maintained by Alamogordo Federal Savings & Loan Association. The portion of any lump sum distribution that is required to be included in your taxable income for federal income tax purposes, consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, made by you to this or any other profit sharing plan maintained by Alamogordo Federal Savings & Loan
               Association   which  is   included   as  part  of  the  lump  sum
               distribution.

         Averaging rules. The portion of the total taxable amount of a lump sum distribution that is attributable to participation after 1973 in the 401(k) plan or in any other profit-sharing plan maintained by Alamogordo Federal Savings & Loan Association, referred to as the ordinary income portion, will be taxable generally as ordinary income for federal income tax purposes. However, if you have completed at least five years of participation in the 401(k) plan, before the year in which the distribution is made, you may elect to have the ordinary income portion of the lump sum distribution taxed according to a special five-year averaging rule. In general, five-year income averaging allows you to pay a separate tax on the lump-sum distribution that approximates the tax that would have been due if the distribution had been received in five equal annual installments. The election of the special averaging rules will apply only to one lump sum distribution received by you provided such amount is received on or after you turn age 59-1/2 and you elect to have any other lump sum distribution from a qualified plan received in the same year taxed under the special averaging rule. If your beneficiary receives a lump sum distribution as the result of your death, your beneficiary may elect five-year averaging without regard to whether you were a participant in the plan for five years prior to your death.

                  Example: Brown,  age 60 and  married  filing  a joint  return, receives a lump-sum distribution of $150,000 from his corporation's qualified plan and elects 5-year averaging. The tax is computed as follows:

        Amount of total distribution subject to tax          $150,000.00
        Tax at single rates on $30,000 (1/5 of $150,000)     $  5,988.50
        Multiplied by 5                                      $ 29,942.50

          Under a special grandfather rule, if you turned 50 by 1985, you may elect to have your lump sum distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule; you also may elect to have that portion of the lump sum distribution attributable to your pre-1974 participation in the 401(k) plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         For years beginning after December 31, 1999, five year income averaging is repealed. The special grandfather rule is modified so that, if you qualify, you can elect 10-year but not five year averaging.

         Common stock included in lump sum distribution. If a lump sum distribution includes common stock, the distribution generally will be taxed in the manner described above under lump sum distributions, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such common stock, i.e., the net unrealized appreciation is the excess of the value of such common stock at the time of the distribution over the cost or other basis to the trust.

                  Example: Assume the 401(k) plan purchases 100 shares of common stock in the offering at $10 per share. Ten dollars would be the cost basis of the stock to the 401(k) plan. If the 401(k) plan distributes the common stock to you in a lump sum distribution when the stock is trading at $18 per share, you will be taxed in the year of distribution on the $10 cost basis of the stock to the 401(k) plan. The additional $8 per share, or the net unrealized appreciation, will not be taxed until you sell the stock.

         The tax basis of such common stock for purposes of computing gain or loss on its subsequent sale will be the value of the common stock at the time of distribution less the amount of net unrealized appreciation.

                  Example: Assuming the same facts as above,  your cost basis in the stock is $10, which is the $18 value of the stock at the time of distribution minus the $8 of net unrealized appreciation.

         Any gain on a sale or other taxable disposition of such common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such common stock. Any gain on a sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered short-term, mid-term or long-term capital gain depending upon the length of the holding period of the common stock.

                  Example: Assume  you sell 50 shares  of the stock in  January, seven months after you receive the distribution, for $20 per share. You will be taxed as follows: You will not be taxed again on the $10 cost basis you recognized as income at the time of distribution. The $8 in net unrealized appreciation will be taxed at long term capital gains rates. However, the $2 appreciation in the value of the stock that occurred since the distribution will be taxed at short term capital gains rates since you have only held the stock for seven months following its distribution to you.

         As a recipient of a distribution you may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the Internal Revenue Service.

         Contribution to another qualified plan or to an individual retirement account. You may defer federal income taxation of all or any portion of the total taxable amount of a lump sum distribution, including the proceeds from the sale of any common stock included in the lump sum distribution, to the extent that such amount, or a portion thereof, is contributed, within 60 days after the date of its receipt by you, to another qualified plan or to an individual retirement account. If less than the total taxable amount of a lump sum distribution is contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, the amount not so contributed must be included in your income for federal income tax purposes and will not be eligible for the special averaging rules or for capital gains treatment.

                  Example: You receive a distribution of 500 shares of stock and
                           $3,000 cash from the 401(k) plan on June 30. If you intend to roll your distribution, over to another tax qualified plan or individual retirement account, you must do so no later than August 29, which is 60 days after you received the distribution. If you roll over all the stock but none of the cash, you must include the $3,000 cash in your income for the calendar year in which the distribution is made to you.

         You generally may defer the federal income taxation of any portion of any other distribution made on account of your disability or separation from service, if the amount is distributed within one taxable year, and is contributed, within 60 days after the date of its receipt by you, to an individual retirement account.

         Effective January 1, 1993, you have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified plan or to an individual retirement account. If you do not elect to have an eligible rollover distribution transferred directly to another qualified plan or to an individual retirement account, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An eligible rollover distribution means any amount distributed from the 401(k) plan except:

          (1) a distribution that is (a) one of a series of substantially equal periodic payments made, not less frequently than annually, over your life or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more;

          (2) any amount that is required to be distributed under the minimum distribution rules; and

          (3)  any other distributions excepted under applicable federal law.

         If your beneficiary is your surviving spouse, he or she also may defer federal income taxation of all or any portion of a distribution from the 401(k) plan to the extent that such amount, or a portion thereof, is contributed within 60 days after the date of its receipt by your surviving spouse, to an individual retirement account. If all or any portion of the total taxable amount of a lump sum distribution is contributed by your surviving spouse to an individual retirement account within the applicable 60-day period, any subsequent distribution from the individual retirement account will not be eligible for the special averaging rules or for capital gains treatment. Any amount received by your surviving spouse that is not contributed to another qualified plan or to an individual retirement account within the applicable 60-day period, and any amount received by a nonspouse beneficiary will be included in such beneficiary's income for federal tax purposes in the year in which it is received.

         Additional Tax on Early Distributions. If you receive a distribution from the 401(k) plan prior to attaining age 59-1/2 it will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is:

          (1)  made to a beneficiary, or to your estate, on or after your death;

          (2)  attributable to your disability;

          (3) part of a series of substantially equal periodic payments not less frequently than annually made for your life or life expectancy or the joint lives or joint life expectancies of you and your beneficiary;

          (4) made to you after separation from service on account of early retirement under the 401(k) plan after attainment of age 55;

          (5) made to pay medical expenses to the extent deductible for federal income tax purposes;

          (6) made to an alternate payee pursuant to a qualified domestic relations order; or

          (7) made to effect the distribution of excess contributions or excess deferrals.

Additional Employee Retirement Income and Security Act Considerations

         As noted above, the 401(k) plan is subject to certain provisions of the Employee Retirement Income Security Act, including special provisions relating to control over the 401(k) plan's assets by participants and beneficiaries. The 401(k) plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of the Employee Retirement Income Security Act of 1974 relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a 'fiduciary' because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as your employer, the plan administrator, or the plan's trustee is liable under the fiduciary responsibility provision of the Employee Retirement Income Security Act for any loss which results from your exercise of control over the assets in your 401(k) plan account.

         Because you will be entitled to invest all or a portion of your account balance in the 401(k) plan in Alamogordo Financial Corporation common stock, the regulations under section 404(c) of the Employee Retirement Income Security Act require that the 401(k) plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by the Employee Retirement Income Security Act. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights. Accordingly, the 401(k) plan committee designates Susan White of Alamogordo Federal Savings & Loan Association, as the person to whom your investment instructions should be returned. Ms. White will transfer your investment instructions directly to Wells Fargo Bank New Mexico, N.A., the plan's trustee. In the case of an event that involves a potential for undue employer influence such as a tender offer, you will be instructed to return your instructions directly to Wells Fargo Bank New Mexico, N.A.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Alamogordo Financial Corporation.
Section 16(a) of the Securities Exchange

Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Alamogordo Financial Corporation, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 10 days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Alamogordo Financial Corporation's fiscal year.
Discretionary transactions in and beneficial ownership of the common stock through the Alamogordo Financial Corporation stock fund of the 401(k) plan by officers, directors and persons beneficially owning more than 10% of the common stock of Alamogordo Financial Corporation generally must be reported to the Securities and Exchange Commission by such individuals.

         In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Alamogordo Financial Corporation of profits realized by an officer, director or any person beneficially owning more than 10% of Alamogordo Financial
Corporation's common stock resulting from non-exempt purchases and sales of Alamogordo Financial Corporation common stock within any six-month period.

         The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

         Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of common stock distributed from the 401(k) plan for six months following such distribution and are prohibited from directing additional purchases of units within the Alamogordo Financial Corporation stock fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

         Unaudited financial statements representing the net assets available for 401(k) plan benefits at September 30, 1999, are attached to this prospectus supplement.

                                  LEGAL OPINION

         The validity of the issuance of the common stock will be passed upon by Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel to Alamogordo Financial Corporation in connection with Alamogordo Financial Corporation's stock offering.

                          NORWEST BANK NEW MEXICO, N.A.
              DEFINED CONTRIBUTION MASTER PLAN AND TRUST AGREEMENT
                                  As Adopted By
                  ALAMOGORDO FEDERAL SAVINGS & LOAN ASSOCIATION

               Statement of Net Assets Available for Plan Benefits
                              with Fund Information

                               September 30, 1999



                                               Cash           Diversified        Growth          Diversified        Growth
                                            Investment           Bond           Balanced           Equity           Equity
                                              Fund               Fund             Fund              Fund             Fund
                                              ----               ----             ----              ----             ----
Assets
------
Investments ..........................   $     3,830.65         30,643.34      229,293.26         100,051.79       71,833.66

Total Value of Accounts ..............                     $   435,652.70

Total Assets .........................                     $   435,652.70

Liabilities ..........................                     $            0
-----------                                                --------------
Net Assets Available for Plan Benefits                     $   435,652.70
                                                           ==============


PROSPECTUS

                        Alamogordo Financial Corporation


                      Up to 972,038 Shares of Common Stock


================================================================================


Alamogordo Financial Corporation, a federal savings and loan holding company, is offering shares of its common stock for a purchase price of $10.00 per share. Alamogordo Financial Corporation is the wholly owned subsidiary of AF Mutual Holding Company. The shares we are offering will represent 49%of the shares of common stock outstanding after the offering. AF Mutual Holding Company will own 51% of our shares outstanding after the offering. Alamogordo Financial's common stock will be quoted on the OTC Bulletin Board under the symbol "_________________."


================================================================================

                              TERMS OF THE OFFERING

                             Price: $10.00 per share


                                                                       Adjusted
                                          Minimum       Maximum        Maximum
                                          -------       -------        -------
Number of shares ..................        624,750        845,250        972,038
Underwriting commissions and
  fixed expenses ..................    $   600,000    $   600,000    $   600,000
Net proceeds ......................    $ 5,648,000    $ 7,853,000    $ 9,120,000
Net proceeds per share ............    $      9.04    $      9.29    $      9.38


The Adjusted Maximum column reflects that we may increase the maximum number of shares that we may sell to up to 972,038 shares. We will not sell more than 845,250 shares unless the Office of Thrift Supervision approves the increase.
  Subscribers are not required to be notified of any increase in the number of shares that we sell.

                              -------------------


            This investment involves a high degree of risk, including
                           possible loss of principal.


               PLEASE READ THE RISK FACTORS BEGINNING ON PAGE 16.


These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. It is illegal for anyone to tell you otherwise.

We are offering the common stock on a best efforts basis, and subject to certain other conditions. The minimum number of shares that you may purchase is 25 shares. Payments received prior to closing will be held in an account at Alamogordo Federal Savings and Loan Association which will bear interest at Alamogordo Federal Savings and Loan Association's passbook rate.

                               ------------------


                          Keefe, Bruyette & Woods Inc.


                               ------------------


                 The date of this prospectus is February__, 2000

                                TABLE OF CONTENTS

SUMMARY...................................................................

SELECTED FINANCIAL AND OTHER DATA.........................................

RISK FACTORS..............................................................

AF MUTUAL HOLDING COMPANY.................................................

ALAMOGORDO FINANCIAL CORPORATION..........................................

ALAMOGORDO FEDERAL SAVINGS AND LOAN ASSOCIATION...........................

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING.......................

OUR POLICY REGARDING DIVIDENDS............................................

ALAMOGORDO FEDERAL'S REGULATORY CAPITAL COMPLIANCE........................

ALAMOGORDO FINANCIAL'S CAPITALIZATION.....................................

PRO FORMA DATA............................................................

ALAMOGORDO FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME.........................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............................

BUSINESS OF ALAMOGORDO FINANCIAL CORPORATION..............................

REGULATION................................................................

TAXATION..................................................................

MANAGEMENT................................................................

THE STOCK OFFERING........................................................

RESTRICTIONS ON ACQUISITION OF ALAMOGORDO
FINANCIAL AND ALAMOGORDO FEDERAL..........................................

DESCRIPTION OF CAPITAL STOCK OF
ALAMOGORDO FINANCIAL......................................................

TRANSFER AGENT AND REGISTRAR..............................................

EXPERTS...................................................................

LEGAL AND TAX OPINIONS....................................................

ADDITIONAL INFORMATION....................................................

ALAMOGORDO FINANCIAL CORPORATION CONSOLIDATED FINANCIAL STATEMENTS........

                                  [INSERT MAP]

                                     SUMMARY

     To more fully understand the offering, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements.

The Stock Offering

     Our Organization. Alamogordo Federal Savings and Loan Association was organized as a mutual savings and loan association in 1934. In April 1997, Alamogordo Federal reorganized into the two-tier mutual holding company structure. As part of the reorganization, Alamogordo Federal formed Alamogordo Financial Corporation and AF Mutual Holding Company. Alamogordo Federal became a capital stock corporation, and a wholly-owned subsidiary of Alamogordo Financial, and Alamogordo Financial became the wholly owned subsidiary of AF Mutual Holding Company. As part of the reorganization, Alamogordo Federal's former members became members of AF Mutual Holding Company.

     This chart shows our current ownership structure, which is commonly referred to as the two-tier mutual holding company structure:


                           AF Mutual Holding Company
                           -------------------------
                                      100% of common stock
                              Alamogordo Financial
                              --------------------
                                      100% of common stock
                               Alamogordo Federal
                               ------------------


     Our Stock Offering. Federal regulations require that AF Mutual Holding Company own a majority of our outstanding shares of common stock, and the shares that we are permitted to sell in the stock offering must represent a minority of our outstanding shares. Based on these restrictions, our Board of Directors has decided that 49.0% of the shares that will be outstanding after our stock offering will be sold in the offering, and 51.0% will be held by AF Mutual Holding Company.

     The following chart shows our structure following the offering:


AF Mutual Holding Company                            Public Stockholders
-------------------------                            -------------------
                       51.0% of                                      49.0%
                     common stock                                      of
                                                                  common stock
                              Alamogordo Financial
                              --------------------
                                                     100% of common stock
                               Alamogordo Federal
                               ------------------



The Companies


     Alamogordo Financial Corporation. We are a federal mid-tier stock holding company. As of the date of this prospectus, we own 100% of the outstanding shares of Alamogordo Federal, and do not have any other significant assets. We have not engaged in any significant business activity other than owning the common stock of Alamogordo Federal, and we do not currently intend to do so after the stock offering. Our principal executive officers are located at 500 10th Street, Alamogordo, New Mexico, and our telephone number is (505) 437-9334.


     Alamogordo Federal Savings and Loan Association. Alamogordo Federal is a community-oriented savings association engaged primarily in the business of offering FDIC-insured deposits to customers and investing those deposits, together with funds generated from operations and borrowings, in loans, investment securities and mortgage-backed securities. Alamogordo Federal's mortgage loans include one- to four-family residential, multifamily and nonresidential, construction and land loans. Consumer and other loans include second mortgage, consumer, commercial business and deposit account loans. Alamogordo Federal operates one full-service branch in addition to its main office. Alamogordo Federal's branch and main office are both located in Alamogordo, New Mexico. As of June 30, 1998, Alamogordo Federal's deposits represented over 33% of all FDIC-insured deposits in Alamogordo, and over 31% of all FDIC-insured deposits in Otero County, New Mexico. Based on total deposits, Alamogordo Federal as the largest depository institution headquartered in Alamogordo and Otero County, New Mexico.


     AF Mutual Holding Company. AF Mutual Holding Company currently owns 100% of our outstanding shares of common stock. After the stock offering, AF Mutual Holding Company will own 51.0% of our outstanding shares. AF Mutual Holding Company has not engaged in any significant business activity other than owning the common stock of Alamogordo Financial, and does not intend to do so after the stock offering.

     Management of the Companies. Our directors and officers also manage Alamogordo Federal and AF Mutual Holding Company. The board of directors of AF Mutual Holding Company will control the outcome of most matters put to a vote of our stockholders. We cannot assure you that the votes cast by AF Mutual Holding Company will be in your personal best interests as a stockholder of Alamogordo Financial. For more information regarding your lack of voting control over Alamogordo Financial, see "AF Mutual Holding Company" and "Restrictions on Acquisition of Alamogordo Financial and Alamogordo Federal."

Market Area

     The majority of our loans are secured by real estate in Otero County, New Mexico. Otero County's economy is heavily dependent on two U.S. Government military installations located in the county. See "Business of Alamogordo Federal Savings and Loan Association--Market Area."

Reasons for the Stock Offering

     The proceeds from the sale of our common stock in the offering will be important to our future growth and performance because it will:

     o enhance our ability to attract and retain qualified management through stock-based compensation plans;

     o enhance our ability to expand through the acquisition of other financial institutions or their assets;

     o    expand our ability to serve our community; and

     o    enhance our earnings capabilities by providing a larger capital base.

Terms of the Offering and Marketing Arrangements


     We will sell between 624,750 and 845,250 shares of common stock in the offering. After the offering, AF Mutual Holding Company will own between 650,250 and 879,750 shares of common stock, and our total outstanding shares will be between 1,275,000 and 1,725,000 shares. As a result of changes in financial markets, the number of shares we sell in the offering and issue to AF Mutual Holding Company may increase by up to 15%. If we increase the number of shares by 15%, then we will sell 972,038 shares in the offering, we will issue 1,011,713 shares to AF Mutual Holding Company, and we will have a total of 1,983,751 shares outstanding after the offering. If we increase the number of shares we issue by no more than 15%, you will not have the opportunity to change or cancel your stock order. The offering price is $10.00 per share. Keefe, Bruyette & Woods, Inc., will use its best efforts to assist us in selling our stock.


Persons Who Can Order Stock in the Offering


     We are offering the shares of common stock of Alamogordo Financial in what is known as a subscription offering in the order of priority listed below:


     (1) Depositors with accounts at Alamogordo Federal having total balances of at least $50 on September 30, 1998;

     (2) Our employee stock ownership plan, which will provide retirement benefits to our employees;

     (3) Depositors with accounts at Alamogordo Federal having total balances of at least $50 on December 31, 1999; and

     (4)  Directors, officers and employees of Alamogordo Federal.


     The shares of common stock not purchased in the subscription offering will be offered in what is known as a community offering to members of the public to whom we deliver a prospectus, with a preference given to residents of Otero County, New Mexico. We may offer shares of common stock not purchased in either the subscription offering or community offering to the public through a selling group of brokers on a best efforts basis or in an underwritten public offering. We have the right to accept or reject any order that we receive in the community offering or the underwritten public offering.

Deadline For Orders Of Common Stock

     If you wish to purchase shares, you must submit, by mail, by overnight courier or by hand delivering to either of our offices, a properly completed stock order form and certification, together with payment for the shares by Noon, Mountain Standard Time, on March __, 2000, unless we extend this deadline. We may extend the offering period termination date for either or both of the subscription offering and community offering.


How We Determined the Offering Range and the $10.00 Price Per Share


     As part of our offering we obtained an independent appraisal of the fair market value of our company. The appraisal was performed by RP Financial, LC., a firm experienced in appraisals of savings institutions. RP Financial has estimated that our market value at January 21, 2000, was between $12.75 million and $17.25 million. RP Financial's estimate of our market value was based in part upon our financial condition and results of operations, the effect of the additional capital raised in this offering, and the effect of the additional capital that would have been raised if we sold all of our shares to the public and did not issue any shares to AF Mutual Holding Company. RP Financial will update the independent appraisal before we complete our stock offering. Based on this appraisal, we will offer for sale at $10.00 per share between 624,750 and 972,038 shares of our common stock, or 49.0% of the shares that will be outstanding after the offering. AF Mutual Holding Company will own between 650,250 and 1,011,713 shares, or 51% of the shares outstanding after the offering.

     Two of the factors that RP Financial considered in determining our market value were the price-to-book ratio and the price-to-earnings ratio or P/E ratio. A price-to-book ratio represents the price per share of stock divided by its book value per share. A price-to-earnings ratio represents the price per share of stock divided by net income per share. Based on the assumptions we have described in the "Pro Forma Data" section, as of September 30, 1999, each share of Alamogordo Financial common stock, including the shares held by AF Mutual Holding Company, will have a book value of $19.00, assuming we sell 735,000 shares at the midpoint of the offering range. This means that the price you pay for each share in this offering will be 52.63% of the book value. If we sell fewer shares, the book value per share will be higher, and if we sell more shares the book value per share will be lower.

     A P/E ratio represents the price per share of stock divided by earnings or net income per share. Based on the assumptions we have described in the "Pro Forma Data" section, for the three months ended September 30, 1999 (on an annualized basis) and the fiscal year ended June 30, 1999, our P/E ratio would have been 14.71x and 17.86x, respectively, assuming we sell 735,000 shares of stock. If we sell fewer shares the P/E ratio will be lower, and if we sell more shares it will be higher.


Limits on Your Purchase of the Common Stock

     Your orders for common stock will be limited in the following ways:

     (1)  the minimum order is 25 shares;


     (2) in the subscription offering, the maximum amount that may be purchased by an individual depositor or group of depositors with a single deposit account, is $150,000;


     (3) in the community offering, the maximum amount that an individual may purchase is $150,000;

     (4) the total amount that an individual with his or her associates may purchase is $200,000; and

     (5) if we receive orders for a greater number of shares than we are offering, then we will allocate the shares that we issue as described in "The Offering--Limitations on Common Stock Purchases." This may result in your receiving a smaller number of shares than you ordered.

For   additional   information   on   these   purchase   limitations   see  "The
Offering--Limitations on Common Stock Purchases."

How You May Pay for Your Shares

     In the subscription offering and the community offering you may only pay for your shares by:

     (1)  personal check, official bank check or money order; or

     (2) authorizing us to withdraw money from your deposit accounts maintained with Alamogordo Federal.

We will not accept wire transfers for payment of shares. We also cannot lend funds to anyone for the purpose of purchasing shares.

You May Not Sell or Transfer Your Subscription Rights

     If you order stock in the subscription offering, you must state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your rights. We intend to take legal action against you if you sell or give away your subscription rights. We will not accept your order if we have reason to believe that you sold or transferred your subscription rights.



Termination of the Offering


     The subscription offering will terminate at Noon, Mountain Standard Time, on March__, 2000. We expect that the community offering will terminate at the same time. We may extend the offering termination date for either or both the subscription offering and the community offering without notifying you that we are doing so. We will need regulatory approval to extend the offering for more than 45 days.

What Happens to Your Subscription Funds Until the Offering is Completed

     If you authorize Alamogordo Financial to withdraw the subscription funds from your deposit account at Alamogordo Federal, we will do so when the offering is completed. The funds authorized to be withdrawn will continue to accrue interest at the contractual rate, but may not used until the stock offering is completed or terminated. If you subscribe by cash, check or money order, your funds will be held in an escrow account at Alamogordo Federal until the stock offering is completed. If for any reason the stock offering is not consummated, we will send you a refund check that will include interest if you subscribed by cash, check or a money order, and we will cancel the withdrawal authorization if you subscribed by authorizing us to withdraw funds from your deposit account.


Steps We Can Take If We Do Not Receive Orders for the Minimum Number of Shares


     We are required to sell at least 624,750 shares of common stock to complete the stock offering. If we do not receive orders for at least 624,750 shares of common stock, we may increase the purchase limitations to a maximum of 5% of the shares offered for sale in the offering and/or extend the offering period termination date for either or both of the subscription offering and community offering.


Market for the Common Stock

     We expect the common stock to be listed on the OTC Bulletin Board under the symbol "____." Keefe, Bruyette & Woods, Inc. intends to make a market in the common stock but is under no obligation to do so.

How We Intend to Use the Proceeds We Raise from the Offering


     Assuming we sell 735,000 shares at the midpoint of the offering, and that our offering expenses are $600,000, we intend to distribute the net proceeds from the offering as follows:

     1.   $3.4 million will be contributed to Alamogordo Federal;

     2. $588,000 will be loaned to the employee stock ownership plan of Alamogordo Federal to fund its purchase of common stock; and

     3.   $2,8 million will be retained by Alamogordo Financial.


     Alamogordo Financial may use the net proceeds retained from the offering as a possible source of funds to finance the acquisition of other financial institutions and other businesses, pay dividends to stockholders, repurchase common stock, purchase mortgage-backed and investment securities, or for other general corporate purposes. Alamogordo Federal may use the proceeds it receives to establish or acquire additional branch offices, fund new loans, purchase mortgage-backed and investment securities, fund the recognition and retention plan or for general corporate purposes.

Our Policy Regarding Dividends

     Our board of directors currently intends to pay quarterly cash dividends of between $.05 and $.07 per share, which is an annual rate of between 2.0% and 2.8%, based on the $10.00 per share offering price. However, we have not yet determined the exact amount and timing of any dividends. The payment of dividends will depend upon a number of factors, including the following:

     o    capital requirements,

     o Alamogordo Financial's and Alamogordo Federal's financial condition and results of operations,

     o    tax considerations,

     o    statutory and regulatory limitations, and

     o    general economic conditions.

     Although we intend to do so, we do not guaranty that we will in fact pay dividends or that if we do pay a dividend that it will not be lower than the amount stated above.

Our Directors, Officers and Employees Will Have Additional Compensation and Benefit Programs After the Stock Offering

     We are adding new stock benefit plans for our officers, directors and employees at no cost to them:

     o Employee Stock Ownership Plan. This plan will cover most of our employees, but is not available to non-employee directors. We will lend it money to buy up to 8% of the shares we sell in the offering. It will buy the shares either in the offering or in the open market after the offering. The plan will allocate the stock to employees over a period of time as additional compensation for their services, provided certain conditions are met, including that the employee remains employed by Alamogordo Federal for a certain period of time.

     o Stock Option Plan. Under this plan, we may grant our officers, directors and employees options to purchase a number of shares equal to up to 10% of our common stock sold in the offering at a price that is set on the date we grant the option. The price that we set will not be less than our stock's trading price when we grant the options, so the options will have value only if our stock price increases. Recipients of options will have up to ten years to exercise their options.

     o Recognition and Retention Plan. This plan will allow selected officers, directors and employees to receive a number of shares equal to up to 4% of our common stock sold in the offering if the plan is adopted within one year of the stock offering, and up to 5% if the plan is adopted thereafter. Participants will not be required to make a cash payment for these shares, and will receive them only if they work for us until the end of a specified service period.


     Assuming we sell 735,000 shares, we expect to ask our stockholders for approval to grant options to purchase up to 73,500 of our shares and make stock grants under the recognition and retention plan of up to 29,400 shares if the recognition and retention plan is adopted within one year of the stock offering, and 36,750 shares if it is adopted thereafter, as described above. We will not implement a stock option plan or recognition and retention plan unless our stockholders approve them. We do not expect to ask our stockholders to approve these plans until at least six months after we complete the offering. We expect that these plans will purchase in the open market the shares to fund the awards, although the plans may be funded from our authorized but unissued shares.

     The following table presents the dollar value of the shares that we expect to grant under the employee stock ownership plan and the recognition and retention plan and the options to be granted under the stock option plan, and the percentage of Alamogordo Financial's outstanding common stock and common stock sold in the offering that will be represented by these shares. We based the value of the shares for the employee stock ownership plan and recognition and retention plan on a price of $10.00 per share and the issuance of 735,000 shares of common stock. We also assumed that the recognition and retention plan awards common stock equal to 4% of the shares sold in the offering, and that the recognition and retention plan awards and shares underlying the option awards are purchased in the open market. The table does not include a value for the options because the price paid for the option shares will be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized under an option only if the market price of common stock increases.


                                                                     Percentage of              Percentage
                                               Value of            common stock sold         of outstanding
       Benefit plan                         shares granted          in the offering            common stock
       ------------                         --------------          ---------------            ------------
                                            (In thousands)
Employee stock ownership plan...........  $      588,000                       8.0%                    3.8%
Recognition and retention plan..........         294,000                       4.0                     2.0
Stock option plan.......................              --                      10.0                     4.9
                                          --------------          ----------------           -------------
                                          $      882,000                      22.0%                   10.7%
                                          ==============          ================           =============

Total Shares That Will be Outstanding After the Offering

     Our Charter permits us to issue up to 10,000,000 shares of common stock. We do not currently intend to issue additional shares after the conclusion of the stock offering, although we may do so pursuant to the stock benefit plans described above.


Possible Conversion of AF Mutual Holding Company to Stock Form

         In the future, AF Mutual Holding Company may convert from the mutual to capital stock form, in a transaction commonly known as a "second-step conversion." If AF Mutual Holding Company were to undertake a second-step conversion, Alamogordo Financial's public stockholders would own approximately the same percentage of the resulting entity as they owned of Alamogordo Financial prior to the second-step conversion. This percentage would be adjusted to reflect the assets owned by AF Mutual Holding Company and any dividends waived by AF Mutual Holding Company. The board of directors has no current plan to undertake a second-step conversion transaction. For a description of this possible second-step conversion, see "Regulation--Holding Company Regulation."

How You May Obtain Additional Information Regarding the Offering

     If you have any questions regarding the offering, please call the Stock Information Center at (505) --------.

                        SELECTED FINANCIAL AND OTHER DATA

         The following information at and for the years ended June 30, 1999 and 1998 is derived from Alamogordo Financial's audited consolidated financial statements. The information at and for the three months ended September 30, 1999 and 1998 is based on Alamogordo Financial's unaudited consolidated financial statements, which management believes reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information as of such dates and for such periods. The summary of operations and key operating ratios and other data for the three months ended September 30, 1999 and 1998 and the fiscal years ended June 30, 1999 and 1998 do not necessarily mean that results for any other period will be similar. The information is a summary only and you should read it in conjunction with the Consolidated Financial Statements and Notes beginning on page F-1.

Selected Financial Data

                                                                 June 30,
                                          September 30    ----------------------
                                              1999          1999          1998
                                              ----          ----          ----
                                                       (In Thousands)
Total assets .........................      $156,684      $156,158      $160,368
Loans receivable, net ................       117,085       115,949       109,766
Mortgage-backed securities:
   Held to maturity ..................           275           319           976
   Available for sale ................         2,927         3,114         3,957
Securities:
   Held to maturity ..................         1,922         3,154         3,047
   Available for sale ................        13,097        13,916        24,733
Deposits .............................       122,410       122,460       126,659
Total borrowings .....................        10,000        10,000        10,151
Equity ...............................        22,633        22,441        22,066



Summary of Operations
                                          Three Months           Years Ended
                                        Ended September 30,        June 30,
                                        -------------------   ------------------
                                          1999      1998       1999       1998
                                                      (In Thousands)
Total interest income ..............    $ 2,634    $ 2,804    $11,016    $11,225
Total interest expense .............      1,654      1,896      7,279      7,176
                                        -------    -------    -------    -------
   Net interest income .............        980        908      3,737      4,049
Provision for loan losses ..........         --         --         --         --
                                        -------    -------    -------    -------
Net interest income after
 provision for loan losses .........        980        908      3,737      4,049
Other income .......................        108         53        260        213
Other expense ......................        766        785      3,022      2,611
                                        -------    -------    -------    -------
Income before income taxes .........        322        176        975      1,651
Provision for income taxes .........         93         38        296        536
                                        -------    -------    -------    -------
Net income .........................    $   229    $   138    $   679    $ 1,115
                                        =======    =======    =======    =======

Key Operating Ratios and Other Data


                                                                        At or for the     At or for the
                                                                     Three Months Ended    Years Ended
                                                                       September 30,         June 30,
                                                                      -----------------   --------------
                                                                      1999      1998      1999      1998
                                                                      ----      ----      ----      ----
Performance Ratios (1):
Return on assets (ratio of net income to average total assets)        0.59%     0.34%     0.42%     0.72%
Return on equity (ratio of net income to average equity) .....        4.06      2.49      3.03      5.18
Average interest rate spread .................................        2.43      1.91      2.06      2.28
Interest rate spread at end of period ........................        2.37      1.92      2.19      2.23
Net interest margin (2) ......................................        2.81      2.43      2.53      2.81
Ratio of operating expense to average total assets ...........        1.97      1.95      1.89      1.69
Ratio of average interest-earning assets to
  average interest-bearing liabilities .......................      107.97    110.26    109.54    110.50
Efficiency ratio (3) .........................................       70.40     81.69     75.61     61.26
Dividend payout ratio (4) ....................................          --        --        --        --

Asset Quality Ratios:
Non-performing assets to total assets at end of period .......        0.20      0.51      0.34      0.51
Allowance for loan losses to non-performing loans ............      176.23     48.59     88.72     60.83
Allowance for loan losses to gross loans receivable ..........        0.39      0.43      0.39      0.43

Capital Ratios:
Equity to total assets at end of period ......................       14.44     13.82     14.37     13.76
Average equity to average assets .............................       14.48     13.80     13.96     13.89

Other Data:
Number of full-service offices ...............................           2         2         2         1


--------------

(1)  Ratios for the three month periods have been annualized where appropriate.

(2)  Net interest income divided by average interest-earning assets.

(3) The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest income and non-interest income less gain on sales of investments.

(4)  Alamogordo Financial has not paid dividends during the periods presented.

                               RECENT DEVELOPMENTS

     The following selected financial data, summary of operations and key operating ratios and other data at and for the three and six months ended December 31, 1999 and 1998 is unaudited. In the opinion of management, all adjustments, consisting only of recurring accruals, necessary for a fair presentation have been included. The summary of operations and key operating ratios and other data for the three and six months ended December 31, 1999 and 1998 do not necessarily mean that results for any other period will be similar.

Selected Financial Data

                                      December 31,   September 30,      June 30,
                                          1999            1999            1998
                                          ----            ----            ----
                                                   (In Thousands)
Total assets.........................  $ 156,685      $ 156,684       $ 156,158
Loans receivable, net ...............    117,451        117,085         115,949
Mortgage-backed securities:
   Held to maturity..................        254            275             319
   Available for sale................      2,775          2,927           3,114
Securities:
   Held to maturity..................      4,961          1,922           3,154
   Available for sale................     12,948         13,097          13,916
Deposits.............................    123,351        122,410         122,460
Total borrowings.....................     10,000         10,000          10,000
Equity...............................     22,702         22,633          22,441


Summary of Operations

                                   Three Months               Six Months
                                Ended December 31,        Ended December 31,
                              --------------------      --------------------
                                 1999         1998         1999         1998
                              ---------    ---------    ---------     ------
                                                    (In Thousands)
Total interest income.......  $  2,647     $  2,786     $  5,281      $ 5,590
Total interest expense......     1,674        1,877        3,328        3,773
                              --------     --------     --------      -------
   Net interest income......       973          909        1,953        1,817
Provision for loan losses...        --           --           --           --
                              --------     --------     --------      -------
Net interest income after
 provision for loan losses..       973          909        1,953        1,817
Other income................        84           65          192          118
Other expense...............       796          751        1,562        1,536
                              --------     --------     --------      -------
Income before taxes.........       261          223          583          399
Provision for income taxes..       102           66          195          104
                              --------     --------     --------      -------
Net income..................  $    159     $    157     $    388      $   295
                              ========     ========     ========      =======

Key Operating Ratios and Other Data

                                                                     At or for the             At or for the
                                                                  Three Months Ended         Six Months Ended
                                                                     December 31,              December 31,
                                                                ----------------------    --------------------
                                                                   1999         1998         1999         1998
                                                                ---------    ---------    ---------     ------
Performance Ratios (1):
Return on assets (ratio of net income
 to average total assets)...................................       0.41         0.39         0.49         0.37
Return on equity (ratio of net income
 to average equity).........................................       2.81         2.82         3.43         2.65
Average interest rate spread................................       2.36         1.95         2.38         1.93
Interest rate spread at end of period.......................       2.38         1.99         2.39         1.99
Net interest margin (2).....................................       2.75         2.44         2.77         2.44
Ratio of operating expense to average
 total assets...............................................       2.03         1.86         1.99         1.91
Ratio of average interest-earning assets to
 average interest-bearing liabilities.......................     108.15       109.75       108.40       110.01
Efficiency ratio (3)........................................      75.31        77.08        72.82        79.38
Dividend payout ratio (4)...................................         --           --           --           --

Asset Quality Ratios:
Non-performing assets to total assets at
 end of period.............................................        0.15         0.44         0.15         0.44
Allowance for loan losses to non-
 performing loans..........................................      259.12        68.03       259.12        68.03
Allowance for loan losses to gross
 loans receivable..........................................        0.39         0.41         0.39         0.41

Capital RatiosS:
Equity to total assets at end of period.....................      14.49        13.93        14.49        13.93
Average equity to average assets............................      14.41        13.86        14.38        13.82

Other Data:
Number of full-service offices..............................          2            2            2            2

------------
(1)  Ratios have been annualized where appropriate.
(2)  Net interest income divided by average interest-earning assets.
(3) The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest income and non-interest income less gain on sales of investments.
(4)  Alamogordo Financial has not paid dividends during the periods presented.


Management's Discussion and Analysis of Financial Condition at December 31, 1999 and June 30, 1999

     Alamogordo Financial's total assets increased by $527,000, or .3%, to $156.7 million at December 31, 1999, from $156.2 million at June 30, 1999. The increase resulted primarily from an increase in loans receivable and securities, partially offset by a decrease in cash and cash equivalents. Loans receivable increased by $1.5 million, or 1.3%, to $117.4 million from $115.9 million as a result of new loan originations surpassing principal repayments and loan payoffs. Securities, including mortgage-backed securities, increased by
$435,000, or 2.1%, to $20.9 million from $20.5 million as a result of new purchases surpassing maturities and repayments. Cash and cash equivalents decreased by $1.4 million, or 16.3%, to $7.1 million from $8.5 million primarily due to the annual payment of county property taxes for borrowers.

     Total deposits increased by $891,000, or .7%, to $123.4 million at December 31, 1999 from $122.5 million at June 30, 1999. The increase resulted from a $1.1 million, or 1.04%, increase in term certificates to $103.6 million from $102.5 million, offset by a $200,000, or .1%, decrease in transaction and savings deposits to $19.8 million from $20.0 million. The increase in term certificates resulted primarily from an increase in public funds. Total borrowings were unchanged at $10.0 million.

     Equity increased by $261,000, or 1.16%, to $22.7 million from $22.4 million primarily due to earnings over the period, partially offset by a $127,000 decrease in accumulated other comprehensive income related to unrealized losses on securities available for sale.

Comparison of Operating Results for the Three Months Ended December 31, 1999 and 1998

     General. Net income increased by $2,000, or 1.27%, to $159,000 for the three months ended December 31, 1999, from $157,000 for the three months ended December 31, 1998. The increase resulted from an increase in net interest income and other income, partially offset by an increase in other expense and the provision for income taxes. Alamogordo Federal's computers and data processors did not experience any difficulties related to their ability to correctly identify the year 2000.

     Interest Income. Interest income decreased by $139,000, or 5.0%, to $2.6 million for the three months ended December 31, 1999 from $2.8 million for the three months ended December 31, 1998. The decrease resulted from a decrease in interest on securities and other interest-earning assets, partially offset by an increase in interest and fees on loans. Interest and fees on loans receivable increased by $36,000, or 1.6%. The increase resulted from a $6.3 million, or 5.7%, increase in the average balance of loans receivable to $117.2 million from $110.9 million, partially offset by a 32 basis point decrease in the average yield on the loan portfolio to 7.80% from 8.12%. The increase in average balance of loans receivable resulted from a net increase in both mortgage and consumer and other loans. The decrease in the average yield resulted from the prepayment of higher yielding loans in a declining interest rate environment. The decrease in average yield also resulted, in part, from downward adjustments in adjustable-rate loans. Interest on securities, including mortgage-backed securities and other interest-earning assets, decreased by $175,000, or 32.7%, to $360,000 from $535,000. This decrease resulted from a $4.1 million, or 16.3%, decrease in the average balance of securities due to maturities and repayment of principal, and a 10 basis point decrease in the average yield on securities. The average balance of other interest-earning assets decreased by $9.4 million, the effects of which were partially offset by an increase in the average yield of 190 basis points.

     Interest Expense. Interest expense on deposits decreased by $203,000, or 11.6%, to $1.5 million for the three months ended December 31, 1999 from $1.8 million for the three months ended December 31,1998. Interest expense on transaction and savings accounts decreased to $101,000 from $111,000, as the average balance of transaction and savings accounts remained relatively stable, and the average cost decreased to 2.27% from 2.46%. Interest expense on certificate accounts decreased by $193,000, to $1.4 million from $1.6 million, as the average balance of certificate accounts decreased by $4.6 million and the average cost decreased by 48 basis points. Interest expense on borrowings remained stable at $127,000. The decrease in certificate accounts resulted primarily from a decrease in public funds. The decrease in rates resulted from a general decline in shorter-term market rates of interest.

     Net Interest Income. Net interest income increased by $64,000, or 7.0%, to $973,000 the three months ended December 31, 1999 from $909,000 for the three months ended December 31, 1998. Net interest rate spread, the difference between the yield on average total interest-earning assets and the cost of average total interest-bearing liabilities, increased by 41 basis points to 2.36% from 1.95%.

     Provision for Loan Losses. Our policy regarding provisions for loan losses is described in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Comparison of Operating Results for the Three Months Ended September 30, 1999 and 1998." During the three months ended December 31, 1999 and 1998, we made no provision for loan losses. Loan allowance recoveries for the three months ended December 31, 1999 were $7,000, and this was partially offset by charge-offs of $5,000. There were no recoveries or charge-offs for the three months ended December 31, 1998. The allowance for loan losses decreased to $469,000, or 259.1% of total nonperforming loans at December 31, 1999 from $473,000, or 259.1% of total nonperforming loans at June 30, 1999.

     Other Income. Total other income includes service charges and fees, lease income, gain (loss) on sale of real estate owned and premises and equipment, and other. Total other income increased by $19,000, or 29.2%, to $84,000 from $65,000. Service charges and fees increased by $16,000 primarily due to ATM fee income and deposit account service charges. Lease income increased by $5,000 as a result of increased tenant occupancy of the office building.

     Other Expense. Total other expense increased by $45,000, or 6.1%, to $796,000 for the three months ended December 31, 1999 from $751,000 million for the three months ended December 31, 1998. A decrease in the deferral of loan origination costs, which were offset by employee compensation expense, attributed $16,000 to this increase as new loan originations decreased during the latter period. Advertising expense increased $9,000 primarily due to additional marketing programs. These increases were partially offset by a $15,000 decrease in data processing fees due to Alamogordo Federal's conversion of its data processing system during the earlier period.

     Provision for Income Taxes. The provision for income taxes increased to $102,000, or 39.1% of net income before income taxes, from $66,000, or 29.6% of net income before income taxes. The increase in the provision resulted from an increase in net income before income taxes. The increase in effective tax rate resulted from a decrease in income from tax-exempt securities and other changes in deferred tax items.

Comparison of Operating Results for the Six Months Ended December 31, 1999 and 1998

     General. Net income increased by $93,000, or 31.7%, to $388,000 for the six months ended December 31, 1999, from $295,000 for the six months ended December 31, 1998. The increase resulted from an increase in net interest income and other income, partially offset by an increase in other expense and the provision for income taxes.

     Interest Income. Interest income decreased by $309,000, or 5.5%, to $5.3 million for the six months ended December 31, 1999 from $5.6 million for the six months ended December 31, 1998. The decrease resulted from a decrease in interest on securities and other interest-earning assets, partially offset by an increase in interest and fees on loans. Interest and fees on loans receivable increased by $114,000, or 2.6%. The increase resulted from a $7.2 million, or 6.5%, increase in the average balance of loans receivable to $116.9 million from $109.7 million, partially offset by a 30 basis point decrease in the average yield on the loan portfolio to 7.83% from 8.13%. The increase in average balance of loans receivable resulted from a net increase in both mortgage and consumer and other loans. The decrease in the average yield resulted from the prepayment of higher yielding loans in a declining interest rate environment. The decrease in average yield also resulted, in part, from downward adjustments in adjustable-rate loans. Interest on securities, including mortgage-backed securities and other interest-earning assets, decreased by $423,000, or 37.5%, to $704,000 from $1.1 million. This decrease resulted from a $8.7 million, or 30.2%, decrease in the average balance of securities due to maturities and repayment of principal, and an 8 basis point decrease in the average yield on securities. The average balance of other interest-earning assets decreased by $6.8 million, the effects of which were partially offset by a 76 basis point increase in the average yield.

     Interest Expense. Interest expense on deposits decreased by $441,000, or 12.5%, to $3.1 million for the six months ended December 31, 1999 from $3.5 million for the six months ended December 31,1998. Interest expense on transaction and savings accounts decreased to $197,000 from $245,000, as the average balance of transaction and savings accounts remained relatively stable, and the average cost decreased to 2.18% from 2.72%. Interest expense on certificate accounts decreased by $393,000, to $2.9 million from $3.3 million, as the average balance of certificate accounts decreased by $5.6 million and the average cost decreased by 44 basis points. Interest expense on borrowings decreased to $250,000 from $254,000. The decrease in certificate accounts resulted primarily from a decrease in public funds. The decrease in rates resulted from a general decline in shorter-term market rates of interest.

     Net Interest Income. Net interest income increased by $136,000, or 7.5%, to $1.9 million for the six months ended December 31, 1999 from $1.8 million for the six months ended December 31, 1998. The net interest rate spread, the difference between the yield on average total interest-earning assets and the cost of average total interest-bearing liabilities, increased by 45 basis points to 2.38% from 1.93%.

     Provision for Loan Losses. Our policy regarding provisions for loan losses is described in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Comparison of Operating Results for the Three Months Ended September 30, 1999 and 1998." During the six months ended December 31, 1999 and 1998, we made no provision for loan losses. Net loan charge-offs for the periods were $3,000 and $5,000 respectively.

     Other Income. Total other income increased by $74,000, or 62.7%, to $192,000 from $118,000. Service charges and fees increased by $33,000 primarily due to ATM fee income and deposit account service charges. Lease income increased by $10,000 as a result of increased tenant occupancy of the office building. Gain on sale of real estate totaled $29,000 for the six months ended December 31, 1999, as compared to no gain for the previous period as a result of the sale of land.

     Other Expense. Total other expense increased by $26,000, or 1.7%, to $1.6 million for the six months ended December 31, 1999 from $1.5 million for the six months ended December 31, 1998. The net increase was the result primarily of the opening of Alamogordo Federal's second branch office.

     Provision for Income Taxes. The provision for income taxes increased to $195,000, or 33.4% of net income before income taxes, from $104,000, or 26.1% of net income before income taxes. The increase in the provision resulted from an increase in net income before income taxes. The increase in effective tax rate resulted from a decrease in income from tax-exempt securities and other changes in deferred tax items.

                                  RISK FACTORS


            You should consider carefully the following risk factors
             before deciding whether to invest in our common stock.


Changes in interest rates may hurt our profits.


     To be profitable, we have to earn more money in interest and other income than we pay as interest and other expenses. We primarily originate loans with terms of up to 30 years, many of which have interest rates that are fixed for the term of the loan. Our deposit accounts consist of time deposit accounts, many of which have remaining terms to maturity of less than one year, as well as demand deposits such as NOW and passbook accounts. If interest rates rise, the amount of interest we pay on deposits is likely to increase more quickly than the amount of interest we receive on our loans, mortgage-backed securities and investment securities. This could cause our profits to decrease. Rising interest rates may also reduce the value of our mortgage-backed securities and investment securities. If interest rates fall, many borrowers may refinance more quickly, and interest rates on interest earning assets could fall, perhaps faster than the interest rates on our liabilities. This could also cause our profits to decrease. For additional information on our exposure to interest rates, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Interest Rate Risk."




After the stock offering our return on average equity will be low compared to other publicly traded companies. This could hurt the price of our common stock.

     Our return on equity for the three months ended September 30, 1999 and the fiscal years ended June 30, 1999 and 1998 was 4.05%, 3.03% and 4.99%, respectively. These ratios are below the industry averages. Moreover, we will not be able to deploy the increased capital from this offering immediately. Our ability to profitably leverage our new capital will be significantly affected by competition for loans and deposits. Initially, we intend to invest the net proceeds in short term investments which generally have lower yields than residential mortgage loans. Until we can leverage our increased capital by growing interest-earning assets and interest-bearing liabilities, we expect our return on equity to continue to be below the industry average, which may negatively impact the value of your stock.


You may not be able to sell your shares when you desire, or for $10.00 or more per share.


     We have never issued common stock to the public. Consequently, there is no established market for the common stock. We expect that the common stock will trade on the over-the-counter market with quotations available the OTC Bulletin Board after the offering. We cannot predict whether a liquid trading market in shares of our common stock will develop or how liquid that market might become. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above the initial offering price of $10.00 per share even if a liquid trading market develops.


Public stockholders will own a minority of Alamogordo Financial's common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

     Public stockholders will own a minority of the outstanding shares of Alamogordo Financial's common stock. As a result, stockholders other than AF Mutual Holding Company will not be able to exercise voting control over most matters put to a vote of stockholders. AF Mutual Holding Company, through its Board of Directors, will continue to own a majority of Alamogordo Financial's common stock after the stock offering, and will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who manage Alamogordo Financial and Alamogordo Federal also manage AF Mutual Holding Company. The only matters as to which stockholders other than AF Mutual Holding Company will be able to exercise voting control include any proposal to implement a restricted stock plan or stock option plan within one year of the offering, and any proposal to convert AF Mutual Holding Company to the stock form of organization, although a proposal to convert AF Mutual Holding Company to stock form would also require approval of depositors and others. Moreover, even if regulatory policy permitted acquisitions of mutual holding companies, AF Mutual Holding Company could exercise voting control to prevent a merger in which stockholders could have received a premium for their shares. For more information regarding your lack of voting control over Alamogordo

Financial, see "AF Mutual Holding Company" and "Restrictions on Acquisition of Alamogordo Financial and Alamogordo Federal."


The implementation of stock-based benefits will increase our future compensation expense and reduce our earnings.

     We intend to adopt a stock option plan that will provide for the granting of options to purchase common stock, a recognition and retention plan that will provide for awards of restricted stock to our eligible officers, employees and directors and an employee stock ownership plan that will distribute stock to all of our qualifying employees over a period of time. The recognition and retention plan and the ESOP will increase our future costs of compensating our directors and employees. The cost of these plans will vary based on our stock price.


Strong competition within our market area may reduce our customer base.

     Competition in the banking and financial services industry is intense. We have competed for customers by offering excellent service and competitive rates on our loans and deposit products. We compete with commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms. Some of these competitors have greater resources than we do and may offer services that we do not provide. Moreover, many of our competitors offer services through the Internet, which we do not offer, and many larger institutions that do not have a physical presence in our market area compete with us through the use of the Internet. Our profitability depends upon our continued ability to successfully compete in our market area.

Our loans are concentrated in a small geographic area.

     Our loan portfolio is primarily secured by real estate located in Alamogordo, New Mexico. Accordingly, the asset quality of our loan portfolio is largely dependent upon the economy and unemployment rate in this area. A downturn in our primary lending area would adversely affect our operations and profitability. Moreover, a downturn in the local economy may affect us more severely than some of our larger competitors whose lending operations are more geographically diverse.

Our local economy may affect our future growth possibilities.

     Our geographic market area for loans and deposits is principally Otero County, New Mexico. The majority of our loans are secured by real estate in Otero County, New Mexico. Otero County's economy is heavily dependent on two U.S. Government military installations located in the county. A decrease in the personnel employed by these military installations, or a decrease in government funding, could have a significant adverse effect on our local economy, our financial condition and results of operations.

There are many factors beyond our control that affect the demand for loans.

     There are many factors beyond our control that can affect the demand for loans. Because making loans is our primary business and primary source of profits, our inability to insure a demand for loans is a continuing risk to our results of operations. Customer demand for loans could be reduced by a weaker economy, an increase in unemployment, a decrease in real estate values, an increase in interest rates or increased competition from other institutions. If customer demand for loans decreases, our profits may decrease because our alternative investments, such as mortgage-backed securities and investment securities, have lower yields than loans.


Consumer, commercial business and commercial real estate lending increase lending risk because of the geographic concentration of such loans and the higher risk that the loans will not be repaid.

     Our portfolio of loans that are not one- to four-family mortgage loans has been increasing, and our goal is to continue to increase this portfolio. These loans, as a percentage of total loans outstanding, have increased to 12.0% of total loans as of September 30,1999 from 8.0% at June 30, 1998. These types of loans generally expose a lender to greater credit risks than loans secured by one- to four-family real estate. As we increase our portfolio of these loans we may begin to experience higher levels of nonperforming loans.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively apply such proceeds could hurt our profits.

     We intend to contribute approximately 50% of the net proceeds to Alamogordo Federal. Alamogordo Financial will use a portion of the net proceeds to fund the ESOP and may use the remaining net proceeds as a possible source of funds to finance the acquisition of other financial institutions and other businesses, pay dividends to stockholders, repurchase common stock, purchase mortgage-backed and investment securities, or for other general corporate purposes. Alamogordo Federal may use the proceeds it receives to establish or acquire additional branch offices, fund new loans, purchase mortgage-backed and investment securities, fund the recognition and retention plan or for general corporate purposes. We have not, however, allocated specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amounts of net proceeds we apply to different uses and the timing of such applications. Our failure to apply these funds effectively could hurt our profits.




Banking reform legislation may increase competition.

     In November 1999, President Clinton signed into law the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, federal legislation intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. To the extent the legislation permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in a growing number of larger financial institutions that offer a wider variety of financial services than we currently offer and that can aggressively compete in the markets we currently serve. This could adversely impact our profitability.


                            AF MUTUAL HOLDING COMPANY

     AF Mutual Holding Company is a federal mutual holding company that currently owns 100% of our outstanding shares of common stock, and after the stock offering will continue to own more than 50.0% of our outstanding shares. AF Mutual Holding Company does not conduct any active business other than activities relating to its investment in Alamogordo Financial and maintenance of books and records relating to its members. AF Mutual Holding Company does not intend to initially employ any persons other than its officers, although it may utilize our support staff from time to time. Federal law and OTS regulations require that as long as it is in existence AF Mutual Holding Company must own a majority of our common stock. Federal law and OTS regulations permit federal mutual holding companies to convert to the capital stock form of organization. The manner in which such a transaction would be conducted and the regulations and policy affecting such a transaction are described in "Regulation--Holding Company Regulation."

     Although many federal mutual holding companies waive the receipt of cash dividends declared by their subsidiaries, AF Mutual Holding Company has not determined whether or not it will do so, and intends to make such a determination at the time we declare a dividend, should we in fact do so. OTS regulations require that AF Mutual Holding Company give the OTS prior written notice of any such waiver, and the conditions pursuant to which the OTS generally approves dividend waivers are described in "Regulation--Holding Company Regulation." AF Mutual Holding Company's Board of Directors will waive dividends that we pay if the Board determines that such a waiver is in its members' best interest because, among other reasons:

          o    AF  Mutual   Holding   Company  has  no  need  for  the  dividend
               considering its business operations;

          o the cash that would be received could be invested by Alamogordo Financial or Alamogordo Federal at a more favorable rate of return;

          o the waiver increases the capital of Alamogordo Financial and/or Alamogordo Federal and enhances Alamogordo Financial's business so that members will continue to have access to its offices and services; and

          o the waiver preserves the net worth of AF Mutual Holding Company through its principal asset (Alamogordo Financial, and indirectly, Alamogordo Federal), which would be available for distribution in the unlikely event of a voluntary liquidation of Alamogordo Financial and Alamogordo Federal after satisfaction of claims of depositors and creditors.

The Board of Directors may consider other factors in determining whether to waive dividends. Waiving dividends is likely to result in a downward adjustment to the ratio pursuant to which shares of common stock are exchanged for shares of the resulting company if AF Mutual Holding Company converts to the capital stock form of organization.

         AF Mutual Holding Company's Board of Directors will accept dividends in an amount necessary to pay AF Mutual Holding Company's expenses, and will accept additional dividends if it determines that accepting such dividends is in its members' best interest because, among other reasons:

          o AF Mutual Holding Company may increase its direct ownership of Alamogordo Financial, and indirect ownership of Alamogordo Federal, by using cash dividends to purchase additional shares of common stock in the open market from time to time; and

          o such dividends may be used to promote activities that are in the interest of members and Alamogordo Federal's community.

Any purchases of common stock by AF Mutual Holding Company will increase the percentage of the outstanding shares of common stock held by AF Mutual Holding Company and if AF Mutual Holding Company converts to the capital stock form of organization, will decrease the aggregate number of shares of the resulting company issued to stockholders other than AF Mutual Holding Company in exchange for their shares of common stock.

         AF Mutual Holding Company's executive office is located at the administrative offices of Alamogordo Federal, at 500 10th Street, Alamogordo, New Mexico 88310 and its telephone number is (505) 437-9334.


                        ALAMOGORDO FINANCIAL CORPORATION

         We are a federal corporation. We own 100% of Alamogordo Federal's common stock, and, after the stock offering, we will continue to own 100% of Alamogordo Federal's common stock. We are registered with the OTS as a savings and loan holding company, and we have all of the powers set forth in our federal charter and federal law and OTS regulations.

         We will retain up to 50% of the net proceeds of the stock offering. Part of the net proceeds will be used to fund a loan to Alamogordo Federal's ESOP, which is expected to purchase up to 8% of the common stock sold in the stock offering. The remainder of the net proceeds will be used for general corporate purposes. Our business activities are subject to the same restrictions under federal law as the business activities of AF Mutual Holding Company. We do not and will not conduct any active business, and we do not and do not intend to employ any persons other than our officers, although we may utilize Alamogordo Federal's support staff from time to time.

         Alamogordo   Financial's   executive   office   is   located   at   the
administrative offices of Alamogordo Federal, at 500 10th Street, Alamogordo, New Mexico 88310 and its telephone number is (505) 437-9334.

                 ALAMOGORDO FEDERAL SAVINGS AND LOAN ASSOCIATION

         Alamogordo Federal was organized in 1934. Its deposits are insured by the Savings Association Insurance Fund (the "SAIF"), as administered by the FDIC, up to the maximum amount permitted by law. Alamogordo Federal is a community-oriented savings association engaged primarily in the business of offering FDIC-insured deposits to customers through its two offices and investing those deposits, together with funds generated from operations and borrowings, in loans and investment and mortgage-backed securities. Alamogordo Federal's executive offices are located at 500 10th Street, Alamogordo, New Mexico 88310 and its telephone number is (505) 437-9334.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

         The net proceeds will depend on the total number of shares of common stock sold in the offering, which in turn will depend on RP Financial's appraisal, regulatory and market considerations, and the expenses incurred in connection with the offering. Although we will not be able to determine the actual net proceeds from the sale of the common stock until we complete the offering, based on the assumptions set forth in "Pro Forma Data," we estimate the net proceeds, after adjustment for the stock benefit plans, to be between $5.6 million and $9.1 million, although the net proceeds may vary because total expenses relating to the stock offering may be more or less than our estimates.

         The table below sets forth the proceeds that Alamogordo Financial will receive if the minimum, midpoint, maximum and adjusted maximum number of shares are sold in the offering, and the manner in which Alamogordo Financial intends to distribute the new proceeds of the offering:


                                                         Number of Shares Sold at Price of $10.00 Per Share
                                                         --------------------------------------------------
                                                               624,750   735,000   845,250   972,038
                                                               -------   -------   -------   -------
                                                                          (In thousands)
Gross proceeds .............................................   $ 6,248   $ 7,350   $ 8,453    $9,720
Offering expenses ..........................................       600       600       600       600
                                                               -------   -------   -------   -------
Net offering proceeds ......................................     5,648     6,750     7,853     9,120
Less:
  Proceeds contributed to Alamogordo Federal for its general corporate purposes (including  funding the recognition
     and retention plan) ...................................     2,824     3,375     3,927     4,560
  Proceeds used for loan to employee stock ownership plan ..       500       588       676       778
                                                               -------   -------   -------   -------
Proceeds remaining for Alamogordo Financial's
  general corporate purposes ...............................   $ 2,324   $ 2,787   $ 3,251   $ 3,782
                                                               =======   =======   =======   =======


     Alamogordo Financial may use the proceeds it retains from the offering:

          o    to pay dividends to stockholders;

          o to repurchase shares of common stock issued in the offering (subject to regulatory restrictions);

          o to finance the possible acquisition of financial institutions or other businesses;

          o    to invest in mortgage-backed and investment securities; and

          o    for general corporate purposes.

     Alamogordo Federal may use the proceeds it receives from the offering:

          o    to fund new loans;

          o    to purchase mortgage-backed and investment securities;

          o to contribute funds to the recognition and retention plan to purchase shares;

          o to finance the possible establishment or acquisition of branch offices; and

          o    for general corporate purposes.


         Although we have not determined the exact amount of proceeds that will be used for each of the purposes set forth above, we believe that the offering is in the best interest of Alamogordo Financial and Alamogordo Federal because it will enhance our ability to grow and compete with other financial service providers in the products and services we offer and in our ability to attract and retain management and employees through various stock benefit plans.



                         OUR POLICY REGARDING DIVIDENDS

         Our board of directors currently intends to pay quarterly cash dividends of between $.05 and $.07 per share, which is an annual rate of between 2.0% and 2.8%, based on the $10.00 per share offering price. However, we have not yet determined the exact amount and timing of any dividends. The payment of dividends will depend upon a number of factors, including capital requirements, Alamogordo Financial's and Alamogordo Federal's financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital may, to the extent permitted by Office of Thrift Supervision policy and regulations, be paid in addition to, or in lieu of, regular cash dividends. Alamogordo Federal has filed consolidated tax returns. Accordingly, it is anticipated that any cash distributions made by Alamogordo Financial to its stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.

         Dividends from Alamogordo Financial will depend, in large part, upon receipt of dividends from Alamogordo Federal, because Alamogordo Financial initially will have no source of income other than dividends from Alamogordo Federal, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments with respect to Alamogordo Financial's loan to the employee stock ownership plan. A regulation of the Office of Thrift Supervision imposes limitations on "capital distributions" by savings institutions. See "How We Are Regulated - Limitations on Dividends and Other Capital Distributions."

         Any payment of dividends by Alamogordo Federal to Alamogordo Financial which would be deemed to be drawn out of Alamogordo Federal's bad debt reserves would require a payment of taxes at the then-current tax rate by Alamogordo Federal on the amount of earnings deemed to be removed from the reserves for such distribution. Alamogordo Federal does not intend to make any distribution to Alamogordo Financial that would create such a federal tax liability. See "Taxation."


         Additionally, Alamogordo Financial has committed to the Office of Thrift Supervision that during the one-year period following the stock offering Alamogordo Financial will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.



                           MARKET FOR THE COMMON STOCK

         Alamogordo Financial has not previously issued common stock and there is no established market for it. We expect the common stock to trade under the symbol "____" on the over-the-counter market with quotations available through the OTC Bulletin Board after the completion of the offering. Keefe, Bruyette & Woods has advised us that it intends to make a market in the common stock, but is under no obligation to do so. We will seek to encourage and assist additional market makers to make a market in our common stock.

         The development of an active trading market depends on the existence of willing buyers and sellers, and whether a sufficient number of broker-dealers are willing to make a market in our stock. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares on short notice and, therefore, you should not view the common stock as a short-term investment. We cannot assure you that an active and liquid trading market for the common stock will develop or that, if it develops, it will continue, nor can we assure you that if you purchase shares you will be able to sell them at or above $10.00 per share.

               ALAMOGORDO FEDERAL'S REGULATORY CAPITAL COMPLIANCE


         At September 30, 1999, Alamogordo Federal exceeded each of its regulatory capital requirements. Set forth below is a summary of Alamogordo Federal's compliance with the OTS capital standards as of September 30, 1999, on an historical and pro forma basis assuming that the indicated number of shares were sold for $10.00 per share as of such date and receipt by Alamogordo Federal of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of its shares expected to be acquired by the recognition and retention plan are deducted from pro forma regulatory capital. See "Management of Alamogordo Federal."

                                                   Pro Forma at September 30, 1999, Based Upon the Sale of
                                     ----------------------------------------------------------------------------------------------
                                                                                                                  972,038 Shares(1)
                                                624,750 Shares        735,000 Shares        845,250 Shares          at Adjusted
                            Historical at        at Minimum of        at Midpoint of         at Maximum of          Maximum of
                         September 30, 1999     Offering Range        Offering Range        Offering Range        Offering Range
                         ------------------    ------------------    ------------------    ------------------    ------------------
                                    Percent               Percent               Percent               Percent               Percent
                                      of                    of                    of                    of                    of
                         Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)
                         -------   --------    -------   --------    -------   --------    -------   --------    -------   --------
                                                                      (In Thousands)
GAAP capital.........    $22,610     14.4%     $24,684     15.5%     $25,103     15.7%     $25,523     15.9%     $26,003     16.2%
                         =======    =====      =======     ====      =======     ====      =======     ====      =======    =====
Tangible capital:
 Tangible capital(3).    $22,916     14.6%     $24,990     15.7%     $25,409     15.9%     $25,829     16.1%     $26,309     16.3%
 Requirement.........      2,356      1.5        2,394      1.5        2,402      1.5        2,410      1.5        2,418      1.5
                         -------    -----      -------    -----      -------    -----      -------    -----      -------    -----
    Excess...........    $20,560     13.1%     $22,596     14.2%     $23,007     14.4%     $23,419     14.6%     $23,891     14.8%
                         =======    =====      =======    =====      =======    =====      =======    =====      =======    =====
Core capital:
 Core capital(3).....    $22,916     14.6%     $24,990     15.7%     $25,409     15.9%     $25,829     16.1%     $26,307     16.3%
 Requirement(4)......      4,712      3.0        4,789      3.0        4,804      3.0        4,819      3.0        4,837      3.0
                         -------    -----      -------    -----      -------    -----      -------    -----      -------    -----
    Excess...........    $18,204     11.6%     $20,201     12.7%     $20,605     12.9%     $21,010     13.1%     $21,470     13.3%
                         =======    =====      =======    =====      =======    =====      =======    =====      =======    =====
Risk-based capital:
 Risk-based
    capital(3)(5)....    $23,383     31.1%     $25,457     33.3%     $25,876     33.7%     $26,296     34.2%     $26,776     34.7%
 Requirement.........      6,018      8.0        6,117      8.0        6,136      8.0        6,156      8.0        6,178      8.0
                         -------    -----      -------    -----      -------     ----      -------    -----      -------    -----
    Excess...........    $17,365     23.1%     $19,340     25.3%     $19,740     25.7%     $20,140     26.2%     $20,281     26.7%
                         =======    =====      =======    =====      =======    =====      =======    =====      =======    =====


---------
(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets.
     Risk-based  capital  levels  are  shown as a  percentage  of  risk-weighted assets.
(3) Pro forma capital levels assume that Alamogordo Federal funds the recognition and retention plan, which purchases in the open market 4% of the common stock sold in the stock offering at a price equal to the price for which the shares are sold in the offering, and that the ESOP purchases 8% of the shares sold in the stock offering. See "Management of Alamogordo Federal" for a discussion of the recognition and retention plan and ESOP.
(4) The current core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements that would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation--Federal Regulation of Savings Institutions--Capital Requirements.
(5) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the average risk weighting of Alamogordo Federal's risk weighted assets as of September 30, 1999.

                      ALAMOGORDO FINANCIAL'S CAPITALIZATION

         The following table presents the historical consolidated capitalization of Alamogordo Financial at September 30, 1999, and the pro forma consolidated capitalization after giving effect to the stock offering, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."

                                                                             Pro Forma Consolidated Capitalization
                                                                           Based Upon the Sale for $10.00 Per Share of
                                                                    ----------------------------------------------------------
                                                                                                                      972,038
                                                                      624,750        735,000         845,250         Shares at
                                                                     Shares at      Shares at       Shares at        Adjusted
                                                                    Minimum of     Midpoint of       Maximum         Maximum of
                                                 Historical          Offering       Offering        Offering         Offering
                                               Capitalization          Range          Range           Range           Range(1)
                                               --------------       ----------     -----------      ---------        ----------
                                                                           (In Thousands)
Deposits(2).....................................   $122,410          $122,410       $ 122,410       $ 122,410        $ 122,410
FHLB advances...................................     10,000            10,000          10,000          10,000           10,000
                                                   --------          --------       ---------       ---------        ---------
Total deposits and borrowed funds...............   $132,410          $132,410       $ 132,410       $ 132,410        $ 132,410
                                                   ========          ========       =========       =========        =========
Stockholders' equity:
  Preferred Stock, $.10 par value, 10,000,000
  shares authorized; none to be issued(3).......   $     --          $     --       $      --       $      --        $      --
  Common Stock, $.10 par value per share:
   10,000,000 shares authorized; shares to be
   issued as reflected..........................         --                12              15              17               20
  Additional paid-in capital(3).................         --             5,635           6,735           7,835            9,100
  Retained earnings.............................     22,633            22,633          22,633          22,633           22,633
  Less:
   Common Stock acquired by ESOP(4).............         --              (500)           (588)           (676)            (778)
   Common Stock acquired by
    recognition and retention plan(5)...........         --              (250)           (294)           (338)            (389)
                                                   --------          --------       ---------       ---------        ---------
    Total stockholders' equity..................   $ 22,633          $ 27,531       $  28,501       $  29,471        $  30,586
                                                   ========          ========       =========       =========        =========
  Total stockholders' equity as a percentage
   of pro forma total assets....................     14.44%            17.04%          17.53%          18.02%           18.58%


---------
(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such
(3) Reflects the sale of shares in the offering. Does not include proceeds from the offering that will be loaned to the ESOP to enable it to purchase shares in the offering. No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan that Alamogordo Financial expects to adopt. If such plan is approved by stockholders, an amount equal to 10% of the shares of common stock issued in the offering will be reserved for issuance upon the exercise of options. See "Management of the Bank."
(4) Assumes that 8% of the shares sold in the offering will be purchased by the ESOP and that the funds used to acquire the ESOP shares will be borrowed from Alamogordo Financial. The common stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank--Employee Stock Ownership Plan and Trust."
(5) Assumes that, subsequent to the stock offering, 4% of the shares of common stock sold in the stock offering is purchased by the recognition and retention plan in the open market. The common stock to be purchased by the recognition and retention plan is reflected as a reduction of stockholders' equity. See "Risk Factors--Possible Dilutive Effect of Issuance of Additional Shares," "Pro Forma Data" and "Management of the Bank." The recognition and retention plan will not be implemented for at least six months after the stock offering and until it has been approved by stockholders.

                                 PRO FORMA DATA


         We can not determine the actual net proceeds from the sale of the common stock until the offering is completed. However, we estimate that net proceeds will be between $5.6 million and $7.9 million, or $9.1 million if the maximum of the independent valuation is increased by 15%. Our estimate is based on the assumption that the total expenses, including the marketing fees paid to Keefe, Bruyette & Woods, will be approximately $600,000.


         We calculated the pro forma consolidated net income and stockholders' equity of Alamogordo Financial for the three months ended September 30, 1999 and the year ended June 30, 1999, as if the common stock had been sold at the beginning of those periods and the net proceeds had been invested at 5.18% and 5.09% for the three months ended September 30, 1999 and the year ended June 30, 1999, respectively. We chose these yields because they represent the yields on the one-year U.S. treasury bill at September 30, 1999 and at June 30, 1999. In light of changes in interest rates in recent periods, Alamogordo Financial believes these rates more accurately reflect pro forma reinvestment rates than the arithmetic average method which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest earning assets and the cost of deposits for these periods. We assumed a tax rate of 38% for both periods. This results in an after-tax yield of 3.21% for the three months ended September 30, 1999 and 3.16% for the year ended June 30, 1999.

         We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of pro forma consolidated net income and stockholders' equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds. As discussed under "How We Intend to Use the Proceeds from the Offering," Alamogordo Financial intends to retain 50% of the net proceeds from the offering and intends to make a loan to the employee stock ownership plan to fund the employee stock ownership plan's purchase of 8% of the common stock issued in the offering. The loan is assumed to be repaid in substantially equal principal payments over a period of years.

         The following table gives effect to the recognition and retention plan, which we expect to adopt following the stock offering and present, along with the stock option plan, to stockholders for approval at least six months following the completion of the stock offering. If the recognition and retention plan is approved by stockholders, the restricted stock plan will acquire an amount of common stock equal to 4% of the shares of common stock issued in the offering if the plan is adopted within one year of the stock offering, and 5% if the plan is adopted thereafter, either through open market purchases or from authorized but unissued shares of common stock, if permissible. In preparing the table below we assumed that stockholder approval has been obtained and that the recognition and retention plan purchases in the open market a number of shares equal to 4% of the shares sold in the offering at the same price for which they were sold in the stock offering. The stock is assumed to be awarded under the program in awards that vest gradually over five years.

         The following table does not give effect to:

          o the shares to be reserved for issuance under the stock option plan;

          o withdrawals from deposit accounts for the purpose of purchasing common stock in the stock offering;

          o Alamogordo Financial's results of operations after the stock offering; or

          o    the market price of the common stock after the stock offering.

         The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of Alamogordo Financial computed in accordance with generally accepted accounting principles. We did not increase or decrease stockholders' equity to reflect the difference between the carrying value of loans and other assets and market value. Pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders if we liquidated.

                                                                       At or For the Three Months Ended September 30, 1999
                                                                             Based upon the Sale for $10.00 per share of
                                                                   ---------------------------------------------------------
                                                                                                                   Maximum
                                                                    Minimum         Midpoint        Maximum      As Adjusted
                                                                    624,750          735,000        845,250        972,038
                                                                     Shares          Shares         Shares        Shares(1)
                                                                   ---------       ---------      ---------      -----------
                                                                             (Dollars and Number of Shares in Thousands)
Gross proceeds..................................................   $   6,248       $   7,350      $   8,453      $   9,720
Expenses........................................................         600             600            600            600
                                                                   ---------       ---------      ---------      ---------
  Estimated net proceeds........................................       5,648           6,750          7,853          9,120
  Common stock purchased by ESOP(2).............................        (500)           (588)          (676)          (778)
  Common stock purchased by
    recognition and retention plan(3)...........................        (250)           (294)          (338)          (389)
                                                                   ---------       ---------      ---------      ---------
Estimated net proceeds after adjustment for stock benefit plans.   $   4,898       $   5,868      $   6,839      $   7,953
                                                                   =========       =========      =========      =========
For the three months ended September 30, 1999:
Net income:
  Historical....................................................   $     229       $     229      $     229      $     229
Pro forma adjustments:
  Income on net proceeds........................................          39              47             55             64
  ESOP(2).......................................................          (8)             (9)           (10)           (12)
  Recognition and retention plan(3).............................          (8)             (9)           (10)           (12)
                                                                   ---------       ---------      ---------      ---------
    Pro forma net income........................................   $     252      $      258      $     264      $     269
                                                                   =========       =========      =========      =========
Net income per share:
  Historical....................................................   $    0.19       $    0.16      $    0.14      $    0.12
Pro forma adjustments:
  Income on net proceeds........................................        0.03            0.03           0.03           0.03
  ESOP(2).......................................................       (0.01)          (0.01)         (0.01)         (0.01)
  Recognition and retention plan(3).............................       (0.01)          (0.01)         (0.01)         (0.01)
                                                                   ---------       ---------      ---------      ---------
    Pro forma net income per share(2)(3)(4).....................   $    0.20       $    0.17      $    0.15      $    0.13
                                                                   =========       =========      =========      =========
Offering price to pro forma net income per share................       12.50x          14.71x         16.67x         19.23x
                                                                   =========       =========      =========      =========
Shares considered outstanding in calculating pro forma net
  income per share..............................................   1,226,270       1,442,670      1,659,070      1,907,932
                                                                   =========       =========      =========      =========
At September 30, 1999:
Stockholders' equity:
  Historical....................................................   $  22,633       $  22,633      $  22,633      $  22,633
  Estimated net proceeds........................................       5,648           6,750          7,853          9,120
  Less:  Common stock acquired by ESOP(2).......................        (500)           (588)          (676)          (778)
         Common stock acquired by
           recognition and retention plan(3)....................        (250)           (294)          (338)          (389)
                                                                   ---------       ---------      ---------      ---------
   Pro form stockholders' equity(5).............................   $  27,531       $  28,501      $  29,472      $  30,586
                                                                   =========       =========      =========      =========
Stockholders' equity per share:
  Historical....................................................   $   17.75       $   15.09      $   13.12      $   11.41
  Estimated net proceeds........................................        4.43            4.50           4.55           4.60
  Less:  Common stock acquired by ESOP(2).......................       (0.39)          (0.39)         (0.39)         (0.39)
      Common stock acquired by
         recognition and retention plan(3)......................       (0.20)          (0.20)         (0.20)         (0.20)
                                                                   ---------       ---------      ---------      ---------
  Pro forma stockholders' equity per share(3)(4)(5).............   $   21.59       $   19.00      $   17.08      $   15.42
                                                                   =========       =========      =========      =========
Offering price as a percentage of pro forma stockholders'
  equity per share..............................................       46.32%          52.63%         58.55%         64.85%
                                                                   =========       =========      =========      =========
Shares considered outstanding in calculating offering price
  as a percentage of pro forma stockholders' equity per share...   1,275,000       1,500,000      1,725,000      1,983,751
                                                                   =========       =========      =========      =========

                                             (Footnotes begin on following page)


                                                                           At or For the Three Months Ended June 30, 1999
                                                                             Based upon the Sale for $10.00 per share of
                                                                   ---------------------------------------------------------
                                                                                                                   Maximum
                                                                    Minimum         Midpoint        Maximum      As Adjusted
                                                                    624,750          735,000        845,250        972,038
                                                                     Shares          Shares         Shares        Shares(1)
                                                                   ---------       ---------      ---------      -----------
                                                                             (Dollars and Number of Shares in Thousands)
Gross proceeds..................................................   $   6,248       $   7,350      $   8,453      $   9,720
Expenses........................................................         600             600            600            600
                                                                   ---------       ---------      ---------      ---------
  Estimated net proceeds........................................       5,648           6,750          7,853          9,120
  Common stock purchased by ESOP(2).............................        (500)           (588)          (676)          (778)
  Common stock purchased by recognition and retention plan(3)...        (250)           (294)          (338)          (389)
                                                                   ---------       ---------      ---------      ---------
Estimated net proceeds after adjustment for stock benefit plans.   $   4,898       $   5,868      $   6,839      $   7,953
                                                                   =========       =========      =========      =========

For the fiscal year ended June 30, 1999:
Net income:
  Historical....................................................   $     679       $     679      $     679      $     679
Pro forma adjustments:
  Income on net proceeds........................................         155             185            216            251
  ESOP(2).......................................................         (31)            (36)           (42)           (48)
  Recognition and retention plan(3).............................         (31)            (46)           (42)           (48)
                                                                   ---------       ---------      ---------      ---------
    Pro forma net income........................................   $     772       $     792      $     811      $     834
                                                                   =========       =========      =========      =========
Net income per share:
  Historical....................................................   $    0.55       $    0.47      $    0.41      $    0.35
Pro forma adjustments:
  Income on net proceeds........................................        0.13            0.13           0.13           0.13
  ESOP(2).......................................................       (0.03)          (0.02)         (0.03)         (0.03)
  Recognition and retention plan(3).............................       (0.03)          (0.02)         (0.03)         (0.03)
                                                                   ---------       ---------      ---------      ---------
    Pro forma net income per share(2)(3)(4).....................   $    0.62       $    0.56      $    0.48      $    0.42
                                                                   =========       =========      =========      =========
Offering price to pro forma net income per share................       16.13x          17.86x         20.83x         23.81x
                                                                   =========       =========      =========      =========
Shares considered outstanding in calculating pro forma net
  income per share..............................................   1,230,018       1,447,080      1,664,142      1,913,764
                                                                   =========       =========      =========      =========

At June 30, 1999:
Stockholders' equity:
  Historical....................................................   $  22,441       $  22,441      $  22,441      $  22,441
  Estimated net proceeds........................................       5,648           6,750          7,853          9,120
  Less:  Common stock acquired by ESOP(2).......................        (500)           (588)          (676)          (778)
         Common stock acquired by
           recognition and retention plan(3)....................        (250)           (294)          (338)          (389)
                                                                   ---------       ---------     ----------      ---------
   Pro form stockholders' equity(5).............................   $  27,339       $  28,309      $  29,280      $  30,394
                                                                   =========       =========      =========      =========
Stockholders' equity per share:
  Historical....................................................   $   17.60       $   14.96      $   13.01      $   11.31
  Estimated net proceeds........................................        4.43            4.50           4.55           4.60
  Less:  Common stock acquired by ESOP(2).......................       (0.39)          (0.39)         (0.39)         (0.39)
         Common stock acquired by
           recognition and retention plan(3)....................       (0.20)          (0.20)         (0.20)         (0.20)
                                                                   ---------       ---------      ---------      ---------
  Pro forma stockholders' equity per share(3)(4)(5).............   $   21.44       $   18.87      $   16.97      $   15.32
                                                                   =========       =========      =========      =========
Offering price as a percentage of pro forma stockholders'
  equity per share..............................................       46.64%          52.99%         58.93%         65.27%
                                                                   =========       =========      =========      =========
Shares considered outstanding in calculating offering price
  as a percentage of pro forma stockholders' equity per share...   1,275,000       1,500,000      1,725,000      1,983,751
                                                                   =========       =========      =========      =========


---------
(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
                                          (Footnotes continue on following page)

(2) It is assumed that 8% of the shares sold in the stock offering will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from Alamogordo Financial. The amount to be borrowed is reflected as a reduction of stockholders' equity. Alamogordo Federal intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. Alamogordo Federal's total annual payment of the ESOP debt is based upon ten equal annual installments of principal, with an assumed interest rate of 8.5%. The pro forma net earnings information makes the following assumptions: (i) Alamogordo Federal's contribution to the ESOP is equivalent to the debt service requirement for the period presented and was made at the end of the period; (ii) 1,250, 1,470, 1,691 and 1,944 shares at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, were committed to be released during the quarter ended September 30, 1999, at an average fair value equal to the price for which the shares are sold in the stock offering in accordance with Statement of Position ("SOP") 93-6; (iii) 4,998, 5,880, 6,672 and 7,776 shares at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, were committed to be released during the year ended June 30, 1999, at an average fair value equal to the price for which the shares are sold in the stock offering in accordance with SOP 93-6; and (iv) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations.

(3) Gives effect to the recognition and retention plan expected to be adopted following the stock offering. This plan intends to acquire a number of shares of common stock equal to 4% of the shares sold in the stock offering either through open market purchases or from authorized but unissued shares of common stock or treasury stock of Alamogordo Financial, if any. Funds used by the recognition and retention plan to purchase the shares will be contributed to the plan by Alamogordo Federal. In calculating the pro forma effect of the recognition and retention plan, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the stock offering, and that 5% and 20% of the amount contributed was an amortized expense during the three months ended September 30, 1999 and the fiscal year ended June 30, 1999, respectively. The issuance of authorized but unissued shares of the common stock to the recognition and retention plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 2%. In addition, if the recognition and retention plan purchases shares in the open market, then pro forma net earnings per share for the three months ended September 30, 1999 would be $0.19, $0.17, $0.15, and $0.13, and pro forma stockholders' equity per share at September 30, 1999 would be $21.38, $18.84, $16.96 and $15.22 at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, and pro forma net earnings per share for the fiscal year ended June 30, 1999 would be $0.63, $0.55, $0.49 and $0.44, and pro forma stockholders' equity per share at June 30, 1999 would be $21.23, $18.71, $16.85 and $15.22 at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively. There can be no assurance that the actual purchase price of the shares granted under the recognition and retention plan will be equal to the Subscription Price.

(4) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan expected to be adopted by Alamogordo Financial following the stock offering. Under the stock option plan, an amount equal to 10% of the common stock sold in the stock offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of common stock pursuant to the exercise of options under the stock option plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price equal to the price for which the shares were sold in the offering, existing stockholders' voting interest would be diluted by approximately 4.5%. In addition, if the shares to fund the option plan are purchased in the open market, then pro forma net earnings per share for the three months ended September 30, 1999 would be $0.19, $0.16, $0.15 and $0.13 and pro forma stockholders' equity per share at September 30, 1999 and would be $21.05, $18.58, $16.76 and $15.17, at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, and pro forma net earnings per share for the fiscal year ended June 30, 1999 would be $0.62, $0.55, $0.49 and $0.44, and pro forma stockholders' equity per share at June 30, 1999 would be $20.91, $18.46, $16.65 and $15.07, at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively. There can be no assurance that the actual purchase price of the shares purchased by the stock option Plan will be equal to the Subscription Price.


(5)   The  retained   earnings  of  Alamogordo   Federal  will  continue  to  be
      substantially restricted after the stock offering. See "Dividend Policy" and "Regulation--Federal Regulation of Savings Institutions."

                        ALAMOGORDO FINANCIAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF INCOME

         The following Consolidated Statements of Income of Alamogordo Financial Corporation for the years ended June 30, 1999 and 1998 have been derived from the audited consolidated financial statements which appear beginning on page F-1 of this prospectus. All information contained in this prospectus for the three months ended September 30, 1999 and 1998 is unaudited. In the opinion of management, all adjustments necessary for a fair representation of those interim periods have been included and are of a normal recurring nature. Results for the three months ended September 30, 1999 do not necessarily indicate the results that may be expected for the year ending June 30, 2000. These Consolidated Statements of Income should be read with the Consolidated Financial Statements and Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in this prospectus.

                                                                     Three Months Ended             Years Ended
                                                                        September 30,                 June 30,
                                                                  -------------------------     -------------------------
                                                                     1999           1998           1999           1998
                                                                  ----------     ----------     ----------     ----------
                                                                                        (Unaudited)
Interest income:
  Interest and fees on loans....................................  $2,289,645     $2,212,120     $8,993,713     $9,455,666
  Interest on securities........................................     226,963        384,609      1,294,612      1,045,460
  Interest on mortgage-backed securities........................      44,684         57,071        219,678        343,737
  Interest on other interest bearing assets.....................      72,915        149,802        508,279        379,831
                                                                  ----------     ----------     ----------     ----------
   Total interest income........................................   2,615,740      2,803,602     11,016,282     11,224,694

Interest expense:
  Interest on deposits..........................................   1,531,295      1,768,948      6,783,713      6,908,024
  Interest on FHLB and other borrowings.........................     123,024        126,787        495,611        268,228
                                                                  ----------     ----------     ----------     ----------
   Total interest expense ......................................   1,654,319      1,895,735      7,279,324      7,176,252
                                                                  ----------     ----------     ----------     ----------
    Net interest income.........................................     979,888        907,867      3,736,958      4,048,442

Provision for loan losses.......................................          --             --             --             --
                                                                  ----------     ----------     ----------     ----------
  Net interest income, after provision for loan losses..........     979,888        907,867      3,736,958      4,048,442
                                                                  ----------     ----------     ----------     ----------
Other income (loss)
  Service charges and fees......................................      46,631         28,983        134,010        103,088
  Gain (loss) on sale of real estate owned......................          --             --        (10,429)           833
  Gain (loss) on sale of premises and equipment.................      29,108             --             --            761
  Other.........................................................      32,359         24,608        135,850        108,576
                                                                  ----------     ----------     ----------     ----------
   Total other income...........................................     108,098         53,591        259,431        213,258
                                                                  ----------     ----------     ----------     ----------
Other expenses
  Salaries and benefits.........................................     318,310        301,205      1,269,169      1,172,833
  Occupancy ....................................................     178,843        150,715        650,785        525,560
  Data processing fees..........................................      63,597        128,683        335,658        193,378
  Federal insurance premiums and other insurance expense........      29,148         30,985        120,846        122,736
  Advertising ..................................................      26,192         13,705         61,053         46,802
  Other.........................................................     149,420        159,894        584,095        549,406
                                                                  ----------     ----------     ----------     ----------
   Total other expenses.........................................     765,510        785,187      3,021,606      2,610,715
                                                                  ----------     ----------     ----------     ----------
   Income before income taxes...................................     322,476        176,271        974,783      1,650,985
                                                                  ----------     ----------     ----------     ----------

Provision for income taxes......................................      93,425         38,351        296,299        536,067
                                                                  ----------     ----------     ----------     ----------
   Net income...................................................  $  229,051     $  137,920     $  678,484     $1,114,918
                                                                  ==========     ==========     ==========     ==========

See accompanying notes to consolidated financial statements

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This   discussion   and  analysis   reflects   Alamogordo   Financial's
consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Alamogordo Financial's consolidated financial statements and their notes beginning on page F-1 of this prospectus, and the other statistical data provided in this prospectus. This prospectus contains certain "forward-looking statements" which may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential."
Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

General

         Alamogordo Financial's results of operations depend primarily upon the results of operations of its wholly-owned subsidiary, Alamogordo Federal. Alamogordo Federal's results of operations depend primarily on net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans and investment and mortgage-backed securities, and the interest we pay on our interest-bearing liabilities, primarily savings accounts, time deposits and other borrowings. Our results of operations are also affected by our provision for loan losses, other income and other expense. Other expense consists primarily of non-interest expenses, including salaries and employee benefits, occupancy, data processing fees, deposit insurance premiums, advertising and other expenses. Other income consists primarily of non-interest income, including service charges and fees, gain (loss) on sale of real estate owned and other income. Our results of operations may also be affected significantly by general and local economic and competitive conditions, particularly those with respect to changes in market interest rates, government policies and actions of regulatory authorities.

Business Strategy

         We have several strategies designed to enhance profitability consistent with safety and soundness. These strategies are discussed below. You should be aware, however, that we are subject to intense competition, and there can be no assurances that we will successfully implement these strategies.

          o Emphasizing Traditional One- to Four-Family Residential Real Estate Lending. Historically, we have emphasized one- to four-family residential lending within our market area. As of September 30, 1999, $106.3 million, or 88.0% of our total loan portfolio consisted of one- to four-family residential real estate loans. During the 15 months ended September 30, 1999, we originated $21.3 million of one- to four-family residential real estate loans. Following the stock offering, we will seek to expand originations of these loans. We believe that the expansion of our residential lending portfolio will enhance our reputation as a service-oriented institution that meets the needs of its local community. Although the yields on residential mortgage loans are often less than the yields on other loans, we intend to continue to emphasize one- to four-family lending because of our expertise with this type of lending, and the relatively low delinquency rates on these loans compared to other loans.

          o Increasing Other Lending. To complement our continued emphasis on one- to four-family residential real estate lending, we intend to focus on increasing our originations of loans that are not one- to four-family loans by stressing customer relationships and customer service. We intend to initially use our existing expertise, and we expect that any growth in our portfolio of these other loans will be slow. We believe that if we are able to expand our portfolio of these loans, we will be able to increase the yield on our loan portfolio and diversify our assets while continuing to meet the needs of our local community. As of September 30, 1999, multifamily and nonresidential and consumer and other loans totaled $13.5 million, or 11.2% of our total loan portfolio. These types of loans generally expose us to greater credit risk than loans secured by one- to four-family real estate because repayment is dependent on income being generated in amounts sufficient to cover operating expenses and debt service and on the successful operation of the borrower's business.

          o Maintaining Asset Quality While Implementing our Diversification Strategy. Through our commitment to conservative loan underwriting guidelines and investment in high grade assets, we have consistently experienced low levels of late payments and losses on loans. As of September 30, 1999, we had $265,000 of nonperforming loans, which represented 0.22% of total loans. Our allowance for loan losses as of September 30, 1999 was $467,000, or 176.2% of nonperforming loans. During the three months ended September 30, 1999, and the fiscal year ended June 30, 1999, we had net charge-offs of $5,000 and $14,000, respectively. Our goal is to gradually increase our portfolio of multifamily and nonresidential and consumer and other loans while applying prudent underwriting standards. It may be necessary to increase the provision for loan losses, which will have an adverse effect on our net income.

          o Maintaining Capital Strength. As a nonpublic company our policy has been to maintain our financial strength through risk management, a sound financial condition and relatively high capital levels, and consistent earnings. At September 30, 1999, our ratio of equity to assets was 14.4%. Following the offering, our ratio of equity to assets will be approximately 17.4% to 19.1% (based on the assumptions set forth in "Alamogordo Financial's Capitalization"). As a public company, we plan to use the capital we receive in the offering to grow and diversify our assets, internally or through acquisitions, and for other shareholder enhancements such as dividends and, as permitted, stock repurchases. We intend to maintain our commitment to financial strength, although as a public company we intend to rely less on higher ratios of equity to assets than we have as a nonpublic company.

          o    Attracting  Transaction  and  Savings  Accounts.  As a  nonpublic company we maintained a relatively high proportion of certificates of deposit as compared to transaction and savings accounts. The interest expense of certificates of deposit is generally higher than the interest expense of transaction and savings accounts, and we frequently paid relatively high rates on our certificates of deposit. Our goal as a public company will be to decrease our cost of deposits by increasing our transaction and savings accounts. We also believe that building relationships with transaction and savings account customers is an effective means of marketing and selling loan products and other services. As of September 30, 1999, we had $19.0 million of transaction and savings accounts, which represented 15.6% of our total deposits.


Management of Market Risk

         General. As with other savings and loan holding companies, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, Alamogordo Federal's Board of Directors has established an Asset/Liability Management Committee which is responsible for evaluating the interest rate risk inherent in Alamogordo Federal's assets and liabilities, determining the level of risk that is appropriate given its business strategy, operating environment, capital, liquidity and performance objectives, and managing this risk consistent with the guidelines approved by the Board of Directors. The Asset/Liability Management Committee consists of senior management operating under a policy adopted by the Board of Directors and meets at least quarterly to review Alamogordo Federal's asset/liability policies and interest rate risk position. See "Risk Factors--Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment."

         Although we originate a significant amount of 30-year fixed rate loans, we believe that the interest rate risk generally associated with these loans is mitigated by the transient nature of the persons employed in our market area. Because our local economy is heavily dependent on two U.S. Government military installations located in the county, many of our borrowers are employed by the federal government in positions that require frequent relocation. When these borrowers relocate, they often sell the homes securing the loan, and prepay the mortgage loan. As a result, we believe our one- to four-family residential real estate loans, particularly if the borrower is employed by the United States Government, remain outstanding for a shorter period of time than the national average for 30-year fixed-rate one- to four-family residential real estate loans. In addition, from time to time we have and may continue to purchase adjustable-rate mortgage loans, and adjustable-rate and shorter-term securities. We do not engage in trading activities or use derivative instruments to control interest rate risk.


         Alamogordo Financial's current investment strategy is to maintain a securities portfolio that provides a source of liquidity and that contributes to its overall profitability and asset mix within given quality and maturity considerations. The securities portfolio consists primarily of federal government and government sponsored corporation securities. A portion of Alamogordo Financial's investment securities, other than FHLB stock, are classified as available for sale to provide management with the flexibility to make adjustments to the portfolio in the event of changes in interest rates, to fulfill unanticipated liquidity needs, or to take advantage of alternative investment opportunities.


         Net Portfolio Value. In past years, many savings associations measured interest rate sensitivity by computing the "gap" between the assets and liabilities which were expected to mature or reprice within certain time periods, based on assumptions regarding loan prepayment and deposit decay rates formerly provided by the OTS. However, the OTS now requires the computation of amounts by which the net present value of an institution's cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. These computations estimate the effect on an institution's NPV from instantaneous and permanent 100 to 300 basis point increases and decreases in market interest rates. A basis point equals one one-hundredth of one percentage point, and 100 basis points equals one percentage point. A change in interest rates to 8% from 7% would mean, for example, a 100 basis point increase in the "Changes in Market Interest Rates" column below.


         The following table presents Alamogordo Federal's NPV at September 30, 1999, as calculated by the OTS, which is based upon quarterly information that Alamogordo Federal provided to the OTS.

                Percentage Change in Net Portfolio Value
  -----------------------------------------------------------------
      Changes
     in Market      Projected             Estimated       Amount of
  Interest Rates    Change(1)                 NPV           Change
  --------------    --------              ---------       ---------
  (basis points)         (Dollars in Thousands)
       300           (44)%                 $13,638        $(10,861)
       200           (29)                   17,366          (7,133)
       100           (14)                   21,115          (3,384)
        --            --                    24,499              --
      (100)            9                    26,749           2,250
      (200)           13                    27,658           3,158
      (300)           16                    28,334           3,835
---------

(1) Calculated as the amount of change in the estimated NPV divided by the estimated NPV assuming no change in interest rates.

         Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in NPV requires making certain assumptions which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV table presented assumes that the composition of Alamogordo Federal's interest sensitive assets and liabilities existing at the beginning of a period remain constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the NPV table provides an indication of Alamogordo Federal's interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on its net interest income, and will differ from actual results. Additionally, the guidelines established by the Board of Directors are not strict limitations. While a goal of the Asset/Liability Management Committee and the Board of Directors is to limit projected NPV changes within the Board's guidelines, Alamogordo Federal will not necessarily limit projected changes in NPV if the required action would present disproportionate risk to Alamogordo Federal's continued profitability.

Average Balance Sheet

         The following table presents for the periods indicated the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Non-accruing loans have been included in the table as loans carrying a zero yield.
Interest income includes fees that are considered adjustments to yields.

                                                                          Three Months Ended September 30,
                                                              ------------------------------------------------------------------
                                       At September 30, 1999                    1999                             1998
                                       ---------------------  --------------------------------  --------------------------------
                                                                Average   Interest               Average   Interest
                                       Outstanding            Outstanding  Earned/             Outstanding  Earned/
                                         Balance   Yield/Rate   Balance     Paid    Yield/Rate    Balance     Paid    Yield/Rate
                                       ----------- ---------- ----------- --------  ----------
                                                                      (Dollars in Thousands)
Interest-earning assets:
  Loans receivable(1)..................  $117,085     7.79%    $116,703   $ 2,289      7.85%     $108,304    $ 2,212      8.17%
  Mortgage-backed securities (2).......     3,202     5.32        3,280        45      5.49         4,549         57      5.01
  Securities (2).......................    15,019     5.81       15,258       227      5.95        27,227        385      5.66
  Other interest earning assets (3)....     3,771     6.74        4,325        73      6.75         9,277        150      6.47
                                         --------              --------   -------                --------    -------
   Total interest-earning assets.......   139,077     7.49      139,566     2,634      7.55       149,357      2,804      7.51
                                                                          -------                            -------
  Non-interest-earning assets..........    17,607                16,042                            11,554
                                         --------              --------                          --------
   Total assets........................  $156,684              $155,608                          $160,911
                                         ========              ========                          ========
Interest-bearing liabilities:
  Transactions and savings deposits....  $ 17,598     2.23     $ 17,981        96      2.14      $ 17,957        134      2.98
  Certificate accounts.................   103,366     5.64      101,287     1,435      5.67       107,351      1,635      6.09
  Borrowings...........................    10,000     4.81       10,000       123      4.92        10,151        127      5.00
                                         --------              --------   -------                --------    -------
   Total interest-bearing liabilities..   130,964     5.12      129,268     1,654      5.12       135,459      1,896      5.60
                                                                          -------                            -------
Non-interest-bearing liabilities.......     3,087                 3,801                             3,252
                                         --------              --------                          --------
  Total liabilities....................   134,051               133,069                           138,711
Equity.................................    22,633                22,539                            22,200
                                         --------              --------                          --------
  Total liabilities and equity.........  $156,684              $155,608                          $160,911
                                         ========              ========                          ========
Net interest income....................                                   $   980                            $   908
                                                                          =======                            =======
Net interest rate spread(4)............                2.37%                           2.43%                              1.91%
                                                     ======                          ======                             ======
Net earning assets.....................  $  8,113              $ 10,298                          $ 13,898
                                         ========              ========                          ========
Net yield on average interest-
  earning assets (5)...................                                      2.81%                              2.43%
                                                                          =======                             ======
Average interest-earning assets to
  average interest-bearing liabilities.                          107.97%                           110.26%
                                                               ========                          ========

---------
(footnotes on following page)

     The following table presents for the periods indicated the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Non-accruing loans have been included in the table as loans carrying a zero yield. Interest income includes fees that are considered adjustments to yields.

                                                                    Years Ended June 30,
                                             -------------------------------------------------------------------
                                                            1999                             1998
                                             --------------------------------    -------------------------------
                                                Average   Interest                Average   Interest
                                             Outstanding   Earned/             Outstanding   Earned/
                                                Balance     Paid   Yield/Rate     Balance     Paid    Yield/Rate
                                             -----------  -------- ----------   ----------   -------  ----------
                                                                     (Dollars in Thousands)
Interest-earning assets:
  Loans receivable (1)......................   $112,294   $ 8,994      8.01%     $113,958    $ 9,455      8.30%
  Mortgage-backed securities (2)............      4,010       219      5.46         5,712        344      6.02
  Securities (2)............................     22,606     1,295      5.73        19,176      1,046      5.45
  Other interest earning assets (3).........      8,776       508      5.79         5,377        380      7.07
                                               --------   -------                --------    -------
   Total interest-earning assets............    147,686    11,016      7.46       144,223     11,225      7.78
                                                          -------                            -------
  Non-interest-earning assets...............     12,569                            10,610
                                               --------                          --------
   Total assets.............................   $160,255                          $154,833
                                               ========                          ========
Interest-bearing liabilities:
  Transaction and savings deposits..........   $ 18,181       430      2.37      $ 18,764        492      2.62
  Certificate accounts......................    106,572     6,354      5.96       105,684      6,416      6.07
  Borrowings................................     10,075       495      4.91         6,068        268      4.42
                                               --------   -------                --------    -------
   Total interest-bearing liabilities.......    134,828     7,279      5.40       130,516      7,176      5.50
                                                          -------                            -------
Non-interest-bearing liabilities............      3,049                             2,811
                                                -------                          --------
   Total liabilities........................    137,877                           133,327
Equity......................................     22,378                            21,506
                                                -------                          --------
    Total liabilities and equity............   $160,255                          $154,833
                                               ========                          ========
Net interest income.........................               $ 3,737                           $ 4,049
                                                           =======                           =======
Net interest rate spread (4)................                           2.06%                              2.28%
                                                                     ======                             ======
Net interest-earning assets.................   $ 12,858                          $ 13,707
                                               ========                          ========
Net yield on average interest-earning assets(5)               2.53%                             2.81%
                                                           =======                            ======
Average interest-earning assets to average
  interest-bearing liabilities..............     109.54%                           110.50%
                                               ========                          ========

---------
(1) Amounts are net of allowance for loan losses but include non-accrual loans. Interest is recognized on non-accrual loans only as and when received.
(2)  Securities are included at carrying value.
(3) Other interest-earning assets include Federal Home Loan Bank of Dallas stock.
(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

         Rate/Volume Analysis. The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and that due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (i.e., changes in volume multiplied by old rate), (ii) changes in rate (i.e., changes in rate multiplied by old volume), and (iii) change in rate/volume (change in rate multiplied by change in volume).


                                               Three Months Ended September 30,                    Years Ended June 30,
                                          -----------------------------------------     -------------------------------------------
                                                         1999 vs. 1998                                 1999 vs. 1998
                                          -----------------------------------------     -------------------------------------------
                                          Increase/(Decrease)                           Increase/(Decrease)
                                                Due to                      Total             Due to                       Total
                                         --------------------    Rate/    Increase      -------------------     Rate/     Increase
                                          Volume      Rate      Volume    (Decrease)    Volume       Rate      Volume    (Decrease)
                                          ------      ----      ------     --------     ------       ----      ------     --------
                                                                     (In Thousands)
Interest-earning assets:
  Loans receivable.....................  $  (144)    $   64     $  157     $   77       $   183     $ (334)    $ (310)     $ (461)
  Mortgage-backed securities...........       (3)         4        (13)       (12)            8        (22)      (111)       (125)
  Investment securities................      (13)        14       (159)      (158)           46         24        179         249
  Other interest earning assets........       (5)        (2)       (70)       (77)           23       (123)       228         128
                                         -------     ------     ------     ------       -------     ------     ------      ------
  Total interest-earning assets             (165)        80        (85)      (170)          260       (455)       (14)       (209)
                                         -------     ------     ------     ------       -------     ------     ------      ------
Interest-bearing liabilities:
  Transaction and savings deposits.....       (8)       (31)         1        (38)           16        (39)       (39)        (62)
  Certificate accounts.................      (98)      (106)         4       (200)          202        (80)      (184)        (62)
  Borrowings...........................       (8)        --          4         (4)           (2)       240        (11)        227
                                         -------     ------     ------     ------       -------     ------     ------      ------
  Total interest-bearing liabilities...     (114)      (137)         9       (242)          216        121       (234)        103
                                          ------     ------     ------     ------       -------     ------     ------      ------
Net interest income....................  $   (51)    $  217     $  (94)    $   72       $    44     $ (576)    $  220      $ (312)
                                         =======     ======     ======     ======       =======     ======     ======      ======


Comparison of Financial Condition at September 30, 1999 and June 30, 1999


         Alamogordo Financial's total assets increased by $526,000, or .3%, to $156.7 million at September 30, 1999 from $156.2 million at June 30, 1999. The increase resulted primarily from an increase in loans receivable and cash equivalents, partially offset by decreases in securities. Loans receivable increased by $1.2 million, or 0.9%, to $117.1 million from $115.9 million as a result of increased loan demand and Alamogordo Federal's efforts to increase its loan portfolio. Cash and cash equivalents increased by $1.9 million, or 22.4% to $10.4 million at June 30, 1999, from $8.5 million at September 30, 1999, reflecting the proceeds from the maturity and repayment of securities. Securities, including mortgage-backed securities, decreased by $2.3 million, or 11.2%, to $18.2 million from $20.5 million as a result of maturities and repayments. Premises and equipment decreased by $88,000, primarily due to an increase in accumulated depreciation and the sale of land by Alamogordo Federal's subsidiary, Space Age City Service Corporation, partially offset by an increase in furniture and equipment due to improvements to Alamogordo Federal's main office facility and the addition of a new ATM.


         Total deposits remained relatively stable as a $910,000, or 4.6%, decrease in transaction and savings deposits was offset by an $860,000, or .8%, increase in term certificates to $103.4 million from $102.5 million.
Total borrowings were unchanged at $10.0 million.

         Equity increased by $192,000, or .8%, to $22.6 million from $22.4 million primarily due to earnings over the period, partially offset by a $37,000 decrease in accumulated other comprehensive income related to unrealized losses on securities available for sale.

Comparison  of  Operating  Results for the Three Months Ended September 30, 1999
  and 1998

         General. Net income increased by $91,000, or 65.9%, to $229,000 for the three months ended September 30, 1999, from $138,000 for the three months ended September 30, 1998. The increase resulted from an increase in net interest income and other income, and a decrease in total other expenses.

         Total Interest Income. Total interest income decreased by $170,000, or 6.1%, to $2.6 million for the three months ended September 30, 1999 from $2.8 million for the three months ended September 30, 1998. The decrease resulted from a decrease in interest on securities and other interest-earnings assets, partially offset by an increase in interest and fees on loans.

     Interest and fees on loans receivable increased by $77,000, or 3.5%, to $2.3 million from $2.2 million. The increase resulted from an $8.4 million, or 7.8%, increase in the average balance of loans receivable to

$116.7 million from $108.3 million, partially offset by a 32 basis point decrease in the average yield on the loan portfolio to 7.85% from 8.17%. The decrease in the average yield resulted from the prepayment of higher yielding loans and the redeployment of proceeds in originations of new lower-yielding loans in the then-current declining interest rate environment. The decrease in average yield also resulted, in part, 30 from downward adjustments in adjustable-rate loans.

         Interest on securities, including mortgage-backed securities and interest earning assets, decreased by $247,000, or 41.7%, to $345,000 from $592,000. This decrease resulted from a $13.2 million, or 41.7%, decrease in the average balance of securities and a $5.0 million decrease in the average balance of other interest-earnings assets. The effects of the decreases in average balances was partially offset by increases in the average yield, as the average yield on securities (including mortgage-backed securities) increased by 30 basis points and the average yield on other interest-earnings assets increased by 28 basis points. The decrease in average balances of investment securities and other interest-earning assets resulted from maturities and repayment of principal. The increase in average yield resulted from maturity of lower-yielding investments.

         Interest Expense. Interest expense on deposits decreased by $238,000, or 13.4%, to $1.5 million for the three months ended September 30, 1999 from $1.8 million for the three months ended September 30, 1998. Interest expense on transaction and savings accounts decreased to $96,000 from $134,000, as the average balance of transaction and savings accounts remained relatively stable, and the average cost decreased to 2.14% from 2.98%. Interest expense on certificate accounts decreased by $200,000, to $1.4 million from $1.6 million, as the average balance of certificate accounts decreased by $6.1 million and the average cost decreased by 42 basis points. Interest expense on borrowings decreased by $4,000. The decrease in certificate accounts resulted from a decrease in public funds. The decrease in rates resulted from a general decline in shorter-term market rates of interest.

         Net Interest Income. Net interest income increased by $72,000, or 7.9%, to $980,000 the three months ended September 30, 1999 from $908,000 for the three months ended September 30, 1998. Net interest rate spread, the difference between the yield on average total interest-earning assets and the cost of average total interest-bearing liabilities, increased by 52 basis points to 2.43% from 1.91%.


         Provision for Loan Losses. We establish provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level that we believe is appropriate to absorb future charge-offs of loans deemed uncollectible. In determining the appropriate level of the allowance for loan losses, management considers loss experience, evaluations of real estate collateral, economic conditions, volume and type of lending and the levels of nonperforming and other classified loans. Based on our evaluation of these factors, and our $5,000 of net loan charge-offs during the three months ended September 30, 1999 and 1998, we made no provision for loan losses during these periods. Our allowance for loan losses was $467,000, or 176.2% of total nonperforming loans at September 30, 1999. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance. Management believes that the allowance for loan losses at September 30, 1999 was adequate. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to recognize additional provisions based on their judgment of information available to them at the time of their examination.


         Other Income. Total other income includes service charges and fees, gain (loss) on sale of real estate owned and premises and equipment, and other. Total other income increased by $55,000, or 103.8%, to $108,000 from $53,000. Service charges and fees increased by $18,000 primarily due to ATM fee income. Gain on sale of premises and equipment totaled $29,000 for the three months ended September 30, 1999 as compared to no gain for the previous period as a result of the sale of land.

         Other Expense. Total other expense decreased by $19,000, or 2.4%, to $766,000 for the three months ended September 30, 1999 from $785,000 for the three months ended September 30, 1998. The decrease in other expense resulted primarily from a $65,000 decrease in data processing fees due to Alamogordo Federal's conversion of its data processing system during the earlier period, offset in part due to a $12,000 increase in advertising due to additional marketing programs and a $28,000 increase in occupancy due to the opening of a branch facility and an increase in property taxes.

         Provision for Income Taxes. The provision for income taxes increased to $93,000, or 28.9% of net income before income taxes, from $38,000, or 21.6% of net income before income taxes. The increase in the provision resulted from an increase in net income before income taxes. The increase in effective tax rate resulted from a decrease in income from tax-exempt securities and other changes in deferred tax items.

Comparison of Financial Condition at June 30, 1999 and 1998


         Alamogordo Financial's total assets decreased by $4.2 million, or 2.6%, to $156.2 million at June 30, 1999 from $160.4 million at June 30, 1998. The decrease resulted primarily from a decrease in securities partially offset by an increase in loans receivable. Loan receivable increased by $6.1 million, or 5.6%, to $115.9 million from $109.8 million as a result of increased loan demand and Alamogordo Federal's efforts to increase its loan portfolio. Securities decreased by $12.2 million, or 37.3%, to $20.5 million from $32.7 million as a result of maturities and principal paydowns. Premises and equipment increase by $101,000 primarily due to the completion of a branch located in the local Super Wal-Mart and an additional ATM location, and the purchase of land for a new ATM location. The effects of these increases were partially offset by an increase in accumulated depreciation.


         Total deposits decreased by $4.2 million, or 3.3%, to $122.5 million at June 30, 1999 from $126.7 million at June 30, 1998. The decrease resulted from a $5.0 million, or 4.6%, decrease in term certificates to $102.5 million from $107.5 million, partially offset by a $767,000, or 4.0%, increase in transaction and savings deposits to $20.0 million from $19.2 million. The decrease in certificates of deposits resulted from a decrease in public funds and maturities. Total borrowings decreased by $151,000 to $10.0 million from $10.2 million.

         Equity increased by $375,000, or 1.7%, to $22.4 million from $22.1 million primarily due to earnings over the period, partially offset by a $203,000 decrease in accumulated other comprehensive income related to unrealized losses on securities available for sale.

Comparison of Operating Results for the Years Ended June 30, 1999 and 1998

         General. Net income decreased by $436,000, or 39.1%, to $679,000 for the fiscal year ended June 30, 1999, from $1.1 million for the fiscal year ended June 30, 1998. The decrease resulted from a decrease in net interest income and an increase in total other expenses, partially offset by an increase in total other income.

         Total Interest Income. Total interest income decreased by $209,000, or 1.9%, to $11.0 million for the fiscal year ended June 30, 1999 from $11.2 million for the fiscal year ended June 30, 1998. The decrease resulted from decreases in interest and fees on loans receivable partially offset by an increase in interest on securities.

         Interest and fees on loans receivable decreased by $461,000, or 4.9%, to $9.0 million from $9.5 million. The decrease resulted from a $1.7 million, or 1.5%, decrease in the average balance of loans receivable to $112.3 million from $114.0 million, and a 29 basis point decrease in the average yield on the loan portfolio to 8.01% from 8.30%. The decrease in average balance of loans receivable and average yield resulted primarily from the prepayment of higher yielding loans and the origination of lower-yielding loans in a declining interest rate environment. The decrease in average yield also resulted, in part, from the downward adjustments in adjustable-rate loans.

         Interest on securities (including mortgage-backed securities) and other interest earning assets increased by $252,000, or 14.2%, to $2.0 million from $1.8 million. The increase resulted from a $1.7 million, or 6.9%, increase in the average balance of investment securities and a $3.4 million increase in the average balance of other interest-earnings assets. The increase in interest income on securities and other interest earning assets was in partial by an increase in the average yield, on securities which increased by 11 basis points offset by a decrease in average yield on other interest-earning assets of 128 basis points. The increase in average balances of investment securities and other interest-earnings assets resulted primarily from purchases of additional securities. The change in average yield resulted from the change in shorter-term market rates of interest.

         Interest Expense. Interest expense on deposits decreased by $124,000, or 1.8%, to $6.8 million for the fiscal year ended June 30, 1999 from $6.9 million for the fiscal year ended June 30, 1998. Interest expense on transaction and savings accounts decreased to $430,000 from $492,000, as the average balance of transaction and savings accounts decreased to $18.2 million from $18.8 million, and the average cost decreased to 2.37% from 2.62%. Interest expense on certificate accounts decreased by $62,000, as a 11 basis point decrease in the average cost was partially offset by an $888,000 increase in average balance. Interest expense on borrowings increased by $227,000, to $495,000 from $268,000, due to a $4.0 million increase in average borrowings and a 49 basis point increase in average cost of borrowings. The decrease in rates resulted from a general decline in shorter-term market rates of interest.

         Net Interest Income. Net interest income decreased by $312,000, or 7.7%, to $3.7 million for the fiscal year ended June 30, 1999 from $4.0 million for the fiscal year ended June 30, 1998. Net interest rate spread, the difference between the yield on average total interest-earning assets and the cost of average total interest-bearing liabilities, decreased by 22 basis points to 2.06% from 2.28%. This decrease, or compression, resulted from the yield on our average total interest-earning assets declining more rapidly than the cost of our interest-bearing liabilities in a declining interest rate environment. The yield on our loans declined primarily due to the prepayment of higher-yielding loans and originations of lower-yielding loans, and secondarily due to adjustments in our adjustable-rate loans.



         PROVISION FOR LOAN LOSSES. We establish provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level that we believe is appropriate to absorb future charge-offs of loans deemed uncollectible. In determining the appropriate level of the allowance for loan losses, management considers loss experience, evaluations of real estate collateral, economic conditions, volume and type of lending and the levels of nonperforming and other classified loans. Based on our evaluation of these factors, and Alamogordo Federal's net loan charge-offs of $14,000 and $63,000 for the years ended June 30, 1999 and 1998, respectively, Alamogordo Federal made no provision for loan losses during these periods. This resulted in the allowance for loan losses decreasing to $472,000, or 88.7% of total nonperforming loans at June 30, 1999 from $486,000, or 60.8% of total nonperforming loans at June 30, 1998. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to recognize additional provisions based on their judgment of information available to them at the time of their examination. Management believes that the allowance for loan losses at June 30, 1999 and 1998 was adequate.



         Other Income. Total other income includes service charges and fees, gain (loss) on sale of real estate owned and other. Total other income increased by $47,000, or 22.07, to $260,000 from $213,000. Service charges and fees increased by $31,000 or 30% primarily due to an increase in ATM fees. Gain
(loss) on sale of real estate owned decreased by $12,000 as a result of losses recognized on foreclosed loans. Other income, consisting primarily of rental income, increased $27,000.

         Other Expense. Total other expense increased by $411,000, or 15.7%, to $3.0 million for the fiscal year ended June 30, 1999 from $2.6 million for the fiscal year ended June 30, 1998. The increase in other expense resulted primarily from Alamogordo Federal's conversion of its data processing system during 1999 and the opening of its second branch office.

         Provision for Income Taxes. The provision for income taxes decreased to $296,000, or 30.4% of net income before income taxes, from $536,000, or 32.5% of net income before income taxes. The decrease in the provision resulted from a decrease in net income before income taxes. The decrease in effective tax rate reflects a change in the mix of tax-exempt securities and other changes in deferred tax items.


Liquidity and Capital Resources


         Alamogordo Federal's liquidity management objective is to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for expansion. Liquidity management addresses the ability to meet deposit withdrawals on demand or at contractual maturity, to repay borrowings as they mature, and to fund new loans and investments as opportunities arise. Alamogordo Federal's primary sources of internally generated funds are principal and interest payments on loans receivable, cash flows generated from operations, and cash flows generated by investments. External sources of funds include increases in deposits and advances from the FHLB of Dallas.

         Alamogordo Federal is required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of United States Government, federal agency and other investments having maturities of five years of less. Current OTS regulations require that a savings association maintain liquid assets of not less than 4% of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet applicable liquidity requirements. At September 30, 1999, Alamogordo Federal's liquidity, as measured for regulatory purposes, was in excess of the minimum OTS requirement. Alamogordo Federal will receive 50% of the net proceeds of the offering, or approximately $2.8 million at the minimum of the offering range and $4.6 million at the adjusted maximum of the offering range. Management of Alamogordo Federal intends to initially invest a substantial portion of these funds in shorter-term investments that are considered "liquid" investments, and, as a result, Alamogordo Federal's liquidity will be initially increased due to the proceeds received from the stock offering. The effects of the stock offering on liquidity are likely to decrease over time as the offering proceeds are deployed into other investments and activities, such as establishing or acquiring additional branch offices, funding new loans, and funding the recognition and retention plan or for general corporate purposes.


         At September 30, 1999, Alamogordo Federal had loan commitments (excluding undisbursed portions of interim construction loans of $193,000) of $305,000 and unused lines of credit of $56,000. Alamogordo Federal believes that it has adequate resources to fund loan commitments as they arise. If Alamogordo Federal requires funds beyond its internal funding capabilities, additional advances from the FHLB of Dallas are available. At September 30, 1999, approximately $53.7 million of time deposits were scheduled to mature within a year, and we expect that a portion of these time deposits will not be renewed upon maturity.

         Alamogordo Financial has not engaged in any significant business activity other than owning the common stock of Alamogordo Federal, and does not currently intend to do so after the stock offering. In order to provide sufficient funds for its operations, Alamogordo Financial expects to retain and invest 50% of the net proceeds of the stock offering remaining after making the loan to the ESOP. In the future, Alamogordo Financial's primary source of funds, other than income from its investments and principal and interest payments received with respect to the ESOP loan, is expected to be dividends from Alamogordo Federal. As a stock savings and loan association, Alamogordo Federal is subject to regulatory limitations on its ability to pay cash dividends.

Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, as amended by SFAS No. 137, establishes comprehensive accounting and reporting requirements for derivative instruments and hedging activities. The statement requires companies to recognize all derivatives as either assets or liabilities, with the instruments measured at fair value. The accounting for gains and losses resulting from changes in fair value of the derivative instrument depends on the intended use of the derivative and the type of risk being hedged. This statement is effective for all quarters of fiscal years beginning after June 15, 2000, although earlier adoption is permitted. We do not currently invest in derivative instruments, therefore the provisions of SFAS No. 133 are not expected to have a significant effect on the our consolidated financial statements. SFAS No. 133 also permits certain reclassifications of securities among the trading, available-for-sale and held-to-maturity classifications. We have no current intention to reclassify any securities pursuant to SFAS No. 133.

         In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage- Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise", which amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities". This statement conforms the subsequent accounting for securities retained after the securitization of mortgage loans by a mortgage banking enterprise with the accounting for such securities by a non-mortgage banking enterprise. This statement is effective for the first quarter beginning after December 15, 1998, and did not have any impact on our financial position or results of operations as we do not currently securitize mortgage loans.

Impact of Inflation and Changing Prices

         The consolidated financial statements and related notes of Alamogordo Financial have been prepared in accordance with generally accepted accounting principles (GAAP). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

                  BUSINESS OF ALAMOGORDO FINANCIAL CORPORATION

General

         Since being formed in April 1997, we have not engaged in any business other than holding the common stock of Alamogordo Federal. We neither own nor lease any property, but use the premises, equipment and furniture of Alamogordo Federal. We employ only persons who are also officers of Alamogordo Federal to serve as our officers, and we also use the support staff of Alamogordo Federal from time to time. We do not separately compensate any employees, although in the future we may hire additional employees if we expand our business.

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

Through our wholly-owned subsidiary, Alamogordo Federal, we are engaged primarily in the business of offering FDIC-insured deposits to customers through our two offices and investing those deposits, together with funds generated from operations and borrowings, in loans, investment securities and mortgage-backed securities. Our mortgage loans include one- to four-family residential, multifamily and nonresidential, and construction and land loans. Consumer and other loans include second mortgage, consumer, commercial business and deposit account loans. We retain substantially all of the loans we originate. Our investment and mortgage-backed securities include securities issued by the U.S. Government and government agencies, although from time to time we may purchase other investment and mortgage-backed securities as permitted by applicable laws and regulations.

         Our revenues are derived principally from interest on our loans and interest and dividends on our investment securities. Our primary sources of funds are deposits, borrowings, scheduled amortization and prepayments of loan principal and mortgage-backed securities, maturities and calls of investment securities and funds provided by operations.

Market Area

         We operate one full-service branch in addition to our main office. Our branch and main office are both located in Alamogordo, New Mexico. As of June 30, 1998, our deposits represented over 33% of all FDIC- insured deposits in Alamogordo, and over 31% of all FDIC-insured deposits in Otero County, New Mexico, positioning us as the largest (in total deposits) depository institution in Alamogordo and Otero County, New Mexico.

         Our geographic market area for loans and deposits is principally Otero County, New Mexico. The majority of our loans are secured by real estate in Otero County, New Mexico. Otero County's economy is heavily dependent on two U.S. Government military installations located in the county. Otero County is located in southern New Mexico, 90 miles Northeast of El Paso, Texas, and is adjacent to the New Mexico counties of Lincoln, Chaves, Eddy, Dona Ana and Sierra and the Texas counties of El Paso, Hudspeth and Culberson.

         The local economy is comprised primarily of tourist related activity and light manufacturing. White Sands National Monument, home of the annual White Sands Balloon Festival, is a major attraction as are the International Space Hall of Fame and the Lincoln National Forest.

         Holloman Air Force Base, the area's largest employer, is located near Alamogordo, and is the home of the 49 Fighter Wing, flying the F-117 Stealth Fighter. The air force base is also home to the German Air Force Flying Training Center which provides flight training for Germany's Tornado Pilots. At the present time approximately 1,380 German military personnel and dependents reside in Alamogordo with this number expected to exceed 2,000 soon after the first of the year. Holloman is also the home of the high speed test track which provides extensive testing for various aircraft components.

         White Sands Missile Range, an U.S. Army installation near Alamogordo, is the second largest overland testing range in the world. The range is utilized by Holloman Air Force Base, Fort Bliss, Texas, and various defense contractors, and is presently home to the High Energy Laser Test Facility developing a ballistic missile defense system. White Sands Missile Range is the birthplace of the U.S. rocket program in the 1940's, and today is the testing site for numerous Department of Defense research and evaluation programs including the next generation for anti-ballistic missiles.

         Together, Holloman Air Force Base and White Sands Missile Range have an annual payroll of more than $200 million and an economic impact of more than $450 million to the local economy. Other larger employers include Alamogordo Public Schools and the School for the Visually Handicapped, City of Alamogordo, Gerald Champion Memorial Hospital, Van Winkles IGA, White Sands Research Center and Casa Arena Blanca Nursing Home.

         As of 1998, the median household income in Alamogordo was $32,124, slightly higher than the median household income for Otero County in 1998 of $29,315. As of August, 1998, the labor force of Otero County consisted of 20,643 people of which 19,408 were employed. This equates to an unemployment rate of 6.0%.

Competition

         We face intense competition both in making loans and attracting deposits. New Mexico, and Otero County, have a high concentration of financial institutions, many of which are branches of large money center and regional banks which have resulted from the consolidation of the banking industry in New Mexico and surrounding states. Some of these competitors have greater resources than we do and may offer services that we do not provide. Moreover, many of our competitors offer services through the Internet, which we do not offer, and many larger institutions that do not have a physical presence in our market area compete with us through the use of the Internet.


         Our competition for loans comes principally from commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, insurance companies and brokerage and investment banking firms. Our most direct competition for deposits has historically come from credit unions, commercial banks and savings and loan associations. We face additional competition for deposits from short-term money market funds, corporate and government securities funds, and from brokerage firms, mutual funds, and insurance companies.


         In November 1999, President Clinton signed into law the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, federal legislation intended to modernize the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. To the extent the legislation permits banks, securities firms and insurance companies to affiliate, the financial services industry may experience further consolidation. This could result in a growing number of larger financial institutions that offer a wider variety of financial services than we currently offer and that can aggressively compete in the markets we currently serve.


Lending Activities

         Loan Portfolio Composition. At September 30, 1999, we had total loans of $120.7 million, of which $106.3 million, or 88.0%, were one- to four-family residential mortgages. The remainder of our mortgage loans at September 30, 1999, consisted of multifamily and nonresidential, land and construction loans. In addition, we originate consumer and other loans including second mortgage loans, consumer loans, commercial business loans, and deposit account loans. As of September 30, 1999, $6.75 million, or 5.6%, of our total loans have adjustable rates of interest.

         Our loans are subject to federal and state law and regulations. The interest rates we charge on loans are affected principally by the demand for loans, the supply of money available for lending purposes and the interest rates offered by our competitors. These factors are, in turn, affected by general and local economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

         The following table shows the composition of Alamogordo Federal's loan portfolio in dollar amounts and in percentages (before deductions for loans in process, deferred fees and discounts and allowances for losses) as of the dates indicated.

                                                                                  June 30,
                                         September 30,        ------------------------------------------------
                                             1999                      1999                      1998
                                    ----------------------    ----------------------    ----------------------
                                     Amount       Percent      Amount        Percent      Amount       Percent
                                    --------      -------     --------       -------     --------      -------
                                                              (Dollars in Thousands)
Mortgage loans:
  One- to four-family............   $106,294        88.0%      $106,286        88.7%     $103,174        92.0%
  Multifamily and nonresidential.      8,086         6.7          8,109         6.8         4,366         3.9
  Construction...................        357         0.3            807         0.7           957         0.9
  Land...........................        541         0.5             42         0.0           102         0.1
                                    --------       -----       --------       -----      --------       -----
   Total mortgage loans..........    115,278        95.5        115,244        96.2       108,599        96.9
                                    --------       -----       --------       -----      --------       -----
Consumer and other loans:
  Second mortgage................      1,397         1.2          1,326         1.1           426         0.4
  Consumer.......................      1,608         1.3          1,271         1.1         1,262         1.1
  Commercial business............        977         0.8            511         0.4           417         0.4
  Deposit account................      1,467         1.2          1,436         1.2         1,399         1.2
                                    --------       -----       --------       -----      --------       -----
   Total consumer and other loans      5,449         4.5          4,544         3.8         3,504         3.1
                                    --------       -----       --------       -----      --------       -----
    Total loans..................    120,727       100.0%       119,788       100.0%      112,103       100.0%
                                                   =====                      =====                     =====
Less:
  Loans in process...............     (2,632)                    (2,825)                   (1,289)
  Deferred fees and discounts....       (543)                      (541)                     (562)
  Allowance for losses...........       (467)                      (473)                     (486)
                                    --------                   --------                  --------
   Total loans receivable, net      $117,085                   $115,949                  $109,766
                                    ========                   ========                  ========

         Loan Maturity Schedules. The following table sets forth the dollar amounts of fixed- and adjustable-rate loans at June 30, 1999 that are contractually due after June 30, 2000.


                                         Fixed      Adjustable        Total
                                       --------     ----------      ---------
                                                  (In thousands)
Mortgage loans:
   One- to four-family.............    $ 95,170       $  5,740       $100,910
   Multifamily and nonresidential..       6,116            948          7,064
   Construction....................          --             --             --
   Land............................          38             --             38
Consumer and other loans...........       2,698             --          2.698
Add back: Loans in process.........       2,825             --          2,825
                                       --------       --------       --------
Total loans due after one year.....    $106,847       $  6,688       $113,535
                                       ========       ========       ========

         Maturity of Loan Portfolio. The following table sets forth certain information at June 30, 1999 regarding the dollar amount of loans maturing in Alamogordo Financial's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans and loans with no stated maturity are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loans losses.

                                          Multifamily and
                     One- to Four-Family   Nonresidential     Construction           Land      Consumer and Other      Total
                     -------------------  ----------------  ----------------  ---------------- ------------------  --------------
                              Weighted           Weighted           Weighted          Weighted          Weighted         Weighted
                               Average            Average            Average           Average           Average          Average
                       Amount   Rate      Amount   Rate      Amount   Rate     Amount   Rate     Amount   Rate     Amount  Rate
                      ------- ---------  ------- ---------  ------- --------  ------- --------  ------- --------  ------- -------
                                                                                  (Dollars in Thousands)
Due During Years
Ending June 30,
2000 (1)............  $ 3,275    7.78%   $   458    8.06%   $   676    9.40%  $     4    11.53%  $ 1,840    7.99%  $  6,253   8.04%
2001................    3,412    7.76        661    8.10         --      --        19    12.29       602    8.18      4,694   8.00
2002................    3,570    7.74        446    8.03         --      --        11    12.32       784    8.27      4,811   7.96
2003 and 2004.......    7,967    7.73        901    7.99         --      --         1    12.25       561    8.35      9,430   7.90
2005 to 2009........   20,535    7.70      3,041    7.74         --      --         4    12.02       580    8.42     24,160   7.80
2010 to 2024........   54,923    7.64      2,015    7.93         --      --         3    11.87       171    8.46     57,112   7.71
2025 and following..   10,503    7.61         --      --         --      --        --       --        --      --     10,503   7.70
Add back:
  loans in process..    2,101      --        587      --        131      --        --       --         6      --      2,825     --
                     --------    ----    -------    ----    -------    ----   -------    -----   -------    ----   --------   ----
Total loans......... $106,286    7.67%   $ 8,109    7.89%   $   807    9.40%  $    42    12.17%  $ 4,544    8.18%  $119,788   7.78%
                     ========    ====    =======    ====    =======    ====   =======    =====   =======    ====   ========   ====

----------
(1)  Includes demand loans, loans having no stated maturity and overdraft loans.

         One- to Four-Family Residential Real Estate Loans. We emphasize the origination of mortgage loans secured by one- to four-family properties that serve as the primary residence of the owner, although we also offer loans secured by properties that do not serve as the primary residence of the owner. We currently hold most of the loans that we originate in our portfolio and intend to continue to do so, although in the past we have sold loans. From time to time we purchase one- to four-family residential mortgage loans, and have purchased loans that are secured by properties that are not located in our market area. Generally, the loans that we purchase have adjustable rates of interest, and are purchased as part of our interest rate risk strategy. As of September 30, 1999, loans secured by one- to four-family residential properties accounted for $106.3 million, or 88.0%, of our total loan portfolio.

         We originate a significant amount of VA guaranteed loans, that is, 30-year fixed-rate residential real estate loans that are partially guaranteed as to repayment of principal and interest by the Department of Veterans Affairs. The Department of Veterans Affairs guarantees 80% of the mortgage loans against default by the borrower, and establishes the maximum interest rate that lenders may charge. VA guaranteed loans may be repaid at any time without penalty, and are assumable by another borrower at the same rate if the borrower sells a home. At September 30, 1999, $25.5 million, or 24.0%, of our one- to four-family residential real estate loans were VA guaranteed loans.

         We originate VA guaranteed loans in amounts up to 100% of the appraised value or selling price of the mortgaged property, whichever is less. In other cases, we lend up to 95% of the lesser of the appraised value or purchase price of the property, with the condition that private mortgage insurance is required on loans with a loan-to-value ratio in excess of 80%. On occasion we originate non-conforming loans which are tailored for the local community, but which may not satisfy the various requirements imposed by Fannie Mae.

         Our one- to four-family residential mortgage loan originations are generally for terms from 10 to 30 years, and amortize on a monthly basis with interest and principal due each month. Residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms as borrowers may refinance or prepay loans at their option without penalty. Except for our VA guaranteed loans, our one- to four-family residential mortgage loans customarily contain "due-on-sale" clauses which permit us to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property. Because our local economy is heavily dependent on two U.S. Government military installations located in the county, many of our borrowers are employed by the federal government in positions that require frequent relocation. When these borrowers relocate, they often sell the homes securing the loan, and prepay the mortgage loan. As a result, we believe our one- to four-family residential real estate loans, particularly our 30-year VA guaranteed loans, remain outstanding for a shorter period of time than the national average for 30-year fixed-rate one- to four-family residential real estate loans.

         We also offer adjustable-rate mortgage, or ARM, loans with a maximum term of 30 years. The adjustable-rate loans that we offer generally include limitations on the maximum increases and decreases in interest rates, and may have "teaser" rates, or relatively low initial rates of interest. We believe that adjustable-rate mortgage loans help reduce our exposure to changes in interest rates. However, there are unquantifiable credit risks resulting from potential increased costs to the borrower as a result of the pricing of adjustable-rate mortgage loans. During periods of rising interest rates, the risk of default on adjustable-rate mortgage loans may increase due to the upward adjustment of interest cost to the borrower. We have not originated a significant amount of adjustable rate loans recently, and did not originate any adjustable-rate one- to four-family residential real estate loans during the three months ended September 30, 1999 and the fiscal year ended June 30, 1999.

         During the fiscal year ended June 30, 1999, we purchased $4.6 million of adjustable-rate loans secured by one- to four-family residential real estate located in Indiana. At September 30, 1999, our portfolio included $5.7 million of adjustable-rate one- to four-family residential mortgage loans, or 4.7% of our total loan portfolio. Almost all of the adjustable-rate loans that we currently own were purchased from another lender and are secured by real estate located outside of our market area.

         Multifamily and Nonresidential Real Estate Lending. Our multifamily and nonresidential real estate loans include real estate loans secured primarily by first liens on commercial real estate and apartment buildings. The commercial real estate properties are predominantly nonresidential properties such as office buildings, retail strip centers and more specialized properties such as churches, mobile home parks, restaurants and motel/hotels. Loans secured by commercial real estate totaled $7.4 million, or 6.2%, of our total loan portfolio as of September 30, 1999, and consisted of 25 loans outstanding with an average loan balance of approximately $297,000. Loans secured by multifamily residential real estate totaled $660,000, or 0.6%, of our total loan portfolio as of September 30, 1999, and consisted of four loans outstanding with an average loan balance of approximately $165,000. Substantially all of our commercial real estate and multifamily loans are secured by properties located in our primary market area. As of September 30, 1999, we had one multifamily residential real estate loan and one commercial real estate loan with balances in excess of $500,000. The commercial real estate loan had an aggregate balance of $1.6 million and was secured by a first lien on a church property that is located in our market area. The multifamily residential loan had an aggregate balance of $1.6 million, $1.5 million of which had been disbursed, and was secured by rental lots in a retirement community located in our market area. Each of these loans was performing in accordance with its contractual terms.

         As part of the our ongoing interest rate risk management, we offer adjustable-rate commercial and multifamily real estate loans. The initial interest rates on these loans adjust after an initial three or five year period to new market rates that generally range between 200 to 350 basis points over the then current three or five year U.S. Treasury or FHLB rates. Commercial and multifamily residential real estate loans typically have a term of approximately 10 years, with an amortization schedule of approximately 20 years, and may be repaid subject to certain penalties.

         In the underwriting of commercial and multifamily real estate loans, we generally lend up to 70% of the property's appraised value on apartment buildings, and commercial properties that are not owner-occupied, and up to 75% of the property's appraised value on commercial properties that are owner-occupied. Appraised values are determined by independent appraisers that we designate. We generally obtain an environmental assessment from an independent engineering firm of any environmental risks that may be associated with a particular building or the site. Decisions to lend are based on the economic viability of the property and the creditworthiness of the borrower. Creditworthiness is determined by considering the character, experience, management and financial strength of the borrower, and the ability of the property to generate adequate funds to cover both operating expenses and debt service. In evaluating a commercial real estate loan, we emphasize primarily the ratio of net cash flow to debt service for the property, generally requiring a ratio of at least 125%, computed after deduction for a vacancy factor and property expenses that we deem appropriate. In addition, a personal guarantee of the loan is generally required from the principal(s) of the borrower. On all real estate loans, we require title insurance insuring the priority of its lien, fire and extended coverage casualty insurance, and flood insurance, if appropriate, in order to protect our security interest in the underlying property.

         Multifamily and nonresidential real estate loans generally carry higher interest rates and have shorter terms than those on one- to four-family residential mortgage loans. Multifamily and nonresidential real estate loans, however, entail significant additional credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the economy generally.

         Construction and Land Loans. We originate acquisition, development and construction loans to builders in our market area. Acquisition loans are made to help finance the purchase of land intended for further development, including single-family houses, multifamily housing, and commercial income property. Loans for the acquisition of land are generally limited to our most creditworthy customers. In general, the maximum loan-to-value ratio for a land acquisition loan is 50% of the appraised value of the property. Development loans are often made in conjunction with development and construction loans. Acquisition loans may also be made to borrowers who already own the property, but who require additional financing to develop the property.

         We also make development loans to builders in our market area to finance improvements to real estate, consisting mostly of single-family subdivisions, typically to finance the cost of utilities, roads and sewers. Builders generally rely on the sale of single family homes to repay development loans, although in some cases the improved building lots may be sold to another builder. The maximum loan-to-value ratio for these loans is generally 60% of the appraised value of the property. Advances are made in accordance with a schedule reflecting the cost of improvements. Our policy is to confirm prior to each advance that the improvements have been completed properly as evidenced by an inspection report issued by an appraiser or engineer that we hire. In addition, prior to advancing funds, we confirm that its lien priority remains in effect.

         We also grant construction loans to area builders, often in conjunction with development loans. These loans finance the cost of completing homes on the improved property. The loans are generally limited to the lesser of 75% of the appraised value of the property or the actual cost of improvements. In the case of single-family construction, we limit the number of houses we will finance that are not under contract for sale. As part of our underwriting process for construction loans on income producing properties, such as apartment buildings and commercial rental properties, we consider the likelihood of leasing the property at the expected rental amount, and the time to achieve sufficient occupancy levels. We generally require a percentage of the building to be leased prior to granting a construction loan on income producing property.

         Advances on construction loans are made in accordance with a schedule reflecting the cost of construction. Our policy is to confirm prior to each advance that the construction has been completed properly as evidenced by an inspection report typically issued by an in-house staff inspector. We also confirm that our lien priority remains in force before advancing funds. The normal construction period is six months, during which time we collect monthly interest on the loan. Repayment of construction loans on residential subdivisions is normally expected from the sale of units to individual purchasers, although we may convert the construction loan into permanent financing at such time. In the case of income producing property, repayment is usually expected from permanent financing upon completion of construction. We commit to provide the permanent mortgage financing on most of our construction loans on income-producing property.

         Acquisition, development and construction lending exposes us to greater credit risk than permanent mortgage financing. The repayment of acquisition, development and construction loans depends upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. These events may adversely affect the borrower and the collateral value of the property. Development and construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

         Consumer and Other Loans. The Bank originates a variety of consumer and other loans, including second mortgage loans, consumer loans, deposit account loans and commercial business loans. As of September 30, 1999, consumer and other loans totaled $5.4 million, or 4.5% of the total loan portfolio. Our second mortgage loans include fixed-rate, fixed-term second mortgage and home equity loans. Our second mortgage loans are offered in amounts up to 90% of the appraised value of the property (including prior liens). Other consumer loans include primarily loans secured by personal property such as autos, recreational vehicles and boats, although we make a small number of unsecured loans that are personally guaranteed. Our procedures for underwriting consumer loans include an assessment of an applicant's credit history and the ability to meet existing obligations and payments on the proposed loan. Although an applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral security, if any, to the proposed loan amount. Consumer loans generally entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that tend to depreciate, such as automobiles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, the repayment of consumer loans depends on the borrower's continued financial stability, as their repayment is more likely than a single family mortgage loan to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws (including bankruptcy and insolvency laws) may limit the amount that can be recovered on such loans.

         We also currently offer commercial business loans to customers in our market area, some of which are secured in part by additional real estate collateral. In our effort to expand our customer account relationships and develop a broader base of more interest rate sensitive assets, we make various types of secured commercial loans for the purpose of financing equipment acquisition, expansion, working capital, inventory, operations and other general business purposes. The terms of these loans generally range from less than one year to up to ten years. The loans are either negotiated on a fixed-rate basis or carry adjustable interest rates indexed to a lending rate which is determined internally, or a short-term market rate index.

         We base our commercial credit decisions upon a complete credit assessment of the loan applicant. We try to comprehensively assess the risks involved in the loan as part of our overall determination of whether the applicant will be able to repay in accordance with the proposed terms. We generally require personal guarantees of the principals. In addition to evaluating the loan applicant's financial statements, we try to determine the probable adequacy of the primary and secondary sources of repayment that we may rely upon in the transaction. We supplement our analysis of the applicants creditworthiness with credit agency reports of the applicant's credit history as well as bank checks and trade investigations. We also analyze collateral supporting a secured transaction to determine its marketability and liquidity. Commercial business loans generally bear higher interest rates than residential loans, but they also involve a higher risk of default since their repayment is generally dependent on the successful operation of the borrower's business.

         Loan Originations, Purchases, Sales and Servicing. Although we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders in our market area. This includes competing banks, savings institutions, credit unions, and mortgage banking companies, as well as life insurance companies, and Wall Street conduits that also actively compete for local commercial real estate loans. Loan originations are derived from a number of sources, including branch office personnel, existing customers, borrowers, builders, attorneys, real estate broker referrals and walk-in customers.

         Our loan origination and sales activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand. Accordingly, the volume of loan originations and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to current Fannie Mae and Freddie Mac seller/servicer guidelines, although we generally do not sell our loans.

         From time to time we purchase one- to four-family residential mortgage loans, and have purchased loans that are secured by properties that are not located in our market area. Generally, the loans that we purchase have adjustable rates of interest, and are purchased as part of our interest rate risk strategy. During the fiscal year ended June 30, 1999, we purchased $4.6 million of adjustable-rate loans secured by one- to four-family residential real estate located in Indiana. Almost all of the adjustable-rate loans that we currently own were purchased from another lender and are secured by real estate located outside of our market area.

         The following table presents our loan originations, purchases, sales and principal payments for the periods indicated.

                                                       Three Months
                                                    Ended September 30,        Years Ended June 30,
                                                   --------------------        --------------------
                                                     1999        1998            1999        1998
                                                   --------    --------        --------    --------
                                                                   (In Thousands)
Loans receivable, net, at beginning of year......  $115,949    $109,766        $109,766    $114,577

Loans originated:
  Mortgage loans:
   One- to four-family ..........................     3,062       4,051          18,283      13,800
   Multifamily and nonresidential................        --          71             981         633
   Construction..................................     1,519       3,082          10,228      16,422
   Land..........................................       501          --             146          --
                                                   --------    --------        --------    --------
    Total mortgage loans originated..............     5,082       7,204          29,638      30,855
                                                   --------    --------        --------    --------
  Consumer and other loans:
   Commercial....................................       645         260             423         351
   Second mortgage, consumer and deposit account.     1,151         530           2,593       2,100
                                                   --------    --------        --------    --------
    Total consumer and other loans originated....     1,796         790           3,016       2,451
                                                   --------    --------        --------    --------
Loans purchased:
  Mortgage loans:
   One- to  four-family..........................        --          --           4,585          --
   Multifamily and nonresidential................        --          --              --          --
   Construction..................................        --          --              --          --
   Land..........................................        --          --              --          --
Consumer and other loans.........................        --          --              --          --
                                                   --------    --------        --------    --------
    Total loans purchased........................        --          --           4,585          --
                                                   --------    --------        --------    --------
Loans sold:
  Mortgage loans:
   One- to  four-family..........................        --      (1,148)         (1,148)     (2,282)
   Multifamily and nonresidential................        --          --              --          --
   Construction..................................        --          --              --          --
   Land..........................................        --          --              --          --
Consumer and other loans.........................        --          --              --          --
                                                   --------    --------        --------    --------
    Total loans sold.............................        --      (1,148)         (1,148)     (2,282)
                                                   --------    --------        --------    --------
Principal repayments.............................    (5,939)     (8,179)        (28,406)    (36,490)
                                                   --------    --------        --------    --------
Increase (decrease) in other items, net..........       197         100          (1,502)        655
                                                   --------    --------        --------    --------
Loans receivable, net, at end of year............  $117,085    $108,533        $115,949    $109,766
                                                   ========    ========        ========    ========

         Loan Approval Procedures and Authority. Once we receive a completed application, each mortgage application is presented to the Loan Committee which consists of Alamogordo Federal's directors, senior management and loan officers. Our President has lending authority up to $50,000, and other officers may have individual lending authority up to $35,000. Loans of up to $250,000 may be approved by any three members of the Loan Committee (other than loan officers). All loans of over $250,000 must be approved by the Board of Directors.

         The following describes our current lending procedures. Upon receipt of a completed loan application from a prospective borrower, we order a credit report and we verify certain other information. If necessary, we obtain additional financial or credit related information. We require an appraisal for all mortgage loans including loans made to refinance existing mortgage loans. Appraisals are performed by licensed or certified third-party appraisal firms which have been approved by our Board of Directors. We require title insurance on all first mortgage loans and certain other loans. We require borrowers to obtain hazard insurance, and if applicable, we may require borrowers to obtain flood insurance prior to closing. Borrowers are required to deposit funds on a monthly basis together with each payment of principal and interest to a mortgage escrow account from which we make disbursements for items such as real estate taxes, flood insurance, hazard insurance, and private mortgage insurance premiums, if required.

Asset Quality

         One of our key operating objectives has been and continues to be to maintain a high level of asset quality. Through a variety of strategies, including, but not limited to, borrower workout arrangements and aggressive marketing of foreclosed properties, we have been proactive in addressing problem and non-performing assets. These strategies, as well as our high proportion of one- to four-family mortgage loans, our maintenance of sound credit standards for new loan originations and our loan administration procedures, have resulted in historically low delinquency ratios and, in recent years, a reduction in non-performing assets. These factors have helped strengthen our financial condition.

         Delinquent Loans and Foreclosed Assets. When a borrower fails to make required payments on a loan, we take a number of steps to induce the borrower to cure the delinquency and restore the loan to a current status. In the case of mortgage loans, our mortgage servicing department is responsible for collection procedures from the 15th day up to the 120th day of delinquency. A late charge notice is sent at 15 days. A reminder letter requesting prompt payment is sent on the 25th day. At 30 days we also attempt to establish telephone contact with the borrower. If no contact is established, progressively stronger collection letters are sent on the 45th and 60th days of delinquency. Between the 60th and 90th day of delinquency, if telephone contact has not been established or if there has been mail returned, the collector or his assistant makes a physical inspection of the property. When contact is made with the borrower at any time prior to foreclosure, we attempt to obtain full payment of the amount delinquent or work out a repayment schedule with the borrower in order to avoid foreclosure. It has been our experience that most loan delinquencies are cured within 90 days and no legal action is taken.

         We send the "right to cure" foreclosure notice when a loan is approximately 75 days delinquent. This contains a "right to cure" clause that gives our customer the terms which must be met within 30 days of the date the letter is sent in order to avoid foreclosure action. After this letter expires, we send the loan to committee for approval to foreclose. We commence foreclosure if the loan is not brought current by the 120th day of delinquency unless specific limited circumstances warrant an exception. We hold property foreclosed upon as other real estate owned. We carry foreclosed real estate at its fair market value less estimated selling costs. If a foreclosure action is commenced and the loan is not brought current, paid in full or refinanced before the foreclosure sale, we either sell the real property securing the loan at the foreclosure sale or sell the property as soon thereafter as practical. The collection procedures for Federal Housing Association (FHA) and Department of Veterans Affairs (VA) one- to four-family mortgage loans follow the collection guidelines outlined by those agencies.

         The collection procedures for consumer and other loans include our sending periodic late notices and letters to a borrower once a loan is past due. We attempt to make direct contact with a borrower once a loan is 15 days past due. We follow the same collection procedure as mortgages in our attempts to reach individuals by telephone and sending them letters and notices. Supervisory personnel in our lending area and in our collection area review loans 30 days or more delinquent on a regular basis. If collection activity is unsuccessful after 120 days, we may charge off a loan and/or refer the matter to our legal counsel for further collection effort. Loans deemed uncollectible by our Collection Department are proposed for charge-off. All loan charge-offs regardless of amount are to be approved by the senior loan officer or the president. Those charge-offs in excess of $2,500 must be approved by a second senior officer and reported to the Executive Committee or the Lending Committee at its next scheduled meeting.

         Our policies require that management continuously monitor the status of the loan portfolio and report to the Board of Directors on a monthly basis. These reports include information on delinquent loans and foreclosed real estate and our actions and plans to cure the delinquent status of the loans and to dispose of the real estate.

         Delinquent Loans. The following table sets forth our loan delinquencies by type, by amount and by percentage of type at September 30, 1999.

                                                  Loans Delinquent For:
                             ---------------------------------------------------------------
                                                                      90 Days and Over
                                      30-89 Days                    and Nonaccrual Loans           Total Delinquent Loans
                             -----------------------------    -------------------------------   -----------------------------
                                                   Percent                           Percent                          Percent
                                                   Of Loan                           Of Loan                          of Loan
                             Number     Amount    Category     Number    Amount     Category     Number    Amount    Category
                             ------     ------    --------     ------    ------     --------     ------    ------    --------
                                                                   (Dollars in Thousands)
Mortgage loans:
 One- to four-family.......     25      $1,342        1.26%         6     $ 265        0.25%        31      $1,607       1.51%
 Construction..............      3         191       53.50         --        --          --          3         191      53.50
 Land......................     --          --         --          --        --          --         --          --         --
 Multifamily and
   nonresidential..........     --          --         --          --        --          --         --          --         --
                              ----      ------                   ----     -----                   ----      ------       ----
Total mortgage loans.......     28       1,533       1.33           6       265        0.25         34       1,798       1.56
                              ----      ------                   ----     -----                   ----      ------
Consumer and other loans:
 Second mortgage...........      1           2       0.14          --        --          --          1           2       0.14
 Consumer..................      2           9       0.56          --        --          --          2           9       0.56
 Commercial................      1           4       0.41          --        --          --          1           4       0.41
 Deposit account...........     --          --         --          --        --          --         --          --         --
  Total consumer and other
     loans.................      4          15       0.28%         --        --          --          4          15       0.28%
                                        ------                   ----     -----                   ----      ------
Total delinquent loans:....     32      $1,548       1.28%          6       265        0.25%        38      $1,813       1.50%
                              ====      ======                   ====      ====                   ====      ======

         Nonperforming Loans. The table below sets forth the amounts and categories of non-performing assets in our loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful. For all years presented, we have had no troubled debt restructurings (which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates).
Foreclosed assets include assets acquired in settlement of loans.

                                                     September 30,    June 30,
                                                         1999       1999   1998
                                                     ------------  ------ ------
                                                       (Dollars in Thousands)
Non-accruing loans:
  Mortgage loans:
   One- to four-family...............................   $ 265      $ 513  $ 548
   Multifamily and nonresidential....................      --         --     --
   Construction......................................      --         19     --
   Land..............................................      --         --     --
  Consumer and other loans:
   Second mortgage...................................      --         --     --
   Consumer..........................................      --         --     --
   Commercial........................................      --         --     --
   Deposit account...................................      --         --     --
                                                        -----      -----  -----
     Total non-accruing loans........................     265        532    548
                                                        -----      -----  -----

Accruing loans delinquent more than 90 days:
  Mortgage loans:
   One- to four-family...............................      --         --    247
   Multifamily and nonresidential....................      --         --     --
   Construction......................................      --         --     --
   Land..............................................      --         --     --
  Consumer and other loans:
   Second mortgage...................................      --         --      4
   Consumer..........................................      --         --     --
   Commercial........................................      --         --     --
   Deposit account...................................      --         --     --
                                                         -----     -----  -----
    Total accruing loans more than 90 days delinquent      --         --    251
                                                         -----     -----  -----
Total non-performing loans...........................     265        532    799
                                                         ----      -----  -----

Foreclosed assets:
  Mortgage loans:
   One- to four-family...............................      55         --     25
   Multifamily and nonresidential....................      --         --     --
   Construction......................................      --         --     --
   Land..............................................      --         --     --
                                                        -----      -----  -----
     Total foreclosed assets.........................      55         --     25
                                                        -----      -----  -----

Total non-performing assets..........................   $ 320      $ 532  $ 824
                                                        =====      =====  =====

Total nonperforming assets as a percentage
   of total assets...................................     .20%       .34%   .51%
                                                        =====      =====  =====

Allowance for loan losses as a percentage
   of nonperforming loans............................  176.23%     88.72% 60.83%
                                                       ======      =====  =====

Allowance for loan losses as a percentage
   of gross loans receivable.........................    0.39%      0.39%  0.43%
                                                       ======      =====  =====
         For the three months ended September 30, 1999, and the year ended June 30, 1999 gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $20,000 and $34,000, respectively. We recorded no income on such loans for the three months ended September 30, 1999, and the year ended June 30, 1999, respectively.

         With the exception of first mortgage loans insured or guaranteed by the FHA or VA or for which the borrower has obtained private mortgage insurance, we stop accruing income on loans when interest or principal payments are 90 days in arrears or earlier when the timely collectibility of such interest or principal is doubtful. We designate loans on which we stop accruing income as non-accrual loans and we reverse outstanding interest that we previously credited. We may recognize income in the period that we collect it, when the ultimate collectibility of principal is no longer in doubt. We return a non-accrual loan to accrual status when factors indicating doubtful collection no longer exist.

         We define the population of impaired loans to be all non-accrual commercial real estate and commercial loans greater than $250,000. Impaired loans are individually assessed to determine whether a loan's carrying value is not in excess of the fair value of the collateral or the present value of the loan's cash flows. Smaller balance homogeneous loans that are collectively evaluated for impairment, such as residential mortgage loans and consumer loans, are specifically excluded from the impaired loan portfolio. We had no loans classified as impaired at September 30, 1999, and at June 30, 1999 or 1998.

         Foreclosed real estate consists of property we acquired through foreclosure or deed in lieu of foreclosure. Foreclosed real estate properties are initially recorded at the lower of the recorded investment in the loan or fair value. Thereafter, we carry foreclosed real estate at fair value less estimated selling costs.

         Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets such as securities that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the savings institution will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated as special mention by management. As of September 30, 1999, we had $1.3 million of assets designated as special mention.

         When we classify assets as either substandard or doubtful, we allow for analytical purposes a portion of general valuation allowances or loss reserves to such assets as deemed prudent by management. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities, but which have not been allocated to particular problem assets. When we classify problem assets as loss, we are required either to establish a specific allowance for losses equal to 100% of the amount of the assets so classified, or to charge-off such amount. Our determination as to the classification of its assets and the amount of its valuation allowance is subject to review by regulatory agencies, which can order the establishment of additional loss allowances. Management regularly reviews Alamogordo Federal's asset portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of management's review of Alamogordo Federal's assets at September 30, 1999, classified assets consisted of substandard assets of $979,000. There were no assets classified as doubtful or loss at September 30, 1999.

         Allowance for Loan Losses. The following table sets forth activity in Alamogordo Federal's allowance for loan losses and other ratios at or for the dates indicated.

                                                          Three Months
                                                     Ended September 30,      Years Ended June 30,
                                                     -------------------      --------------------
                                                        1999      1998         1999       1998
                                                       ------    ------       ------     ------
                                                                (Dollars In Thousands)
Balance at beginning of period.....................    $  472     $ 486        $ 486     $  549

Charge-offs:
  Mortgage loans:
    One- to four-family............................         6        --            9         75
    Multifamily and nonresidential.................        --        --           --         --
    Construction...................................        --        --           --         --
    Land...........................................        --        --           --         --
  Consumer and other loans:
    Second mortgage................................        --         5            5         --
    Consumer.......................................        --        --           --         --
    Commercial.....................................        --        --           --         --
    Deposit account................................        --        --           --         --
  Real estate held for investment..................        --        --           --          7
                                                       ------     -----       ------     ------
      Total charge-offs............................         6         5           14         82
                                                       ------     -----       ------     ------

Recoveries:
  Mortgage loans:
    One- to four-family............................         1        --           --         19
    Multifamily and nonresidential.................        --        --           --         --
    Construction...................................        --        --           --         --
    Land...........................................        --        --           --         --
  Consumer and other loans.........................        --        --           --         --
    Second mortgage................................        --        --           --         --
    Consumer.......................................        --        --           --         --
    Commercial ....................................        --        --           --         --
    Deposit account................................        --        --           --         --
  Real estate held for investment..................        --        --           --         --
                                                       ------     -----       ------     ------
      Total recoveries.............................         1        --           --         19
                                                       ------     -----       ------     ------

Net charge-offs....................................         5         5           14         63
Additions charged to operations....................        --        --           --         --
                                                       ------     -----       ------     ------
Balance at end of period...........................    $  467     $ 481       $  472     $  486
                                                       ======     =====       ======     ======

Ratio of net charge-offs during the period to
  average loans outstanding during the period           0.00%      0.00%        0.01%     0.05%
                                                       =====     ======       ======     =====

Ratio of net charge-offs during the period to
  average non-performing assets....................      1.46%     0.67%        2.04%      9.70%
                                                       ======     =====       ======     ======

         The allowance for loan losses is a valuation account that reflects our evaluation of the losses inherent in our loan portfolio. We maintain the allowance through provisions for loan losses that we charge to income. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely.

         Our evaluation of risk in maintaining the allowance for loan losses includes the review of all loans on which the collectibility of principal may not be reasonably assured. We consider the following factors as part of this evaluation: our historical loan loss experience, known and inherent risks in the loan portfolio, the estimated value of the underlying collateral and current economic and market trends. There may be other factors that may warrant our consideration in maintaining an allowance at a level sufficient to provide for probable losses. Although we believe that we have established and maintained the allowance for loan losses at adequate levels, future additions may be necessary if economic and other conditions in the future differ substantially from the current operating environment.

          In addition, various regulatory agencies, as an integral part of their examination process, periodically review our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. These agencies may require us to increase the allowance for loan losses or the valuation allowance for foreclosed real estate based on their judgments of information available to them at the time of their examination, thereby adversely affecting our results of operations.


         Allocation of the Allowance for Loans Losses. The following table presents our allocation of the allowance for loan losses by loan category and the percentage of loans in each category to total loans at the periods indicated.

                                                                                         June 30,
                                                              ------------------------------------------------------------
                                   September 30, 1999                      1999                             1998
                             ------------------------------   -----------------------------   ----------------------------
                                                   Percent                         Percent                         Percent
                                                  of Loans                        of Loans                        of Loans
                                          Loan    in Each                 Loan    in Each                 Loan    in Each
                             Amount of  Amounts   Category   Amount of  Amounts   Category   Amount of  Amounts   Category
                             Loan Loss     by     to Total   Loan Loss     by     to Total   Loan Loss     by     to Total
                             Allowance  Category   Loans     Allowance  Category   Loans     Allowance  Category   Loans
                             ---------  --------  --------   ---------  --------  --------   ---------  --------  --------
                                                                (Dollars in Thousands)
Mortgage loans..........     $ 407      $115,278    95.49%    $ 412     $115,244    96.21%   $  421     $108,599    96.87%
Consumer and other loans        60         5,449     4.51        60        4,544     3.79        65        3,504     3.13
                             -----      --------   ------     -----     --------   ------    ------     --------   ------
Total...................     $ 467      $120,727   100.00%    $ 472     $119,788   100.00%   $  486     $112,103   100.00%
                             =====      ========   ======     =====     ========   ======    ======     ========   ======


Investment Activities

         Alamogordo Federal is permitted under federal law to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Dallas, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Within certain regulatory limits, Alamogordo Federal may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like Alamogordo Federal are also required to maintain an investment in FHLB stock. Alamogordo Federal is required under federal regulations to maintain a minimum amount of liquid assets. At September 30, 1999, Alamogordo Federal's liquidity ratio (liquid assets as a percentage of net withdrawable savings deposits and current borrowings) was 15.3%. See "Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that investments be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Statement of Financial Accounting Standards No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. Alamogordo Federal does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

         All of Alamogordo Federal's investment securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Many also carry prepayment risk insofar as they may be called prior to maturity in times of low market interest rates, so that Alamogordo
Federal may have to invest the funds at a lower interest rate. Alamogordo Federal's investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products. Investments are made based on certain considerations, which include the interest rate, tax considerations, yield, settlement date and maturity of the investment, Alamogordo Federal's liquidity position, and anticipated cash needs and sources. The effect that the proposed investment would have on Alamogordo Federal's credit and interest rate risk and risk-based capital is also considered. Alamogordo Federal purchases investment securities to provide necessary liquidity for day-to-day operations. Alamogordo Federal also purchases investment securities when investable funds exceed loan demand.

         Generally, the investment policy of Alamogordo Federal, as established by the Board of Directors, is to invest funds among various categories of investments and maturities based upon Alamogordo Federal's liquidity needs, asset/liability management policies, investment quality, marketability and performance objectives.

         Alamogordo Federal's investment and mortgage-backed securities include securities issued by the U.S. Government and government agencies, although from time to time Alamogordo may purchase other investment and mortgage-backed securities as permitted by applicable laws and regulations.

         The following table sets forth the composition of our investment securities, net of premiums and discounts, at the dates indicated. As of September 30, 1999, and June 30, 1999 and 1998, the average remaining life of our securities was 3.9, 3.7 and 2.2 years, respectively.

                                                                                   June 30,
                                                   September 30,       ----------------------------------------
                                                       1999                  1999                  1998
                                                 ------------------    -----------------     ------------------
                                                 Carrying     % of     Carrying     % of     Carrying     % of
                                                   Value      Total      Value      Total      Value      Total
                                                 --------     -----    --------     -----    --------     -----
                                                                                (Dollars in Thousands)
Securities held to maturity:
  U.S. government agency securities.........    $    --         --%    $   407       1.78%    $    --         --%
  Securities issued by states and
     political subdivisions.................      1,922       10.23      2,747      12.05       3,047       8.79
                                                -------      ------    -------     ------     -------      -----
Securities available for sale:
  U.S. government agency securities.........     13,097       69.70     13,916      61.03      24,733      71.36
  Securities issued by states and
     political subdivisions.................         --          --         --         --         --          --
                                                -------      ------    -------     ------     -------     ------
   Total investment securities..............     15,019       79.93     17,070      74.86      27,780      80.15
                                                -------      ------    -------     ------     -------     ------
FHLB stock..................................      1,351        7.19      1,332       5.84       1,260       3.64
                                                -------      ------    -------     ------     -------     ------
   Total securities and FHLB stock..........     16,370       87.12     18,402      80.70      29,040      83.79

Other interest-earning assets:
  Interest-bearing deposits with banks            2,420       12.88      4,401      19.30       5,618      16.21
                                                -------      ------    -------     ------     -------     ------
Total investment securities,
    FHLB stock and other....................    $18,790      100.00%   $22,803     100.00%    $34,658     100.00%
                                                =======      ======    =======     ======     =======     ======

         The following table presents the composition of our mortgage-backed securities portfolios.

                                                                                        June 30,
                                                     September 30,     ----------------------------------------
                                                         1999                  1999                  1998
                                                 ------------------    -------------------   ------------------
                                                 Carrying     % of     Carrying     % of     Carrying     % of
                                                   Value      Total      Value      Total      Value      Total
                                                 --------   -------    --------    ------     -------    ------
                                                                     (Dollars in Thousands)
Mortgage-backed securities held to maturity:
  FHLMC.....................................      $  275       8.59%     $  319      9.29%    $  976      19.79%
Mortgage-backed securities available for sale:
  GNMA......................................         583      18.21         626     18.24        882      17.88
  FNMA......................................       1,431      44.69       1,513     44.07      1,851      37.52
  FHLMC.....................................         913      28.51         975     28.40      1,224      24.81
                                                  ------     ------      ------    ------     ------     ------
   Total mortgage-backed securities.........      $3,202     100.00%     $3,433    100.00%    $4,933     100.00%
                                                  ======     ======      ======    ======     ======     ======

         Carrying Values, Yields and Maturities. The following table sets forth the scheduled maturities, carrying values, market value and weighted average yields for our investment securities at September 30, 1999.

                                                             September 30, 1999
                                                 -----------------------------------------
                                                 LessThan    1 to 5     5 to 10     Over      Total Investment
                                                  1 Year      Years      Years    10 Years        Securities
                                                 ---------  ---------  ---------  --------   ------------------
                                                 Carrying   Carrying   Carrying   Carrying   Carrying    Market
                                                   Value      Value      Value      Value      Value      Value
                                                 ---------  ---------  ---------  --------   --------    ------
                                                                                (Dollars in Thousands)
U.S. government agency securities...........     $   --     $13,097    $    --    $    --    $13,097    $13,097
Mortgage-backed securities..................         --         275         --      2,927      3,202      3,202
Securities issued by states and
  political subdivisions....................        696       1,226         --         --      1,922      1,922
Equity securities...........................         --          --         --         --         --          4
                                                 ------     -------     ------    -------    -------    -------
Total securities............................     $  696     $14,598    $    --    $ 2,927    $18,221    $18,225
                                                 ======     =======    =======    =======    =======    =======
Weighted average yield......................       4.23%      5.71%         --%      5.77%      5.67%

Sources of Funds

         General. Deposits are the primary source of Alamogordo Financial's funds for lending and other investment purposes. In addition to deposits, Alamogordo Financial derives funds primarily from principal and interest payments on loans. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may also be used on a short- term basis to compensate for reductions in the availability of funds from other sources and may be used on a longer-term basis for general business purposes.

         Deposits. Alamogordo Financial's deposits are attracted principally from within its primary market area. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

         Alamogordo Financial's deposits are obtained primarily from residents of its primary market area. Alamogordo Financial is not currently using brokers to obtain deposits. Alamogordo Financial's deposit products include demand and NOW, money market, savings, and term certificate accounts. Interest rates paid, maturity terms, service fees and withdrawal penalties are established by Alamogordo Financial on a periodic basis. Management determines the rates and terms based on rates paid by competitors, Alamogordo Financial's needs for funds or liquidity, growth goals and federal and state regulations.

         Deposit Activity. The following table sets forth Alamogordo Financial's savings flows during the periods indicated.

                                    Three Months
                                 Ended September 30,      Years Ended June 30,
                               ---------------------     ---------------------
                                 1999         1998         1999         1998
                               --------     --------     --------     --------
                                                     (Dollars in Thousands)

Opening balance..............  $122,460     $126,659     $126,659      $121,986
Deposits.....................    52,633       29,808      159,824        99,556
Withdrawals..................   (54,237)     (31,100)    (170,637)     (100,378)
Interest credited............     1,554        1,588        6,614         5,495
                               --------     --------     --------      --------

Ending balance...............  $122,410     $126,955     $122,460      $126,659
                               ========     ========     ========      ========

Net increase (decrease)......  $    (50)    $    296     $ (4,199)     $  4,673
                               ========     ========     =========     ========

Percent increase (decrease)..     (0.04)%       0.23%      (3.32)%         3.83%
                               ========     ========     ========      ========

         Deposit Accounts. The following table sets forth the dollar amount of savings deposits in the various types of deposit programs we offered as of the dates indicated.

                                        September 30,                            June 30,
                                             1999                      1999                      1998
                                    ----------------------    ----------------------    -------------
                                     Amount       Percent      Amount        Percent      Amount       Percent
                                    --------      -------      -------       -------     -------       -------
                                                              (Dollars in Thousands)
Transaction and savings deposits:
  Demand and NOW (0% to 1.25%)...   $  6,357         5.19%     $  6,659        5.44%     $  4,999         3.95%
  Money market (0% to 2.79%).....      7,399         6.05         8,229        6.72         9,221         7.28
  Savings deposits (0% to 2.75%)       5,288         4.32         5,066        4.13         4,967         3.92
                                    --------       ------      --------      ------      --------       ------
   Total transaction and
       savings deposits..........     19,044        15.56        19,954       16.29        19,187        15.15
                                    ---------      ------      --------      ------      --------       ------
Term certificates:
  0.00 - 4.00%...................        237         0.19           887        0.72            --         0.00
  4.01 - 5.00%...................     32,968        26.93        27,281       22.28           935         0.74
  5.01 - 6.00%...................     36,415        29.75        35,965       29.37        35,500        28.01
  6.01 - 7.00%...................     25,104        20.51        29,912       24.43        50,676        39.98
  7.01 and above.................      8,642         7.06         8,461        6.91        20,361        16.07
                                    --------       ------      --------      ------      --------       ------
   Total term certificates.......    103,366        84.44       102,506       83.71       107,472        84.80
                                    --------       ------      --------      ------      --------       ------
Total deposits...................   $122,410       100.00%     $122,460      100.00%     $126,659       100.00%
                                    ========       ======      ========      ======      ========       ======

         Time Deposit Maturity Schedule. The following table presents, by rate category, the remaining period to maturity of time deposit accounts outstanding as of September 30, 1999.

                         4.0%       More Than      More Than      More Than    More Than               Percent
                       and less   4.0% to 5.0%   4.0% to 6.0%   6.0% to 7.0%      7.0%       Total    of Total
                       --------   ------------   ------------   ------------   ---------   --------   --------
                                                        (Dollars in Thousands)
Quarter Ending:
---------------
December 31, 1999 ...     237         7,177         5,425          5,889             82      18,810        18.20%
March 31, 2000 ......      --         9,095         3,205          3,411             14      15,725        15.21
June 30, 2000 .......      --         5,714           825          4,084            734      11,357        10.99
September 30, 2000 ..      --         2,623         1,920          3,308             --       7,851         7.60
December 31, 2000 ...      --           445         1,110          1,007          1,445       4,007         3.88
March 31, 2001 ......      --           656         1,548          2,127          4,190       8,521         8.24
June 30, 2001 .......      --           164         2,222            951          1,578       4,915         4.75
September 30, 2001 ..      --           100         2,640            931            599       4,270         4.13
December 31, 2001 ...      --           295         3,632            569             --       4,496         4.35
March 31, 2002 ......      --         2,329         1,325            577             --       4,231         4.09
June 30, 2002 .......      --         2,768         1,433            398             --       4,599         4.45
September 30, 2002 ..      --           571         4,481            413             --       5,465         5.29
Thereafter ..........      --         1,031         6,649          1,439             --       9,119         8.82
                         ----       -------       -------        -------         ------    --------     -----------
  Total .............    $237       $32,968       $36,415        $25,104         $8,642    $103,366       100.00%
                         ====       =======       =======        =======         ======    ========       ======
  Percent of total ..    0.22%        31.90%        35.23%         24.29%          8.36%     100.00%
                         ====       =======       =======        =======         ======    ========

         Large Certificates. The following table indicates the amount of our certificates of deposit and other deposits by time remaining until maturity as of September 30, 1999.

                                                                          Maturity
                                                         -----------------------------------------
                                                                      Over      Over
                                                         3 Months   3 to 12   12 to 36      Over
                                                          or Less    Months     Months   36 Months     Total
                                                         --------   -------   --------   ---------   --------
Certificates of deposit less than $100,000 ............   $14,305   $25,691    $26,852     $6,933    $ 73,781
Certificates of deposit of $100,000 or more ...........     4,005     9,242     13,652      1,886      28,785
Deposits from governmental and other public entities ..       500        --         --        300         800
                                                          -------   -------    -------     ------    --------
Total certificates of deposit .........................   $18,810   $34,933    $40,504     $9,119    $103,366
                                                         =======   =======    =======     ======    ========

         Borrowings. Alamogordo Federal may obtain advances from the FHLB of Dallas upon the security of the common stock it owns in that bank and certain of its residential mortgage loans and mortgage-backed securities, provided certain standards related to creditworthiness have been met. These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. FHLB advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending.

         The following table sets forth the maximum month-end balance and average balance of FHLB advances and other borrowings for the periods indicated.

                                   Three Months
                               Ended September 30,     Years Ended June 30,
                               -------------------     --------------------
                                 1999        1998        1999        1998
                               -------     -------     -------     --------
                                              (In Thousands)
Maximum balance:
  FHLB advances .............  $10,000     $10,000     $10,000     $10,000
  Other borrowings ..........       --         151         151         278

Average balance:
  FHLB advances .............  $10,000     $10,000     $10,000     $ 5,833
  Other borrowings ..........       --         151          75         235

         The following table sets forth certain information as to our borrowings at the dates indicated.

                                                                  June 30,
                                            September 30,    ------------------
                                                 1999          1999       1998
                                            -------------    -------    -------
                                                       (In Thousands)
FHLB advances .............................    $10,000       $10,000    $10,000
Other borrowings ..........................         --            --        151
                                               -------       -------    -------
Total borrowings ..........................    $10,000       $10,000    $10,151
                                               =======       =======    =======
Weighted average interest rate
  of FHLB advances ........................       4.81%         4.81%      4.81%

Weighted average interest rate
  of other borrowings .....................        n/a           n/a      10.00%

Subsidiary Activities

         Alamogordo Financial has no direct subsidiaries other than Alamogordo Federal. As a federally chartered savings association, Alamogordo Federal is permitted by OTS regulations to invest up to 2% of its assets in the stock of, or loans to, service corporation subsidiaries. Alamogordo Federal may invest an additional 1% of its assets in service corporations where such additional funds are used for inner-city or community development purposes and up to 50% of its total capital in conforming loans to service corporations in which it owns more than 10% of the capital stock. In addition to investments in service corporations, federal associations are permitted to invest an unlimited amount in operating subsidiaries engaged solely in activities in which a federal association may engage. At September 30, 1999, Alamogordo Federal had one subsidiary, Space Age City Service Corporation. Alamogordo Federal's investment in its subsidiary was $184,000 as of September 30, 1999. As of September 30, 1999, Alamogordo Federal had an outstanding note receivable from Space Age City Service Corporation of $112,000. The subsidiary has been involved in a real estate development project for the purpose of development of real estate lots. As of September 30, 1999, Space Age City Service Corporation owns real estate it values at approximately $215,000. Gross rental income from its investment amounted to $13,160 for the fiscal year ended June 30, 1999.

Properties

         We conduct our business through our administrative office and one branch office. We own our administrative office building, and lease our branch office facility. Our administrative offices are located at 500 10th Street, Alamogordo, New Mexico. Our branch office is located at 233 New York Street, Alamogordo, New Mexico. Our premises and equipment had a net book value of $8.7 million as of September 30, 1999. We believe that our current facilities are adequate to meet our present needs.

Legal Proceedings

         We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. We believe that these routine legal proceedings, in the aggregate, are immaterial to our financial condition and results of operations.

Personnel

         As of September 30, 1999, we had 43 full-time employees and one part-time employee. The employees are not represented by a collective bargaining unit and we consider our relationship with our employees to be good.


                                   REGULATION

General

         Alamogordo Federal is regulated, examined and supervised by the OTS, as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended and, incertain respects, the Federal Deposit Insurance Act and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, Alamogordo Federal's relationship with its depositors and borrowers is also regulated to a great extent, especially in matters such as the ownership of deposit accounts and the form and content of Alamogordo Federal's mortgage documents. Alamogordo Federal must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review Alamogordo Federal's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on Alamogordo Federal and its operations.

Federal Regulation of Savings Associations

         Office of Thrift Supervision. The OTS is an office in the Department of the Treasury. It generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

         Federal Home Loan Bank System. The Federal Home Loan Bank System, consisting of 12 banks, is under the jurisdiction of the Federal Housing Finance Board. Alamogordo Federal, as a member of the Federal Home Loan Bank of Dallas, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Dallas in an amount equal to the greater of 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank of Dallas. Alamogordo Federal is in compliance with this requirement. Among other benefits, the Federal Home Loan Bank of Dallas provides a central credit facility primarily for member institutions.

         Federal Deposit Insurance Corporation. The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The FDIC currently maintains two separate insurance funds: the Bank Insurance Fund and the Savings Association Insurance Fund. As insurer of Alamogordo Federal's deposits, the FDIC has examination, supervisory and enforcement authority over Alamogordo Federal.

         Alamogordo Federal's accounts are insured by the Savings Association Insurance Fund to the maximum extent permitted by law. Alamogordo Federal pays deposit insurance premiums based on a risk-based assessment system established by the FDIC. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the Savings Association Insurance Fund unless effective corrective action is taken.

         Under the Deposit Insurance Funds Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with Savings Association Insurance Fund-assessable deposits which resulted in the Savings Association Insurance Fund achieving its designated reserve ratio. As a result, the FDIC reduced the assessment schedule for Savings Association Insurance Fund members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including Alamogordo Federal, paying 0%. This assessment schedule is the same as that for the Bank Insurance Fund, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, Savings Association Insurance Fund members are charged an assessment of .065% of Savings Association Insurance Fund-assessable deposits to pay interest on the obligations issued by the Financing Corporation in the 1980s to help fund the thrift industry cleanup. Bank Insurance Fund-assessable deposits will be charged an assessment to help pay interest on the Financing Corporation bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

         The Deposit Insurance Funds Act also contemplates the development of a common charter for all federally chartered depository institutions and the
abolition  of  separate   charters  for  national  banks  and  federal   savings
associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of Alamogordo Federal.

         The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of Alamogordo Federal.


         Liquidity Requirements. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets, such as cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments, equal to a monthly average of not less than a specified percentage of its net withdrawable accounts plus short-term borrowings. The current percentage is 4%. Monetary penalties may be imposed for failure to meet liquidity requirements. At September 30, 1999, Alamogordo Federal's liquidity, as measured for regulatory purposes, was in excess of the minimum requirement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         Prompt Corrective Action. Each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not required to meet and maintain a specific capital level for any capital measure;"adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, has a Tier I risk-based capital ratio of 4.0% or more, has a leverage ratio of 4.0% or more, or 3.0% under certain circumstances, and does not meet the definition of "well capitalized"; "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, has a Tier I risk-based capital ratio that is less than 4.0% or has a leverage ratio that is less than 4.0%, or 3.0% under certain circumstances; "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, has a Tier I risk-based capital ratio that is less than 3.0% or has a leverage ratio that is less than 3.0%; and "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. At September 30, 1999, Alamogordo Federal was categorized as "well capitalized" under the prompt corrective action regulations.

         A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

         An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall face various mandatory and discretionary restrictions on its operations.
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



Standards for Safety and Soundness

         The federal banking regulatory agencies have adopted regulatory guidelines for all insured depository institutions relating to internal controls, information systems and internal audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; asset quality; earnings; and compensation, fees and benefits. The guidelines outline the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that Alamogordo Federal fails to meet any standard prescribed by the guidelines, it may require Alamogordo Federal to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of safety and soundness compliance plans.

         Qualified Thrift Lender Test. All savings associations are required to meet a qualified thrift lender test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a qualified thrift lender shall either convert to a national bank charter or face the following restrictions on its operations. These restrictions are: the association may not make any new investment or engage in activities that would not be permissible for national banks; the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; the association shall be ineligible to obtain new advances from any Federal Home Loan Bank; and the payment of dividends by the association shall be under the rules regarding the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a qualified thrift lender, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any Federal Home Loan Bank. In addition, within one year of the date on which a savings association controlled by a company ceases to be a qualified thrift lender, the company must register as a bank holding company and follow the rules applicable to bank holding companies. A savings institution may requalify as a qualified thrift lender if it thereafter complies with the test.

         Currently, the qualified thrift lender test requires that either an institution qualify as a domestic building and loan association under the Internal Revenue Code or that 65% of an institution's "portfolio assets" consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities where the mortgages are secured by domestic residential housing or manufactured housing; Federal Home Loan Bank stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test based on an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Freddie Mac or Fannie Mae. Portfolio assets consist of total assets minus the sum of goodwill and other intangible assets, property used by the savings institution to conduct its business, and liquid assets up to 20% of the institution's total assets. At
September 30, 1999, Alamogordo Federal was in compliance with the qualified thrift lender test.

         Capital Requirements. Federal regulations require a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements.


         OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less any intangible assets, except for certain qualifying intangible assets; certain mortgage servicing rights; and equity and debt investments in subsidiaries that are not"includable subsidiaries," which is defined as subsidiaries engaged solely inactivities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and non-includable subsidiaries. Institutions that fail to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4%, or 3% in the case of institutions receiving the highest CAMELS examination rating, will be deemed to be "undercapitalized" and may face certain restrictions. See "--Federal Regulation of Savings Associations--Prompt Corrective Action."

         Savings associations also must maintain "tangible capital" not less than 1.5% of Alamogordo Federal's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights. Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, based on an amortization schedule, and general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

         The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans, including multi-family mortgage loans, are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans a reassigned a 100% risk weight, as are non qualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor from 0% to 100% assigned to that category. These products are then totaled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk-weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

         The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would face a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets, or the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts, that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines of the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Under the rule, there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is exempt from the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the calculated interest rate risk component, as calculated by the OTS, overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the amount as calculated by the OTS. The OTS has postponed the date that the component will first be deducted from an institution's total capital.


         As of September 30, 1999, Alamogordo Federal was in compliance with all regulatory capital requirements. See "Historical And Pro Forma Regulatory
Capital Compliance" for a table that sets forth in terms of dollars and percentages the tangible, core and risk-based capital requirements, Alamogordo Federal's historical amounts and percentages at September 30, 1999 and pro forma amounts and percentages based upon the stated assumptions.


Capital Distributions

         OTS regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution to make capital distributions. Under new regulations effective April 1, 1999, a savings institution must file an application for OTS approval of the capital distribution if either (1) the total capital distributions for the applicable calendar year exceed the sum of the institution's net income for that year to date plus the institution's retained net income for the preceding two years, (2) the institution would not be at least adequately capitalized following the distribution,
(3) the distribution would violate any applicable statute, regulation, agreement or OTS-imposed condition, or (4) the institution is not eligible for expedited treatment of its filings. If an application is not required to be filed, savings institutions which are a subsidiary of a holding company, as well as certain other institutions, must still file a notice with the OTS at least 30 days before the board of directors declares a dividend or approves a capital distribution.

Loans to One Borrower


         Savings institutions are generally required to follow the national bank limit on loans to one borrower. Generally, this limit is 15% of its unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. As of September 30, 1999, Alamogordo Federal was in compliance with all loans to one borrower limitations. See "Business of Alamogordo Federal--Lending Activities" for further information.


Activities of Associations and Their Subsidiaries

         A savings association may establish operating subsidiaries to engage in any activity that the savings association may conduct directly and may establish service corporation subsidiaries to engage in certain pre-approved activities or, with approval of the OTS, other activities reasonably related to the activities of financial institutions. When a savings association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

         The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the Savings Association Insurance Fund. If so, it may require that no Savings Association Insurance Fund member engage in that activity directly.

Transactions with Affiliates

         Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the Home Owners Loan Act. Generally, Sections 23A and 23B limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of the institution's capital and surplus and place an aggregate limit on all transactions with affiliates to an amount equal to 20% of capital and surplus, and require that all transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term"covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions.

         Any loan or extension of credit by Alamogordo Federal to an affiliate must be secured by collateral in accordance with Section 23A.

         Three additional rules apply to savings associations. First, a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies. Second, a savings association may not purchase or invest insecurities issued by an affiliate, other than securities of a subsidiary. Third, the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge
Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve, as is currently the case with respect to all FDIC-insured banks.

         Alamogordo Federal's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by those persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations require that loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans Alamogordo Federal may make to those persons based, in part, on Alamogordo Federal's capital position, and

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

requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

Community Reinvestment Act

         Savings associations are required to follow the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a savings association, to assess the savings association's record in meeting the credit needs of the community serviced by the savings associations, including low and moderate income neighborhoods. The regulatory agency's assessment of the savings association's record is made available to the public. Further, an assessment is required of any savings associations which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. Alamogordo Federal received a "satisfactory" rating as a result of its most recent examination.

Holding Company Regulation

         Generally. AF Mutual Holding Company and Alamogordo Financial are nondiversified mutual savings and loan holding companies within the meaning of the HOLA. As such, AF Mutual Holding Company and Alamogordo Financial are registered with the OTS and are subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over AF Mutual Holding Company and Alamogordo Financial and any nonsavings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. As federal corporations, Alamogordo Financial and AF Mutual Holding Company are generally not subject to state business organizations law.

         Permitted Activities. Pursuant to Section 10(o) of the HOLA and OTS regulations and policy, a mutual holding company and a federally chartered mid-tier holding company such as Alamogordo Financial may engage in the following activities: (i) investing in the stock of a savings association; (ii) acquiring a mutual association through the merger of such association into a savings association subsidiary of such holding company or an interim savings association subsidiary of such holding company; (iii) merging with or acquiring another holding company, one of whose subsidiaries is a savings association;
(iv) investing in a corporation, the capital stock of which is available for purchase by a savings association under federal law or under the law of any state where the subsidiary savings association or associations share their home offices; (v) furnishing or performing management services for a savings association subsidiary of such company; (vi) holding, managing or liquidating assets owned or acquired from a savings subsidiary of such company; (vii) holding or managing properties used or occupied by a savings association subsidiary of such company properties used or occupied by a savings association subsidiary of such company; (viii) acting as trustee under deeds of trust; (ix) any other activity (A) that the Federal Reserve Board, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act of 1956, unless the Director, by regulation, prohibits or limits any such activity for savings and loan holding companies; or
(B) in which multiple savings and loan holding companies were authorized (by regulation) to directly engage on March 5, 1987; and (x) purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such savings and loan holding company is approved by the Director. If a mutual holding company acquires or merges with another holding company, the holding company acquired or the holding company resulting from such merger or acquisition may only invest in assets and engage in activities listed in (i) through (x) above, and has a period of two years to cease any nonconforming activities and divest of any nonconforming investments.

         The HOLA prohibits a savings and loan holding company, including Alamogordo Financial and AF Mutual Holding Company, directly or indirectly, or through one or more subsidiaries, from acquiring another savings institution or holding company thereof, without prior written approval of the OTS. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary savings institution, a nonsubsidiary holding company, or a nonsubsidiary company engaged in activities other than those permitted by the HOLA; or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

         The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and
(ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such

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

acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         Waivers of Dividends by AF Mutual Holding Company. OTS regulations require AF Mutual Holding Company to notify the OTS of any proposed waiver of its right to receive dividends. The OTS reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the savings association subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company are considered as a restriction to the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with SFAS 5, where the savings association determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; (iv) the amount of any waived dividend is considered as having been paid by the savings association in evaluating any proposed dividend under OTS capital distribution regulations; and (v) in the event the mutual holding company converts to stock form, the appraisal submitted to the OTS in connection with the conversion application takes into account the aggregate amount of the dividends waived by the mutual holding company.

         Conversion of AF Mutual Holding Company to Stock Form. OTS regulations permit AF Mutual Holding Company to convert from the mutual form of organization to the capital stock form of organization (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction a new holding company would be formed as the successor to Alamogordo Financial (the "New Holding Company"), AF Mutual Holding Company's corporate existence would end, and certain depositors of Alamogordo Federal would receive the right to subscribe for additional shares of the New Holding Company. In a Conversion Transaction, each share of Common Stock held by stockholders other than AF Mutual Holding Company ("Minority Stockholders") would be automatically converted into a number of shares of common stock of the New Holding Company determined pursuant an exchange ratio that ensures that after the Conversion Transaction, subject to the Dividend Waiver Adjustment described below and any adjustment to reflect the receipt of cash in lieu of fractional shares, the percentage of the to-be outstanding shares of the New Holding Company issued to Minority Stockholders in exchange for their Common Stock would be equal to the percentage of the outstanding shares of Common Stock held by Minority Stockholders immediately prior to the Conversion Transaction. The total number of shares held by Minority Stockholders after the Conversion Transaction would also be affected by any purchases by such persons in the offering that would be conducted as part of the Conversion Transaction.

         The Dividend Waiver Adjustment would decrease the percentage of the to-be outstanding shares of common stock of the New Holding Company issued to Minority Stockholders in exchange for their shares of Common Stock to reflect
(i) the aggregate  amount of dividends  waived by AF Mutual Holding  Company and
(ii) assets other than Common Stock held by AF Mutual Holding Company. Pursuant to the Dividend Waiver Adjustment, the percentage of the to-be outstanding shares of the New Holding Company issued to Minority Stockholders in exchange for their shares of Common Stock would be equal to the percentage of the outstanding shares of Common Stock held by Minority Stockholders multiplied by the Dividend Waiver Fraction. The Dividend Waiver Fraction is equal to the product of (a) a fraction, of which the numerator is equal to Alamogordo Financial's stockholders' equity at the time of the Conversion Transaction less the aggregate amount of dividends waived by AF Mutual Holding Company and the denominator is equal to Alamogordo Financial's stockholders' equity at the time of the Conversion Transaction, and (b) a fraction, of which the numerator is equal to the appraised pro forma market value of the New Holding Company minus the value of AF Mutual Holding Company's assets other than Common Stock and the denominator is equal to the pro forma market value of the New Holding Company.

                                    TAXATION

Federal Taxation


         General. Alamogordo Financial and Alamogordo Federal are subject to the corporate tax provisions of the Internal Revenue Code, and Alamogordo Federal is subject to certain additional provisions which apply to thrift and other types of financial institutions. The following is a summary of the material federal income tax matters relating to the taxation of Alamogordo Financial and Alamogordo Federal. The summary is not a comprehensive discussion of the tax rules applicable to Alamogordo Financial and Alamogordo Federal.

         Fiscal Year. Alamogordo Financial and Alamogordo Federal file federal income tax returns on the basis of a fiscal year ending on June 30, and it is expected that separate returns will be filed for 1999 and 2000.

         Bad Debt Reserves. In August 1997, legislation was enacted that repealed the reserve method of accounting (including the percentage of taxable income method) previously used by many savings institutions to calculate their bad debt reserve for federal income tax purposes. Savings institutions with $500 million or less in assets may, however, continue to use the experience method. Alamogordo Federal must recapture that portion of its reserve which exceeds the amount that could have been taken under the experience method for post-1987 tax years. The recapture will occur over a six-year period, commencing January 1, 1998. The legislation also requires savings institutions to account for bad debts for federal income tax purposes on the same basis as commercial banks for tax years beginning after December 31, 1995. This change in accounting method and recapture of excess bad debt reserves is adequately provided for in Alamogordo Federal's deferred tax liability.

         At September 30, 1999, the federal income tax reserves of Alamogordo Federal included $2.7 million for which no federal income tax has been provided. Because of these federal income tax reserves, the retained earnings of Alamogordo Federal are substantially restricted.

         Distributions. If Alamogordo Federal were to distribute cash or property to its stockholders, and the distribution was treated as being from its accumulated bad debt reserves, the distribution would cause Alamogordo Federal to have additional taxable income. A distribution is from accumulated bad debt reserves if (a) the reserves exceed the amount that would have been accumulated on the basis of actual loss experience, and (b) the distribution is a "non-qualified distribution." A distribution with respect to stock is a non-qualified distribution to the extent that, for federal income tax purposes,

         o   it is in redemption of shares,

         o   it is pursuant to a liquidation of the institution, or

         o in the case of a current distribution, together with all other such distributions during the taxable year, it exceeds the institution's current and post-1951 accumulated earnings and profits.

The amount of additional taxable income created by a non-qualified distribution is an amount that when reduced by the tax attributable to it is equal to the amount of the distribution.

         Minimum Tax. The Code imposes an alternative minimum tax at a rate of 20%. The alternative minimum tax generally applies to a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI") and is payable to the extent such AMTI is in excess of an exemption amount. Tax preference items include the following:

         o   depreciation, and

         o 75% of the excess (if any) of adjusted current earnings as defined in the Code, over AMTI determined without regard to this preference and prior to reduction by net operating losses).

         Capital Gains and Corporate Dividends-Received Deduction. Corporate net capital gains are taxed at a maximum rate of 35%. Corporations which own 20% or more of the stock of a corporation distributing a dividend may deduct 80% of the dividends received. Corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct 70% of the dividends received. However, a corporation that receives dividends from a member of the same affiliated group of corporations may deduct 100% of the dividends received.

         Other Matters. Federal legislation is introduced from time to time that would limit the ability of individuals to deduct interest paid on mortgage loans. Individuals are currently not permitted to deduct interest on consumer loans. Significant increases in tax rates or further restrictions on the deductibility of mortgage interest could adversely affect Alamogordo Federal.

         Alamogordo Financial's federal income tax return for the fiscal year ended June 30, 1998 has been audited, and there are no open years under the statute of limitations that are subject to review by the IRS.

State Taxation

         The State of New Mexico has a corporate tax which subjects Alamogordo Federal's New Mexico taxable income to tax rates ranging from 4.80% to 7.65%. New Mexico taxable income is computed by applying certain modifications to federal taxable income. The principal difference between state and federal taxable income is that interest earned on U.S. government obligations is not taxable for state purposes.


                                   MANAGEMENT

Shared Management Structure


         Alamogordo Financial has the same directors and executive officers as Alamogordo Federal. We expect that we will continue to have common directors and common executive officers until there is a business reason to establish separate management structures.


         To date, Alamogordo Federal has compensated its directors and executive officers for their services. Alamogordo Financial does not pay any additional compensation. We expect to continue this practice until we have a business reason to establish separate compensation programs. Until then, we expect Alamogordo Financial to reimburse Alamogordo Federal for a part of the compensation paid to each director and executive officer that is proportionate to the amount of time which he or she devotes to performing services for Alamogordo Financial.

Directors


         Composition of Our Boards. Alamogordo Financial has five directors. Each belongs to one of three classes with staggered three-year terms of office. One director is in a class that has a term expiring in 2000. Two are in a class that has a term expiring in 2001. Two are in a class that has a term expiring in 2002. At each of our annual stockholder meetings, stockholders elect directors to fill the seats of those directors whose terms are expiring in that year. As the sole stockholder of Alamogordo Federal, Alamogordo Financial elects Alamogordo Federal's directors.

         The five directors of Alamogordo Financial also serve as the directors of Alamogordo Federal. The directors of Alamogordo Federal are divided into three classes with staggered three-year terms of office, similar to our Board of Directors.


         Who Our Directors Are. The following table states our directors' names, their ages as of their birthdays in 1999, their positions, the years they began serving as directors (including time spent on the Board of Directors of Alamogordo Federal) and the years their current terms as directors will expire:

                                                                Alamogordo       Alamogordo      Alamogordo
                                                                  Federal         Financial       Financial
Name                        Age   Positions                   Director Since   Director Since   Term Expires
-------------------------   ---   -------------------------   --------------   --------------   ------------
Robert W. Hamilton ......    80   Chairman                         1958             1997            2002
S. Thomas Overstreet ....    62   Vice Chairman                    1976             1997            2001
Marilyn L. Mott .........    63   Director                         1990             1997            2000
Earl E. Wallin ..........    71   Director                         1982             1997            2002
R. Miles Ledgerwood .....    44   Director, President and          1992             1997            2001
                                    Chief Executive Officer


         Who Our Executive Officers Are. The following table states the names of Alamogordo Federal's executive officers who are not also directors, their ages as of their birthdays in 1999, their positions, and the years they began serving as executive officers:


                                                                              Alamogordo Federal
                                                                               Executive Officer
Name                        Age   Positions                                          Since
-------------------------   ---   -----------------------------------------   ------------------
Norma J. Clute ..........    35   Vice President and Treasurer                       1993
Howard M. Smith .........    52   Vice President--Lending Operations                 1995
Julia A. Eggleston ......    48   Sr. Vice President, Chief Operating                1993
                                    Officer and Secretary
Kemmie D. Jeter .........    45   Vice President--Head of Teller Operations          1998

         Our  Directors'  and  Executive  Officers  Backgrounds.   The  business
experience of our directors and executive officers is as follows:

         Robert W. Hamilton. Mr. Hamilton has served as a director of Alamogordo Federal since 1958. Mr. Hamilton is a retired funeral director.

         S. Thomas Overstreet. Mr. Overstreet has served as a director of Alamogordo Federal since 1976. Mr. Overstreet is an attorney in the law firm of
S. Thomas Overstreet and Associates, P.C.

         Marilyn L. Mott. Ms. Mott has served as a director of Alamogordo Federal since 1990. Ms. Mott is formerly an employee of Alamogordo Federal and retired as a Vice President of Alamogordo Federal in 1989.

         Earl E. Wallin. Mr. Wallin has served as a director of Alamogordo Federal since 1982. Mr. Wallin was formerly employed by Alamogordo Federal as its President and Chief Executive Officer until his retirement December 31, 1991.

         R. Miles Ledgerwood. Mr. Ledgerwood has been employed by Alamogordo Federal since 1983 and has served as its President and Chief Executive Officer and as a director since 1992.

         Norma J. Clute. Ms. Clute has been employed by Alamogordo Federal since 1991 and has served as our Vice President and Treasurer since 1993.

         Howard M. Smith. Mr. Smith has been employed by Alamogordo Federal since 1995 and has served as our Vice President since that date.

         Julia A. Eggleston. Ms. Eggleston has been employed by Alamogordo Federal since 1983 and has served as Senior Vice President, Chief Operating Officer and Secretary since 1993.

         Kemmie D. Jeter. Ms. Jeter has been employed by Alamogordo Federal since 1972 and has served as Vice President and head of teller operations since 1998.

Meetings of the Board of Directors and Its Committees


         Alamogordo Financial's board of directors meets on a quarterly basis and may hold additional special meetings. During the fiscal year ended June 30, 1999, our board of directors held three regular meetings and no special meetings, and no director attended fewer than 75% of such meetings. Alamogordo Federal has a standing audit committee that performs a similar function for Alamogordo Financial. Alamogordo Financial's Board does not maintain a standing nominating or compensation committee, although we intend to establish such committees following the offering.


         Alamogordo Federal's Board of Directors meets on a monthly basis and may hold special meetings. During the fiscal year ended June 30, 1999, the Alamogordo Federal Board of Directors held 12 regular meetings and no special meetings. Alamogordo Federal has a standing Executive, Audit, Compliance and Investment Committee. Alamogordo Federal's Audit Committee consists of Messrs. Overstreet and Hamilton and Ms. Mott. Mr. Overstreet is the Chairman. The Committee met nine times during the fiscal year ended June 30, 1999.


Indemnification of Officers and Directors

         Federal regulations require that federal mid-tier holding companies, such as Alamogordo Financial, indemnify any person against whom any action is brought or threatened because that person is or was a director or officer of the company for any amount for which that person becomes liable under a judgment in such action. Indemnification would include reasonable costs and expenses actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under federal regulations if he or she attains a favorable judgment in such enforcement action.

         Indemnification will also be made if there is a final judgment on the merits in such person's favor. In the case of settlement, final judgment against such person, or final judgment in such person's favor other than on the merits, then such person shall be indemnified only if a majority of the disinterested directors of the company determine that such person was or believed himself to be acting in good faith and within the scope of his or her employment or authority. No such indemnification shall be made if the OTS advises the company that it objects to the indemnification.


Director Compensation

         During the fiscal year ended June 30, 1999, Alamogordo Financial did not separately pay directors fees.

During the fiscal year ended June 30, 1999, Alamogordo Federal paid each of its directors a fee of $2,000 per month. The Chairman of the Board received an additional $800 per month and the Vice Chairman received an additional $400 per month. In addition, the Chairs of the Audit, Compliance and Investment Committee received additional monthly fees of $350, $200, and $350, respectively. Alamogordo Federal paid fees totaling $121,200 to its non-employee directors for the fiscal year ended June 30, 1999.

Executive Compensation

         Summary Compensation Table. The following table provides information about the compensation paid for 1999 to our Chief Executive Officer. No other officer's total annual salary and bonus for 1999 totaled $100,000 or more.

====================================================================================================================
                                             Summary Compensation Table
--------------------------------------------------------------------------------------------------------------------
                                                                              Long-Term Compensation
                                         Annual Compensation(1)                       Awards
                              --------------------------------------------   -----------------------
                                                                  Other
                                                                 Annual                                  All Other
                              Fiscal                          Compensation    Restricted    Options/   Compensation
Name and Principal Position    Year    Salary($)   Bonus($)      ($)(2)      Stock Awards   SARs (#)        ($)
---------------------------   ------   ---------   --------   ------------   ------------   --------   ------------
Miles Ledgerwood, President,
Chief Executive Officer and
Director                       1999    $114,500    $22,865         $--            --           --           $--
===================================================================================================================

(1) The information provided is for the fiscal year ending June 30, 1999. In accordance with the revised rules on executive officer and director compensation disclosure adopted by the SEC, Summary Compensation information is excluded for the calendar years ended June 30, 1998 and 1997, as Alamogordo Federal was not a public company during such periods.

(2) Does not include perquisites and personal benefits, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of the total salary and bonus reported.

Benefit Plans

         Defined Benefit Pension Plan. Alamogordo Federal maintains the Financial Institutions Retirement Fund, which is a qualified, tax-exempt defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked at Alamogordo Federal for a period of one year in which they have 1,000 or more hours of service are eligible for membership in the Plan. Once eligible, an employee receives credit for all years of employment with Alamogordo Federal for purposes of determining the employee's benefit service and vested percentage under the Retirement Plan. Alamogordo Federal annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act ("ERISA").

         The regular form of all retirement benefits (i.e., normal, early or disability) is payable in monthly installments for the life of the retiree plus a retirement death benefit. An optional form of benefit may be selected instead of the normal form of benefits. These optional forms include a higher monthly installment payable for life and no further benefit upon death, a revised monthly installment during the member's life with some other benefit payable upon death and various annuity forms. Benefits payable upon death may be made in a lump sum, installments over 10 years, or a lifetime annuity.

         The normal retirement benefit payable annually ("regular annual retirement allowance") at or after age 65, is an amount equal to 2% multiplied by years of benefit service times average compensation based on the average of the three years providing the highest average. A reduced benefit is payable as early as age 45, after the member has become vested. A member is fully vested in his account upon completion of five or more years of employment or upon attaining normal retirement age. If a member dies in active service, his beneficiary would be entitled to a lump sum death benefit equal to 100% of the member's last 12 months' salary, plus an additional 10% of the salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years, plus refund of the member's own contributions, if any, with interest. If a member dies after becoming eligible for early retirement his beneficiary would receive the higher of the active service death benefit or the retirement death benefit. The retirement death benefit is 12 times the regular annual retirement allowance less the sum of the allowance payments made before death.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1999, expressed in the form of a single life annuity for the average salary and benefit service classifications specified below.

Highest Three-Year        Years of Service and Benefit Payable at Retirement
      Average        -----------------------------------------------------------
   Compensation         15        20        25        30        35         40
------------------   -------   -------   -------   -------   --------   --------
     $ 50,000        $15,000   $20,000   $25,000   $30,000   $ 35,000   $ 40,000
     $ 75,000        $22,500   $30,000   $37,500   $45,000   $ 52,500   $ 60,000
     $100,000        $30,000   $40,000   $50,000   $60,000   $ 70,000   $ 80,000
     $125,000        $37,500   $50,000   $62,500   $75,000   $ 87,500   $100,000
     $160,000        $48,000   $64,000   $80,000   $96,000   $112,000   $128,000

         As of June 30, 1999, R. Miles Ledgerwood had 15 years of benefit service under the Retirement Plan.

         401(k) Plan. Alamogordo Federal maintains a tax-qualified 401(k) defined contribution plan for employees who have attained age 21 and have at least one year of service. Eligible employees may make pre-tax contributions to the 401(k) Plan through salary reduction elections, subject to limitations of the Internal Revenue Code (for 1999, the annual limit is $10,000). Alamogordo Federal may make a matching contribution to the 401(k) Plan in various amounts on the first six percent (divided into four tiers) of annual compensation contributed to the 401(k) Plan on a pre-tax basis by the eligible employee. Alamogordo Federal may also make discretionary contributions to the 401(k) Plan, which are allocated to eligible employees based on their relative compensation.

         All employee contributions and employer discretionary contributions and earnings thereon under the 401(k) plan are at all times fully 100% vested. Employer matching contributions vest in a participant at the rate of 20% per year after completing two years of service so that the participant is 100% vested after six years of service. The 401(k) Plan permits employees to withdraw salary reduction contributions prior to termination in the event the employee suffers a financial hardship. In addition, the 401(k) Plan permits employees that are fully vested in their accounts to withdraw Alamogordo Federal's discretionary contributions prior to termination of employment.

         Plan benefits will be paid to each participant in a lump sum, in installments over a fixed period or part lump sum and part installments, upon termination, disability or death. The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options.

         At June 30, 1999, the market value of the 401(k) Plan equaled approximately $445,611. Alamogordo Federal's matching contribution to the 401(k) Plan for the Plan year ended December 31, 1998, was approximately $13,950.

         Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service and have attained age 21 and will take effect at the completion of the stock offering.

         Alamogordo Financial intends to lend this plan enough money to purchase 8% of the shares issued to investors other than AF Mutual Holding Company. The plan will purchase these shares from Alamogordo Financial to the extent that shares are available after filling the subscriptions of eligible account holders. Otherwise, the plan will purchase these shares on the open market after completion of the stock offering to the extent that shares are available for purchase on reasonable terms. If this plan cannot purchase the shares that it wants directly from Alamogordo Financial in the offering, there is no assurance that it will purchase shares after the stock offering, or that such purchases will occur during any particular time period or at any particular price.

         Although contributions to this plan will be discretionary, Alamogordo Federal intends to contribute enough money each year to make the required principal and interest payments on the loan from Alamogordo Financial. It is expected that this loan will be for a term of ten years and will call for level annual payments of principal. The plan will initially pledge the shares it purchases as collateral for the loan and hold them in a suspense account.

         The plan will not distribute the pledged shares right away. Instead, it will release a portion of the pledged shares annually. The plan will allocate the shares released each year among the accounts of participants in proportion to their salary for the year. For example, if a participant's salary for a year represents 1% of the total salaries of all participants for the year, subject to tax limitations, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

         This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

         The Employee Stock Ownership Plan provides additional and accelerated benefits if we experience a change of control. Neither, the stock offering nor a second step conversion will trigger additional benefits or accelerate benefits under any of the plans or agreements.

Future Stock Benefit Plans

         Stock Option Plan. We intend to implement a stock option plan for our directors and officers after the stock offering. Applicable regulations prohibit us from implementing this plan until six months after the stock offering. The stock option plan that will authorize the Stock Plan Committee to grant options to purchase a number of shares equal to up to 10% of the shares sold in the offering. The Stock Plan Committee will decide which directors and officers will receive options and what the terms of those options will be. Generally, no stock option will permit its recipient to purchase shares at a price that is less than the fair market value of a share on the date the option is granted, and no option will have a term that is longer than 10 years. If we implement a stock option plan before the first anniversary of the stock offering, applicable regulations will require that we observe the following restrictions:

     o We must obtain the approval of the holders of a majority of our outstanding shares that are not owned by AF Mutual Holding Company.

     o We must limit the total number of options awarded to outside directors to 30% of the options authorized to be awarded under the plan.

     o We must limit the number of options awarded to any one outside director to 5% of the options authorized to be awarded under the plan and the number of options awarded to any executive officer to 25% of the options authorized to be awarded under the plan.

     o We may not permit the options to become vested more rapidly than 20% per year beginning on the first anniversary of stockholder approval of the plan.

     o We may not permit accelerated vesting for any reason other than death or disability.

These restrictions are not required if the stock option plan is implemented more than one year after the offering. After the first anniversary of the stock offering, we may amend the plan to change or remove these restrictions. If we adopt a stock option plan within one year after the stock offering, we expect to amend the plan later to remove these restrictions and to provide for accelerated vesting in cases of retirement and change of control.

         We may obtain the shares needed for this plan by issuing additional shares or through stock repurchases. Because we cannot issue new shares that would reduce AF Mutual Holding Company's ownership position to less than a majority of Alamogordo Financial's outstanding shares, we expect to obtain most or all of the shares for this plan through stock repurchases. Our ability to engage in stock repurchases may be restricted by Office of Thrift Supervision regulations that prohibit us from repurchasing our common stock during the first three years following our stock offering, unless we receive the prior approval of the Office of Thrift Supervision.

         We expect the stock option plan will permit the Stock Plan Committee to grant either incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special treatment. Incentive stock options may be granted only to employees and will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment, the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an incentive stock option are resold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

         Non-qualified stock options may be granted to either employees or non-employees such as directors, consultants and other service providers. Incentive stock options that are exercised more than three months after termination of employment are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When the shares acquired on exercise of a non-qualified stock option are resold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income when the option was exercised. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

         When a non-qualified stock option is exercised, Alamogordo Financial and Alamogordo Federal may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. This amount may be the same as the related compensation expense or it may be different. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.

         Recognition and Retention Plan. We intend to implement a recognition and retention plan for our directors and officers after the stock offering. Applicable regulations prohibit us from implementing this plan until six months after the stock offering. The recognition and retention plan that will authorize the Stock Plan Committee to make restricted stock awards of up to 4% of the shares sold in the offering. In the event we initially implement the recognition and retention plan more than 12 months after the stock offering, the recognition and retention plan may authorize the Stock Plan Committee to award up to 5% of the shares sold in the offering. The Stock Plan Committee will decide which directors and officers will receive restricted stock and what the terms of those awards will be. If we implement a recognition and retention plan before the first anniversary of the stock offering, applicable regulations will require that we observe the following restrictions:

     o We must obtain the approval of the holders of a majority of our outstanding shares that are not owned by AF Mutual Holding Company.

     o We must limit the total number of shares awarded to outside directors to 30% of the shares authorized to be awarded under the plan.

     o We must limit the number of shares awarded to any one outside director to 5% of the shares authorized to be awarded under the plan and the number of shares awarded to any executive officer to 25% of the shares authorized to be awarded under the plan.

     o We may not permit the shares to become vested more rapidly than 20% per year beginning on the first anniversary of stockholder approval of the plan.

     o We may not permit accelerated vesting for any reason other than death or disability.

These restrictions are not required if the recognition and retention plan is implemented more than one year after the offering. After the first anniversary of the stock offering, we may amend the plan to change or remove these restrictions. If we adopt a recognition and retention plan within one year after the stock offering, we expect to amend the plan later to remove these restrictions and to provide for accelerated vesting in cases of retirement and change of control.

         We may obtain the shares needed for this plan by issuing additional shares or through stock repurchases. Because we cannot issue new shares that would reduce AF Mutual Holding Company's ownership position to less than a majority of Alamogordo Financial's outstanding shares, we expect to obtain most or all of the shares for this plan through stock repurchases. Our ability to engage in stock repurchases may be restricted by Office of Thrift Supervision regulations that prohibit us from repurchasing our common stock during the first three years following our stock offering, unless we receive the prior approval of the Office of Thrift Supervision.

         Restricted stock awards under this plan may feature employment restrictions that require continued employment for a period of time for the award to be vested. Awards are not vested unless the specified employment restrictions are met. However, pending vesting, the award recipient may have voting and dividend rights. When an award becomes vested, the recipient must include the current fair market value of the vested shares in his income for federal income tax purposes, and Alamogordo Financial will be allowed a federal income tax deduction in the same amount. Depending on the nature of the restrictions attached to the restricted stock award, Alamogordo Financial may have to recognize a compensation expense for accounting purposes ratably over the vesting period.

Certain Transactions with Managers and Executive Officers

         Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee, and must not involve more than the normal risk of repayment or present other unfavorable features. We currently do not make new loans or extensions of credit to our executive officers, directors and employees at different rates or terms than those offered to the general public. All loans to our directors, officers and employees have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions, and do not involve more than minimal risk of collectibility.

         S. Thomas Overstreet, who serves as a director of Alamogordo Financial and Alamogordo Federal, is a partner of the law firm of S. Thomas Overstreet and Associates, P.C., which represents Alamogordo Federal in mortgage loan transactions. For the fiscal year ended June 30, 1999, Alamogordo Federal paid legal fees to S. Thomas Overstreet and Associates, P.C. totaling $44,000. The terms and conditions of these fees and services are substantially the same as those for similar transactions with other parties.

Proposed Purchases of Common Stock by Management

         The following table presents certain information as to the approximate purchases of common stock by each of our directors and by executive officers as a group, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. Our directors and executive officers and their associates, and our employees will pay the same price as all other subscribers for the shares for which they subscribe.


                                                              As a Percentage of Shares Sold
                                                              ------------------------------
                                                    Number      Minimum of  Adjusted Maximum
                Name                    Amount    of shares  Offering Range   Of Offering
------------------------------------   --------   ---------  -------------- ----------------
Robert W. Hamilton .................   $150,000     15,000        2.1%            1.4%
S. Thomas Overstreet ...............    150,000     15,000        2.1             1.4
Marilyn L. Mott ....................     50,000      5,000          *               *
Earl E. Wallin .....................     50,000      5,000          *               *
R. Miles Ledgerwood ................     20,000      2,000          *               *
Executive officers who are
  not directors (4 persons) ........     86,000      8,600        1.2               *
                                       --------     ------       ----            ----
  Total to be purchased by directors
    and executive officers .........   $506,000     50,600        7.1%            4.6%
                                       ========     ======       ====            ====


                               THE STOCK OFFERING

General

         On  October  19,  1999,  Alamogordo   Financial's  Board  of  Directors
unanimously adopted the stock issuance plan pursuant to which Alamogordo Financial will sell shares of its common stock depositors of Alamogordo Federal and certain other persons, and issue shares of its common stock to AF Mutual Holding Company. After the stock offering, purchasers in the offering will own 49.0% of Alamogordo Financial's outstanding shares of common stock, and AF Mutual Holding Company will own 51.0% of Alamogordo Financial's outstanding shares of common stock.

         The aggregate price of the shares of common stock sold in the offering will be within the offering range. The offering range of between $7.1 million and $9.6 million has been established by the Board of Directors, based upon an independent appraisal of the estimated pro forma market value of the common stock of Alamogordo Financial. The appraisal was prepared by RP Financial, a consulting firm experienced in the valuation and appraisal of savings institutions. All shares of common stock to be sold in the offering will be sold at the same price per share. The independent appraisal will be affirmed or, if necessary, updated at the completion of the offering. See "How We Determined the Offering Range and the $10.00 Price Per Share" for additional information as to the determination of the estimated pro forma market value of the common stock.

--------------------------------------------------------------------------------
The following is a brief summary of pertinent aspects of the stock offering. The summary is qualified in its entirety by reference to the provisions of the stock issuance plan. A copy of the plan is available from Alamogordo Federal upon request and is available for inspection at the offices of Alamogordo Federal and at the Office of Thrift Supervision. The plan is also filed as an exhibit to the Registration Statement of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission. See "Where You Can Find Additional Information."
--------------------------------------------------------------------------------

Reasons for the Stock Offering

         The proceeds from the sale of common stock of Alamogordo Financial will provide Alamogordo Federal with additional capital, which may be used to support future growth, internally or through acquisitions. The stock offering will also enable Alamogordo Financial and Alamogordo Federal to increase their capital in response to any future regulatory capital requirements. Although Alamogordo Federal currently exceeds all regulatory capital requirements, the sale of common stock will assist Alamogordo Federal with the orderly preservation and expansion of its capital base and will provide flexibility to respond to sudden and unanticipated capital needs.

         In addition, since Alamogordo Federal competes with local and regional banks not only for customers, but also for employees, we believe that the stock offering will also afford us the opportunity to attract and retain management and employees through various stock benefit plans, including incentive stock option plans, restricted stock plans and an employee stock ownership plan.

         After completion of the stock offering, the unissued common and preferred stock authorized by Alamogordo Financial's Charter, as well as any treasury shares that may have been repurchased, will permit Alamogordo Financial to raise additional equity capital through further sales of securities and may permit Alamogordo Financial to issue securities in connection with possible acquisitions, subject to market conditions and any required regulatory approval. Alamogordo Financial currently has no plans with respect to additional offerings of securities.

         The stock offering proceeds will provide additional flexibility to grow through acquisitions of other financial institutions or other businesses. Although there are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities, Alamogordo Financial will be in a position after the stock offering to take advantage of any such favorable opportunities that may arise. See "How We Intend to Use the Proceeds from the Offering" for a description of our intended use of proceeds.

         After considering the advantages and disadvantages of the stock offering, as well as applicable fiduciary duties, the Board of Directors of Alamogordo Financial unanimously approved the stock offering as being in the best interests of Alamogordo Financial, Alamogordo Federal, and Alamogordo Federal's depositors and the communities we serve.

How We Determined the Offering Range and the $10.00 Price Per Share

         The stock issuance plan requires that the purchase price of the common stock must be based on the appraised pro forma market value of Alamogordo Financial, as determined on the basis of an independent valuation. Alamogordo Financial retained RP Financial, LC to perform this valuation. For its services in making this appraisal and assistance in preparing a business plan, RP Financial's fees and out-of-pocket expenses are estimated to be $25,000. Alamogordo Financial has agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by Alamogordo Financial to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.

         An appraisal has been made by RP Financial in reliance upon the information contained in this prospectus, including the Consolidated Financial Statements. RP Financial also considered the following factors, among others:

          o the present and projected operating results and financial condition of Alamogordo Financial and Alamogordo Federal and the economic and demographic conditions in Alamogordo Federal's existing marketing areas;

          o certain historical, financial and other information relating to Alamogordo Financial; a comparative evaluation of the operating and financial statistics of Alamogordo Financial with those of other similarly situated publicly traded mutual holding companies;

          o    the aggregate size of the offering of the common stock;

          o the impact of the stock offering on Alamogordo Financial's net worth and earnings potential;

          o    the proposed dividend policy of Alamogordo Financial; and

          o the trading market for securities of comparable institutions and general conditions in the market for such securities.

         In its review of the appraisal provided by RP Financial, the board of directors reviewed the methodologies and the appropriateness of the assumptions used by RP Financial in addition to the factors listed above, and the board of directors believes that these assumptions were reasonable.


         On the basis of the foregoing, RP Financial has advised Alamogordo Financial that in its opinion, dated December 10, 1999, the estimated pro forma market value of the common stock on a fully converted basis, ranged from a minimum of $12.75 million to a maximum of $17.25 million with a midpoint of $15.0 million. The board of directors of Alamogordo Financial determined that the common stock should be sold at $10.00 per share and that of the shares outstanding immediately after the offering, 49.0% should be held by purchasers in the offering, and 51.0% should be held by AF Mutual Holding Company. Based on the estimated valuation range and the purchase price, the number of shares of Alamogordo Financial's common stock that will be outstanding upon completion of the stock offering will range from 1,275,000 to 1,725,000, and the number of shares of Alamogordo Financial's common stock that will be sold in the stock offering will range from between 624,750 shares to 845,250 shares, with a midpoint of 735,000 shares. The number of shares that AF Mutual Holding Company will own after the offering will range from 650,250 to 879,750. The estimated valuation range may be amended with the approval of the Office of Thrift Supervision, if required, or if necessitated by subsequent developments in the financial condition of Alamogordo Financial and Alamogordo Federal or market conditions generally, or to fill the order of the employee stock ownership plan. In the event the estimated valuation range is updated to amend the value of the common stock below $12.75 million or above $19.84 million, which is the maximum of the estimated valuation range, as adjusted by 15%, the new appraisal will be filed with the Securities and Exchange Commission.


         RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing these shares. RP Financial did not independently verify the consolidated financial statements and other information provided by Alamogordo Financial, nor did RP Financial value independently the assets or liabilities of Alamogordo Financial. The valuation considers Alamogordo Financial as a going concern and should not be considered as an indication of the liquidation value of Alamogordo Financial. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the stock offering will thereafter be able to sell such shares at prices at or above the purchase price or in the range of the valuation described above.


         Prior to completion of the stock offering, the maximum of the estimated pro forma market value of the common stock on a fully converted basis may be increased by up to 15% to up to $19.84 million and the maximum number of shares that will be outstanding immediately following the offering may be increased by up to 15% to up to 1,983,751 shares. If the maximum of the estimated pro forma market value is increased, then the maximum number of shares sold in the offering will also be increased by up to 15% to 972,038 shares, and the maximum number of shares held by AF Mutual Holding Company immediately following the offering will also be increased by up to 15% to 1,011,713 shares. The increase in the estimated pro forma market value of the common stock on a fully converted basis may occur as a result of regulatory considerations, demand for shares, or changes in market conditions or general financial and economic conditions following commencement of the offering and will not require a resolicitation of subscribers. See "-- Limitations on Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the estimated offering range to fill unfilled orders in the Subscription Offering.


         In the event that regulatory considerations, demand for shares, or changes in market conditions or general financial and economic conditions following commencement of the offering result in an increase in the maximum of the estimated pro forma market value of the common stock of greater than 15%, or a decrease in the minimum of the estimated pro forma market value of the common stock, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at Alamogordo Federal's passbook rate of interest, or be permitted to modify or rescind their subscriptions. If the maximum number of shares of common stock sold in the stock offering is increased due to an increase of no more than 15% in the estimated pro forma market value of the common stock, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for the adjusted maximum number of shares. See "-- Limitations on Stock Purchases."

         An increase in the number of shares of common stock outstanding after conclusion of the offering as a result of an increase in the estimated pro forma market value of the common stock would decrease both the percentage of Alamogordo Financial's outstanding shares owned by a subscriber and Alamogordo Financial's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock outstanding would increase both a subscriber's ownership interest and Alamogordo Financial's pro forma net income and stockholders 'equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. See "Pro Forma Data."

         No sale of shares of common stock in the stock offering may be completed unless prior to such completion RP Financial confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of Alamogordo Financial. If this confirmation is not received, Alamogordo Financial may cancel the stock offering, extend the stock offering and establish a new estimated valuation range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Office of Thrift Supervision may permit.

         Copies of the appraisal report of RP Financial, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Alamogordo Federal and the other locations specified under "Additional Information."

Subscription Offering and Subscription Rights

         Under the stock issuance plan, rights to subscribe for the purchase of common stock have been granted to the following persons in the following order of descending priority:

          o depositors with accounts at Alamogordo Federal with total account balances of at least $50 as of the close of business on September 30, 1998 ("Eligible Account Holders"),

          o    Tax-Qualified Employee Plans,

          o depositors with accounts at Alamogordo Federal with total account balances of at least $50 as of the close of business on December 31, 1999 ("Supplemental Eligible Account Holders"),and

          o    Directors, Officers and Employees of Alamogordo Federal.

         All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the stock issuance plan and as described below under "--Limitations on Stock Purchases."

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall receive, without payment, first priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

          o    $150,000 or 15,000 shares of common stock;

          o one-tenth of one percent of the total offering of shares of common stock; or

          o 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Alamogordo Federal in each case as of the close of business on September 30, 1998, subject to the overall purchase limitations. See "-- Limitations on Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares will be allocated among the subscribing Eligible Account Holders pro rata whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription Rights of Eligible Account Holders will be subordinated to the priority rights of Tax-Qualified Employee Plans to purchase shares in excess of the maximum of the estimated offering range.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of Alamogordo Federal or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding September 30, 1998.

         Priority 2: Tax-Qualified Employee Plans. Each Tax-Qualified Employee Plan, including the employee stock ownership plan shall be entitled to receive, without payment therefor, second priority, nontransferable subscription rights to purchase up to 10% of common stock, provided that individually or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10% of the shares of common stock, including any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the estimated offering range. The employee stock ownership plan intends to purchase 8.0% of the shares of common stock sold in the stock offering. Subscriptions by any of the Tax-Qualified Employee Plans will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the stock offering, including subscriptions of any of Alamogordo Federal's directors, officers, employees or associates thereof. Subscription rights received pursuant to this Priority shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Priority 1; provided, however, that notwithstanding any other provision of the stock issuance plan to the contrary, the Tax-Qualified Employee Plans shall have a first priority subscription right to the extent that the total number of shares of common stock sold in the stock offering exceeds the maximum of the offering range as set forth in this prospectus. In the event that the total number of shares offered in the stock offering is increased to an amount greater than the number of shares representing the maximum of the estimated offering range, each Tax-Qualified Employee Plan will have a priority right to purchase any such shares exceeding the maximum of the estimated offering range up to an aggregate of 10% of the common stock sold in the stock offering. See "Management - Benefits -- Employee Stock Ownership Plan."

         Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall be entitled to receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for shares of common stock in an amount equal to the greater of:

          o    $150,000 or 15,000 shares of common stock;

          o one-tenth of one percent of the total offering of shares of common stock; or

          o 15 times the product (rounded down to the next whole number)obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Alamogordo Federal in each case on the close of business on December 31, 1999, subject to the overall purchase limitations. See "--Limitations on Stock Purchases."

         If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Priority
1) equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders pro rata whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.


         PRIORITY 4: DIRECTORS, OFFICERS AND EMPLOYEES. To the extent that there are sufficient shares remaining after satisfaction of all subscriptions by Eligible Account Holders, the Tax-Qualified Employee Plans, Supplemental
Eligible Account Holders and Other Members, then directors, officers and employees of Alamogordo Federal as of the date of the commencement of the stock offering shall be entitled to receive, without payment, fourth priority, nontransferable subscription rights to purchase in this category up to $150,000 or 15,000 shares of common stock. In the event of an oversubscription in this category, the shares available shall be allocated pro rata among all of the subscribing directors, officers and employees in this category. See "--Limitations on Stock Purchases."


         Expiration Date for the Subscription Offering. The Subscription Offering will expire at Noon, Mountain Standard Time, on March ___, 2000 (the "Subscription Expiration Date"), unless extended for up to 45 days or for such additional periods by Alamogordo Financial as may be approved by the Office of Thrift Supervision. Subscription rights which have not been exercised prior to the Subscription Expiration Date (unless extended) will become void.

         Alamogordo Financial will not execute orders until at least the minimum number of shares of common stock offered in the offering have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Subscription Expiration Date, unless this period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Alamogordo Federal pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Subscription Expiration Date is granted, Alamogordo Financial will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.

Community Offering


         To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and Directors, officers and employees of Alamogordo Federal, we anticipate we will offer shares pursuant to the stock issuance plan to certain members of the general public, with preference given to natural persons residing in Otero County, New Mexico Counties of Otero and Lincoln. These natural persons are referred to as Preferred Subscribers. Persons, together with an Associate or group of persons acting in concert with such persons, may not subscribe for or purchase more than $150,000 of common stock in the Community Offering, if any. Alamogordo Financial may limit total subscriptions under this section so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of common stock. Finally, Alamogordo Financial may reserve shares offered in the Community Offering for sales to institutional investors. The opportunity to subscribe for shares of common stock in any Community Offering will be subject to the right of Alamogordo Financial, in its sole discretion, to accept or reject any such orders in whole or in part from any person either at the time of receipt of an order or as soon as practicable following the Expiration Date. The Community Offering, if any, shall commence concurrently with, during or promptly after the Subscription Offering.


         In the event of an oversubscription for shares in the Community Offering, shares may be allocated, to the extent shares remain available, first to each Preferred Subscriber whose order is accepted by Alamogordo Financial. Thereafter, shares may be allocated to cover the orders of any other person subscribing for shares in the Community Offering so that each such person subscribing for shares may receive 1,000 shares, if available, and thereafter on a pro rata basis to such person based on the amount of their respective subscriptions.

Persons Who are Not Permitted to Participate in the Stock Offering

         Alamogordo Financial will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the stock issuance plan reside. However, Alamogordo Financial is not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

          o the number of persons otherwise eligible to subscribe for shares under the plan of stock issuance plan who reside in such jurisdiction is small;

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          o    the  granting  of  subscription  rights  or the  offer or sale of shares of common stock to such persons would require any of Alamogordo Financial and Alamogordo Federal or their officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and

          o such registration, qualification or filing in the judgment of Alamogordo Financial would be impracticable or unduly burdensome for reasons of cost or otherwise.

         Where the number of persons eligible to subscribe for shares in one state is small, Alamogordo Financial will base its decision as to whether or not to offer the common stock in that state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register Alamogordo Financial, its officers, directors or employees as brokers, dealers or salesmen.

Limitations on Stock Purchases

         The stock issuance plan includes the following limitations on the number of shares of Alamogordo Financial common stock which may be purchased in the stock offering:

          (1) No fewer than 25 shares of common stock may be purchased, to the extent shares are available;

          (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of:

               o    $150,000 or 15,000 shares of common stock;

               o one-tenth of one percent of the total offering of shares of common stock; or

               o 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders in Alamogordo Federal in each case as of the close of business on the Eligibility Record Date, subject to the overall limitation in clause (7) below;

          (3) The Tax-Qualified Employee Plans, including an employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the stock issuance, including any additional shares issued in the event of an increase in the estimated offering range; although at this time the employee stock ownership plan intends to purchase only 8.0% of such shares;

          (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of:

               (a)  $150,000 or 15,000 shares of common stock;

               (b) one-tenth of one percent of the total offering of shares of common stock; or

               (c) 15 times the product (rounded down to the next whole number)obtained by multiplying the total number of shares of common stock to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in Alamogordo Federal in each case as of the close of business on the Supplemental Eligibility Record Date, subject to the overall limitation in clause (7) below;

          (5) Persons purchasing shares of common stock in the Community Offering or Public Offering may purchase in the Community Offering or Public Offering up to $150,000 or 15,000 shares of common stock, subject to the overall limitation in clause (7) below;

          (6) Except for the Tax-Qualified Employee Plans and certain Eligible Account Holders and Supplemental Eligible Account Holders whose subscription rights are based upon the amount of

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


               their deposits, the maximum number of shares of Alamogordo Financial common stock subscribed for or purchased in all categories of the stock offering by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed $200,000 or 20,000 shares of common stock; and

          (7) No more than 32% of the total number of shares offered for sale in the stock offering may be purchased by directors and officers of Alamogordo Federal and their associates in the aggregate, excluding purchases by the Tax-Qualified Employee Plans.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, the board of directors of Alamogordo Financial may, in its sole discretion, increase the individual amount permitted to be subscribed for to a maximum of 9.99% of the number of shares sold in the stock offering, provided that orders for shares exceeding 5% of the shares being offered in the stock offering shall not exceed, in the aggregate, 10% of the shares being offered in the stock offering. Requests to purchase additional shares of common stock will be allocated by the boards of directors on a pro rata basis giving priority in accordance with the preference categories set forth in this prospectus.

         The term "associate" when used to indicate a relationship with any person means:

          o any corporation or organization (other than Alamogordo Federal, Alamogordo Financial, AF Mutual Holding Company or a majority-owned subsidiary of any of them) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

          o any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;

          o any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Alamogordo Federal, AF Mutual Holding Company, Alamogordo Financial or any subsidiary of AF Mutual Holding Company or Alamogordo Financial or any affiliate thereof; and

          o any person acting in concert with any of the persons or entities specified above; provided, however, that Tax-Qualified or Non-Tax Qualified Employee Plans shall not be deemed to be an associate of any director or officer of Alamogordo Federal, Alamogordo Financial or AF Mutual Holding Company, to the extent provided in the stock issuance plan. When used to refer to a person other than an officer or director of Alamogordo Federal, the board of directors of Alamogordo Financial or officers delegated by the board of directors in their sole discretion may determine the persons that are associates of other persons.

         The term "acting in concert" is defined to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that the Tax-Qualified Employee Plans will not be deemed to be acting in concert with their trustees or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by each plan will be aggregated. The determination of whether a group is acting in concert shall be made solely by the board of directors of Alamogordo Financial or officers delegated by such board of directors and may be based on any evidence upon which such board or delegatee chooses to rely.

Marketing Arrangements


         Alamogordo Financial has retained Keefe, Bruyette & Woods to consult with and to advise Alamogordo Financial, and to assist Alamogordo Financial, on a best efforts basis, in the distribution of the shares of common stock in the Subscription Offering and Community Offering. The services that Keefe, Bruyette & Woods will provide include, but are not limited to:


          o training the employees of Alamogordo Federal who will perform certain ministerial functions in the Subscription Offering and Community Offering regarding the mechanics and regulatory requirements of the stock offering process;

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

          o managing the stock information centers by assisting interested stock subscribers and by keeping records of all stock orders; and

          o    preparing marketing materials.


         For its services, Keefe, Bruyette & Woods will receive a management fee of $25,000 and a success fee of $75,000 if the stock offering is completed.
Alamogordo Financial has agreed to indemnify Keefe, Bruyette & Woods against certain claims or liabilities, including certain liabilities under the Securities Act of 1933, as amended, and will contribute to payments Keefe, Bruyette & Woods may be required to make in connection with any such claims or liabilities.

         Sales of shares of Alamogordo Financial common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods. Keefe, Bruyette & Woods has undertaken that the shares of Alamogordo Financial common stock will be sold in a manner that satisfy the distribution standards of any stock market on which the common stock will trade. A stock information center will be established at the main office of Alamogordo Federal in Alamogordo, New Mexico. Alamogordo Financial will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 and sales of Alamogordo Financial common stock will be conducted within the requirements of this rule, so as to permit officers, directors and employees to participate in the sale of Alamogordo Financial common stock in those states where the law permits. No officer, director or employee of Alamogordo Financial or Alamogordo Financial will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock.


Procedure for Purchasing Shares in the Subscription Offering

         To ensure that each purchaser receives a prospectus at least 48 hours before the Subscription Expiration Date (unless extended) in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         To purchase shares in the Subscription Offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Alamogordo Federal, which may be given by completing the appropriate blanks in the order form, must be received by Alamogordo Federal by Noon, Mountain Standard Time, on the Subscription Expiration Date, unless extended. In addition, Alamogordo Financial will require a prospective purchaser to execute a certification in the form required by applicable Office of Thrift Supervision regulations in connection with any sale of common stock. Order forms which are not received by this time or are executed defectively or are received without full payment, or appropriate withdrawal instructions, are not required to be accepted. In addition, Alamogordo Financial will not accept orders submitted on photocopied or facsimiled order forms nor order forms unaccompanied by an executed certification form. Alamogordo Financial has the right to waive or permit the correction of incomplete or improperly executed forms, but does not represent that it will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of Alamogordo Financial, unless the stock offering has not been completed within 45 days after the end of the Subscription Offering, or this period has been extended.

         In order to ensure that Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and directors, officers and employees are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (September 30, 1998) or the Supplemental Eligibility Record Date (December 31, 1999) must list all accounts on the stock order form giving all names in each account and the account numbers.

         Payment for subscriptions may be made:

          o    by check or money order;

          o by authorization of withdrawal from deposit accounts maintained with Alamogordo Federal (including a certificate of deposit); or

          o in cash, if delivered in person at any full-service banking office of Alamogordo Federal, although we request that you exchange cash for a check with any of our tellers;

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

No wire transfers will be accepted. Interest will be paid on payments made by cash, check or money order at our then-current passbook yield from the date payment is received until completion of the stock offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rate, but may not be used by the subscriber until all of Alamogordo Financial common stock has been sold or the stock issuance plan is terminated, whichever is earlier.

         If a subscriber authorizes Alamogordo Financial to withdraw the amount of the purchase price from his deposit account, Alamogordo Financial will do so as of the effective date of the stock offering. Alamogordo Federal will waive any applicable penalties for early withdrawal from certificate accounts.

         In the event of an unfilled amount of any subscription order, Alamogordo Financial will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after completion of the stock offering. If for any reason the stock offering is not consummated, purchasers will have refunded to them all payments made, with interest, and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at Alamogordo Federal.

         If any Tax-Qualified Employee Plans or Non-Tax-Qualified Employee Plans subscribe for shares during the Subscription Offering, these plans will not be required to pay for the shares subscribed for at the time they subscribe, but rather, may pay for shares of common stock subscribed for at the purchase price upon completion of the Subscription Offering and Community Offering, if all shares are sold, or upon completion of the Public Offering if shares remain to be sold in such offering. In the event that, after the completion of the Subscription Offering, the amount of shares to be issued is increased above the maximum of the estimated valuation range included in this prospectus, the Tax-Qualified and Non-Tax-Qualified Employee Plans will be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the estimated valuation range, provided that such subscription will continue to be subject to applicable purchase limits and stock allocation procedures.

         Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of Alamogordo Financial common stock in the Subscription Offering and Community Offering. ERISA provisions and IRS regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the stock offering make such purchases for the exclusive benefit of the IRAs. IRAs maintained at Alamogordo Federal are not self-directed IRAs and any interested parties wishing to use IRA funds for stock purchases are advised to contact the stock information center at the number given on the cover page of this prospectus for additional information.

         The records of Alamogordo Federal will be deemed to control with respect to all matters related to the existence of subscription rights and/or one's ability to purchase shares of common stock in the Subscription Offering.

Restrictions on Transfer of Subscription Rights and Shares

         Pursuant to the rules and regulations of the Office of Thrift Supervision, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the stock issuance plan or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for such person's account. Each person exercising such subscription rights will be required to certify that the person is purchasing shares solely for the person's own account and that such person has no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the stock offering.

         Alamogordo Financial will refer to the Office of Thrift Supervision any situations that it believes may involve a transfer of subscription rights and will not honor orders believed by it to involve the transfer of such rights.

Delivery of Certificates

         Certificates representing common stock issued in the stock offering will be mailed by Alamogordo Financial's transfer agent to the persons entitled thereto at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the stock offering. Any certificates returned as undeliverable will be held by Alamogordo Financial until claimed by persons legally entitled to them or otherwise

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

disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, they may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced.

Required Approvals

         Alamogordo Financial's stock issuance plan must be approved by the Office of Thrift Supervision in order to consummate the stock offering. Alamogordo Financial is also required to make certain filings with state securities regulatory authorities in connection with the issuance of its common stock in the stock offering.


Tax Effects of the Offering

         A sale of shares of common stock for cash is generally a non-taxable event under Section 1032 of the Code, and management believes that the offering will not have a material federal or New Mexico income tax consequence to Alamogordo Federal, Alamogordo Financial, or AF Mutual Holding Company. Management believes that no gain or loss will be recognized by Alamogordo Federal upon the receipt of offering proceeds from Alamogordo Financial, and that no gain or loss will be recognized by Alamogordo Financial upon the receipt of subscription proceeds for its common stock. Management also believes that the basis of Alamogordo Financial common stock to shareholders will be the purchase price thereof and that a shareholder's holding period for the common stock acquired through the exercise of subscription rights will begin on the date of consummation of the offering.

         There is a possibility that the receipt and/or exercise of the subscription rights by Eligible Account Holders and Supplemental Eligible Account Holders could result in taxable gain or income to the extent that these purchase rights are determined to have a fair market value. Alamogordo Financial and Alamogordo Federal have received a letter issued by RP Financial stating that RP Financial believes that subscription rights issued in connection with the offering will have no value. Unlike a private letter ruling, the letter of RP Financial does not have a binding effect or official status, and no assurance can be given that the conclusions reached by RP Financial would be sustained by a court if contested by the IRS. If it is subsequently established that the subscription rights have an ascertainable fair market value, then the subscription rights will be taxable to the recipient in the amount of the fair market value of the subscription rights.


Restrictions on Purchase or Transfer of Shares

         All shares of common stock purchased in connection with the stock offering by a director or an executive officer of Alamogordo Financial and Alamogordo Federal will be subject to a restriction that the shares not be sold for a period of one year following the stock offering except in the event of the death of the director or officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to the restricted stock will be subject to the same restrictions.

         Purchases of common stock of Alamogordo Financial by directors, executive officers and their associates during the three-year period following completion of the stock offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Alamogordo Financial's outstanding common stock or to certain purchases of stock pursuant to an employee stock benefit plan.

         Pursuant  to  Office  of  Thrift  Supervision  regulations,  Alamogordo
Financial will generally be prohibited from repurchasing any shares of the common stock for a period of three years following the stock offering other than pursuant to:

          o an offer to all stockholders on a pro rata basis which is approved by the Office of Thrift Supervision (provided, however, that AF Mutual Holding Company may be excluded with the approval of the Office of Thrift Supervision);

          o    the repurchase of qualifying shares of a director; or

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          o    the  purchased  on the open market by a  tax-qualified  or nontax qualified employee stock benefit plan of Alamogordo Federal (but not Alamogordo Financial) in an amount reasonable and appropriate to fund such plan.

         The above limitations are subject to Office of Thrift Supervision policies which generally provide that Alamogordo Financial may repurchase its capital stock provided:

          o no repurchases occur within the first six months following the stock offering;

          o repurchases during the second six months following the stock offering do not exceed 5% of the shares held by stockholders other than AF Mutual Holding Company (subject to certain exceptions);

          o repurchases prior to the third anniversary of the stock offering do not exceed 25% of the shares held by stockholders other than AF Mutual Holding Company;

          o repurchases prior to the third anniversary of the stock offering are part of an open-market stock repurchase program; and

          o the repurchases do not cause Alamogordo Federal to become undercapitalized.

         The Office of Thrift Supervision may permit stock repurchases in excess of such amounts prior to the third anniversary of the stock offering if exceptional circumstances are shown to exist.


                    RESTRICTIONS ON ACQUISITION OF ALAMOGORDO
                        FINANCIAL AND ALAMOGORDO FEDERAL

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Alamogordo Financial, Alamogordo Federal or their respective capital stock are described below. Also discussed are certain provisions in Alamogordo Financial's charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire Alamogordo Financial.

Federal Law

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

The Office of Thrift Supervision may prohibit an acquisition of control if:

          o    it  would   result  in  a  monopoly   or   substantially   lessen
               competition;

          o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

          o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the stock issuance, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Alamogordo Financial or Alamogordo Federal without Office of Thrift Supervision approval.

Charter and Bylaws of Alamogordo Financial

         The following discussion is a summary of certain provisions of the charter and bylaws of Alamogordo Financial that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

         Classified Board of Directors. The board of directors of Alamogordo Financial is required by the charter and bylaws to be divided into three classes which are as equal in size as is possible. One class is required to be elected annually by stockholders of Alamogordo Financial for three-year terms. A classified board promotes continuity and stability of management of Alamogordo Financial but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

         Authorized but Unissued Shares of Capital Stock. Following the stock offering, Alamogordo Financial will have authorized but unissued shares of preferred stock and common stock. See "Description of Capital Stock of Alamogordo Financial." Although these shares could be used by the board of directors of Alamogordo Financial to make it more difficult or to discourage an attempt to obtain control of Alamogordo Financial through a merger, tender offer, proxy contest or otherwise, these uses will be unlikely since AF Mutual Holding Company owns a majority of the common stock.

         Special  Meetings  of  Stockholders.   Alamogordo  Financial's  charter
provides that for a period of five years after completing the stock offering, special meetings of stockholders may be called only by Alamogordo Financial's board of directors, for matters relating to changes in control of Alamogordo Financial or amendments to its charter.

         How Shares are Voted. Alamogordo Financial's charter provides that there will not be cumulative voting by stockholders for the election of Alamogordo Financial's directors. No cumulative voting rights means that AF Mutual Holding Company, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Alamogordo Financial to be elected at that meeting. This could prevent minority stockholder representation on Alamogordo Financial's board of directors.

         Restrictions on Acquisitions of Shares. Alamogordo Financial's charter provides that for a period of five years from the closing of the stock issuance, no person other than AF Mutual Holding Company may offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Alamogordo Financial. This provision does not apply to any tax-qualified employee benefit plan of Alamogordo Financial or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Alamogordo Financial or any of its subsidiaries so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner of more than 10% of any class of equity securities of Alamogordo Financial. In addition, during this five-year period, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote.

         Procedures for Stockholder Nominations. Alamogordo Financial's bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Alamogordo Financial at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. Management believes that it is in the best interests of Alamogordo Financial and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

Benefit Plans

         In addition to the provisions of Alamogordo Financial's charter and bylaws described above, certain benefit plans of Alamogordo Financial and Alamogordo Federal adopted in connection with the stock issuance contain provisions which also may discourage hostile takeover attempts which the board of directors of Alamogordo Federal might conclude are not in the best interests of Alamogordo Financial and Alamogordo Federal or Alamogordo Financial's stockholders. For a description of the benefit plans and the provisions of such plans relating to changes in control of Alamogordo Financial or Alamogordo Federal, see "Management Benefits."


                         DESCRIPTION OF CAPITAL STOCK OF
                              ALAMOGORDO FINANCIAL

General


         Alamogordo Financial is authorized to issue 10,000,000 shares of common stock having a par value of $.10 per share. Each share of Alamogordo Financial's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the stock issuance plan, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of all aspects of Alamogordo Financial's capital stock which are deemed material to an investment decision with respect to the stock issuance. The common stock of Alamogordo Financial will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

         Alamogordo Financial currently expects that it will have a maximum of up to 1,983,751 shares of common stock outstanding after the stock offering. The board of directors can, without stockholder approval, issue additional shares of common stock, although AF Mutual Holding Company, so long as it is in existence, must own a majority of Alamogordo Financial's outstanding shares of common stock. Alamogordo Financial's issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Alamogordo Financial has no present plans to issue additional shares of common stock.


Common Stock

         Distributions. Alamogordo Financial can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. See "Our Policy Regarding Dividends." The holders of common stock of Alamogordo Financial will be entitled to receive and share equally in such dividends as may be declared by the board of directors of Alamogordo Financial out of funds legally available therefor. If Alamogordo Financial issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. Upon the effective date of the stock offering, the holders of common stock of Alamogordo Financial will possess exclusive voting rights in Alamogordo Financial. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of common stock may be considered "Excess Shares" and, accordingly, not be entitled to vote. See "Restrictions on Acquisition of Alamogordo Financial and Alamogordo Federal." If Alamogordo Financial issues preferred stock, holders of the preferred stock may also possess voting rights.

         Liquidation. In the event of any liquidation, dissolution or winding up of Alamogordo Federal, Alamogordo Financial, as holder of Alamogordo Federal's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Alamogordo Federal, including all deposit accounts and accrued interest thereon, all assets of Alamogordo Federal available for distribution. In the event of liquidation, dissolution or winding up of Alamogordo Financial, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Alamogordo Financial available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Rights to Buy Additional Shares. Holders of the common stock of Alamogordo Financial will not be entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if Alamogordo Financial issues more shares in the future. The common stock is not subject to redemption.

Preferred Stock

         None of the shares of Alamogordo Financial's authorized preferred stock will be issued in the stock issuance. Such stock may be issued with such preferences and designations as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Alamogordo Financial has no present plans to issue preferred stock.



                                     EXPERTS

         The financial statements of Alamogordo Federal as of June 30, 1999 and 1998 and for each of the two years in the period ended June 30, 1999 included in this prospectus have been audited by The Accounting & Consulting Group, L.L.P., independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         RP Financial has consented to the publication herein of the summary of its report to Alamogordo Federal setting forth its opinion as to the estimated pro forma market value of the common stock upon stock offering and its letter with respect to subscription rights.


                             LEGAL AND TAX OPINIONS


         The legality of the common stock will be passed upon for Alamogordo Federal by Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., special counsel to Alamogordo Federal and Alamogordo Financial. Certain legal matters will be passed upon for Keefe, Bruyette & Woods by Silver, Freedman & Taff, L.L.P., Washington, D.C.



                             ADDITIONAL INFORMATION


         Alamogordo Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Alamogordo Financial. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.


         Alamogordo Financial has filed an Application on Form MHC-2 with respect to stock issuance. This prospectus omits certain information contained in the application. The Application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Midwest Regional Office of the Office of Thrift Supervision located at 122 West John Carpenter Freeway, Suite 600, Irving, Texas 75039-2010.

         In connection with the stock offering, Alamogordo Financial will register its common stock with the SEC under Section 12 of the Securities Exchange Act of 1934, and, upon such registration, Alamogordo Financial and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the stock issuance plan, Alamogordo Financial has undertaken that it will not terminate such registration for a period of at least three years following the stock offering.

         A copy of the Stock Issuance Plan and the charter and bylaws of Alamogordo Financial, Alamogordo Federal and AF Mutual Holding Company are available without charge from Alamogordo Federal. Requests for such information should be directed to: Corporate Secretary, Alamogordo Financial, 500 10th Street.

                        ALAMOGORDO FINANCIAL CORPORATION


                                Table of Contents


                                                                            Page
                                                                            ----
Report of Independent Certified Public Accountants ......................    F-1

Consolidated Financial Statements

  Consolidated Balance Sheets, As of September 30, 1999 (unaudited)
    and as of June 30, 1999 and 1998 ....................................    F-2

  Consolidated Statements of Income, Three Months Ended
    September 30, 1999 and 1998 (unaudited) and Years Ended
    June 30, 1999 and 1998 ..............................................     28

  Consolidated Statements of Changes in Equity, Three Months Ended
    September 30, 1999 (unaudited) and Years Ended
    June 30, 1999 and 1998 ..............................................    F-3

  Consolidated Statements of Cash Flows, Three Months Ended
    September 30, 1999 and 1998 (unaudited) and Years Ended
    June 30, 1999 and 1998 ..............................................    F-4

Notes to Consolidated Financial Statements ..............................    F-5









All schedules are omitted as the required information is either not applicable or is included in the Consolidated Financial Statements or related notes.

               Report of Independent Certified Public Accountants
               --------------------------------------------------



The Board of Directors
ALAMOGORDO FINANCIAL CORPORATION
Alamogordo, New Mexico

We have audited the consolidated balance sheets of Alamogordo Financial Corporation and subsidiary (the Company) as of June 30, 1999 and 1998, and the related consolidated statements of income, changes in equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alamogordo Financial Corporation and subsidiary as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



August 18, 1999
Alamogordo, New Mexico

                        ALAMOGORDO FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                  SEPTEMBER 30, 1999 AND JUNE 30, 1999 AND 1998


                                                           September 30,             June 30,
                                                                1999       ---------------------------
                                                            (Unaudited)        1999           1998
                                                           -------------   ------------   ------------
                       ASSETS

Cash and cash equivalents (Note 1) ......................   $ 10,354,371   $  8,471,573   $  6,993,105

Securities
  Available for sale (Note 2) ...........................     16,024,803     17,029,781     28,689,498
  Held to maturity (Note 2) .............................      2,196,449      3,473,061      4,022,764

Loans, net (Note 3) .....................................    117,085,087    115,949,420    109,765,511
Real estate owned, net ..................................         54,823             --         25,000
Premises and equipment, net (Note 4) ....................      8,657,184      8,745,204      8,644,224
Stock in Federal Home Loan Bank, at cost ................      1,350,500      1,332,100      1,259.900
Accrued interest ........................................        685,018        955,018        766,942
Other assets ............................................        275,660        201,775        200,917
                                                            ------------   ------------   ------------
      TOTAL ASSETS ......................................   $156,683,895   $156,157,932   $160,367,861
                                                            ============   ============   ============

               LIABILITIES AND EQUITY

LIABILITIES

Deposits (Note 5) .......................................   $122,410,093   $122,460,122   $126,659,018
Advance payments by borrowers for taxes and insurance ...      1,302,869      1,006,270        981,445
Accrued interest and other liabilities ..................        337,824        250,452        511,161
Advances from Federal Home Loan Bank (Note 6) ...........     10,000,000     10,000,000     10,000,000
Note payable (Note 7) ...................................             --             --        150,500
                                                            ------------   ------------   ------------
    Total Liabilities ...................................    134,050,786    133,716,844    138,302,124

Contingent liabillities and commitments (Note 9)

EQUITY

Common Stock, $1.00 par, 20,000,000 shares
  authorized and 10 shares issued .......................             10             10             10
Retained earnings, substantially restricted .............     22,939,212     22,710,161     22,131,677
Accumulated other comprehensive income ..................       (306,113)      (269,083)       (65,950)
                                                            ------------   ------------   ------------
    Total Equity ........................................     22,633,109     22,441,088     22,065,737
                                                            ------------   ------------   ------------
      TOTAL LIABILITIES AND EQUITY ......................   $156,683,895   $156,157,932   $160,367,861
                                                            ============   ============   ============


          See accompanying notes to consolidated financial statements

                        ALAMOGORDO FINANCIAL CORPORATION
                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
               THREE MONTHS ENDED SEPTEMBER 30, 1999 (Undaudited)
                     AND YEARS ENDED JUNE 30, 1999 AND 1998


                                                                         Accumulated
                                                                            Other
                                                                        Comprehensive       Total
                                                 Stock       Equity         Income         Equity
                                                 -----    -----------   -------------   -----------
Balances at June 30, 1997 .....................   $ 10    $21,016,759     $ (80,190)    $20,936,579

Comprehensive income
  Net income ..................................     --      1,114,918            --       1,114,918

  Other comprehensive income, net of tax:
    Change in unrealized loss on securities
      available-for-sale, net of deferred
      income taxes of $9,493 ..................     --             --        14,240          14,240
                                                                                        -----------
  Total comprehensive income ..................                                           1,129,158
                                                  ----    -----------     ---------     -----------
Balances at June 30, 1998 .....................     10     22,131,677       (65,950)     22,065,737

Dividends .....................................     --       (100,000)           --        (100,000)

Comprehensive income
  Net income ..................................     --        678,484            --         678,484

  Other comprehensive income, net of tax:
    Change in unrealized loss on securities
      available-for-sale, net of deferred
      income taxes of $(135,417) ..............     --             --      (203,133)       (203,133)
                                                                                        -----------
  Total comprehensive income ..................                                             475,351
                                                  ----    -----------     ---------     -----------
Balances at June 30, 1999 .....................     10     22,710,161      (269,083)     22,441,088

Comprehensive income
  Net income ..................................     --        229,051            --         229,051

  Other comprehensive income, net of tax:
    Change in unrealized loss on securities
      available-for-sale, net of deferred
      income taxes of $(24,692) ...............     --             --       (37,030)        (37,030)
                                                                                        -----------
  Total comprehensive income ..................                                             192,021
                                                  ----    -----------     ---------     -----------
Balances at September 30, 1999.................   $ 10    $22,939,212     $(306,113)    $22,633,109
                                                  ====    ===========     =========     ===========


          See accompanying notes to consolidated financial statements

                        ALAMOGORDO FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                     AND YEARS ENDED JUNE 30, 1999 AND 1998


                                                               Three Months Ended September 30,      Years Ended June 30,
                                                               --------------------------------   --------------------------
                                                                    1999              1998            1999           1998
                                                               --------------    --------------   -----------    -----------
                                                                          (Unaudited)

Cash flows from operating activities:
  Net income .................................................  $   229,051       $   137,920     $   678,484    $ 1,114,918

  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation ...........................................       92,784            80,771         346,224        321,908
      Net amortization of premiums and discounts
        on securities ........................................        9,677             2,351          15,842        (15,084)
      Gain on sale of loans ..................................       (5,482)               --              --             --
      (Gain) loss on sales of other real estate owned ........           --                --          10,429         (1,594)
      Gain on sales of premises and equipment ................      (29,108)               --              --           (761)
  (Increase) decrease in interst receivable ..................      270,000          (234,512)       (188,076)      (150,911)
  (Increase) decrease in other assets ........................      (73,885)          (51,326)           (858)      (118,875)
  Increase (decrease) in other liabilities ...................       87,372            83,009        (260,709)        32,028
                                                                -----------       -----------     -----------    -----------
    Net cash provided by operating activities ................      580,409            18,213         601,336      1,181,629

Cash flows from investing activities:
  Proceeds from maturities of securities available-for sale ..      958,271         7,097,584      29,783,020      6,726,829
  Proceeds from maturities of securities held-to-maturity ....    1,276,612           382,464         949,002      1,724,593
  Purchases of securities available-for-sale .................           --        (5,000,000)    (18,342,278)   (22,806,789)
  Purchases of securities held-to-maturity ...................           --                --        (399,299)    (2,413,474)
  Purchases of FHLB stock ....................................      (18,400)          (19,000)        (72,200)       (72,700)
  Net (increase) decrease in loans ...........................    2,251,992         1,232,196      (6,183,909)     7,093,943
  Proceeds from sale of loans ................................    1,148,000                --              --     (2,282,000)
  Purchases of loans .........................................   (4,585,000)               --              --             --
  Proceeds from sales of premises and equipment ..............       61,190                --              --            761
  Purchases of premises and equipment ........................      (36,846)         (175,638)       (447,204)    (1,544,362)
  Net proceeds from sales of real estate owned ...............           --            25,000          14,571         29,265
                                                                -----------       -----------     -----------    -----------
    Net cash provided by (used in) investing activities ......    1,055,819         3,542,606       5,301,703    (13,543,934)

Cash flows from financing activities:
  Net increase (decrease) in deposits ........................      (50,029)          296,366      (4,198,896)     4,673,374
  Net increase (decrease) in advances by borrowers for
    taxes and insurance ......................................      296,599           270,371          24,825        (20,537)
  Payments on note payable ...................................           --                --        (150,500)      (127,000)
  Proceeds from advances from Federal Home Loan Bank .........           --                --              --     10,000,000
  Cash dividends paid on common stock ........................           --                --        (100,000)            --
                                                                -----------       -----------     -----------    -----------
    Net cash provided by (used in) financing activities ......      246,570           566,737      (4,424,571)    14,525,837
                                                                -----------       -----------     -----------    -----------
Net increase in cash and cash equivalents ....................    1,882,798         4,127,556       1,478,468      2,163,532

Cash and cash equivalents, beginning of year .................    8,471,573         6,993,105       6,993,105      4,829,573
                                                                -----------       -----------     -----------    -----------
Cash and cash equivalents, end of year .......................  $10,354,371       $11,120,661     $ 8,471,573    $ 6,993,105
                                                                ===========       ===========     ===========    ===========
Noncash investing and financing activities:
  Transfers of loans to real estate owned ....................  $    54,823       $        --     $   140,804    $   160,454

Supplemental disclosures of cash flow information:
  Income taxes paid ..........................................  $        --       $        --     $   278,000    $   448,818
  Interest ...................................................    1,632,940         1,908,978       7,272,584      7,194,708


          See accompanying notes to consolidated financial statements

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 1   SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS


         Alamogordo Financial Corporation is a stock holding company that owns 100% of Alamogordo Federal Savings and Loan Association (the Association). The Association is a federally chartered stock savings association and has a wholly owned subsidiary, Space Age City Service Corporation. Space Age City Service Corporation was organized to hold, purchase and sell real estate assets. Alamogordo Financial Corporation was incorporated on April 30, 1997 and is a wholly owned subsidiary of AF Mutual Holding Company.


         The Company provides a variety of banking services to individuals and businesses through their location in Alamogordo, New Mexico. Their primary deposit products are demand deposits, certificates of deposit, NOW and money market accounts. Their primary lending products are real estate mortgages and commercial loans. The Company is subject to competition from other financial institutions and to regulation by certain federal agencies and undergoes periodic examinations by these regulatory authorities.


         The majority of the Company's loans are secured by real estate in Otero County, New Mexico. Over 75% of the Company's loans are secured by real estate in Otero County, New Mexico. Otero County's economy is heavily dependent on two U. S. Government military installations located in the county. Accordingly, the ultimate collectibility of the Company's loan portfolio is susceptible to changes in market conditions in southern New Mexico. In addition, the Company's investment portfolio is directly impacted by fluctuations in market interest rates.


         Rising and falling interest rate environments can have various impacts on an association's net interest income, depending on the short-term interest rate gap that an association maintains, the relative changes in interest rates that occur when an association's various assets and liabilities reprice, unscheduled repayments of loans, early withdrawals of deposits, and other factors.

         BASIS OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its subsidiary. Significant intercompany accounts and transactions have been eliminated.

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 1   SIGNIFICANT ACCOUNTING POLICIES, Continued

         BASIS OF FINANCIAL STATEMENT PRESENTATION

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.


         The information contained in the accompanying interim, unaudited, consolidated financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position as of September 30, 1999, the results of operations for the three months ended September 30, 1999 and 1998, and cash flows for the three months ended September 30, 1999 and 1998.


         CASH AND CASH EQUIVALENTS

         For the purpose of reporting cash flows, the Company defines cash and cash equivalents as cash on hand and investments in certificates of deposits with original maturities of three months or less. Included in cash and cash equivalents are interest bearing deposits of $2,382,286, $4,303,229 and $5,522,667 at September 30, 1999, June 30, 1999 and
         1998, respectively.

         SECURITIES

         The  Company's   investments   in  securities  are  classified  in  two
         categories and accounted for as follows:

                  Securities Held-to-Maturity: Bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 1   SIGNIFICANT ACCOUNTING POLICIES, Continued

         SECURITIES, continued

                  Securities Available-for-Sale: Securities available-for-sale consist of bonds, notes, debentures, and certain equity securities not classified as securities to be held-to-maturity. These securities are carried at estimated fair value. Discounts and premiums are accreted or amortized using the interest method.

         Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of equity until realized. Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

         LOANS

         Loans are stated net of loan participations sold, the allowance for loan losses and deferred loan fees, net of deferred loan costs. Interest on other loans is accrued based on the principal amounts outstanding. Unearned interest on home improvement loans is amortized into income by the interest method. The Company discontinues accruing interest on loans when the loans become ninety days past due and when management believes that the borrower's financial condition is such that collection of interest is doubtful.


         Because some loans may not be repaid in full, an allowance for loan losses is maintained. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the valuation allowance is maintained at levels considered adequate to cover losses based on delinquencies, property appraisals, past loss experience, general economic conditions, information about specific borrower situations including their financial position, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, including impaired loans discussed below, the whole allowance is available for any charge-offs that occur. Loans are charged off in whole or in part when management's estimate of the undiscounted cash flows from the loan are less than the recorded investment in the loan, although collection efforts continue and future recoveries may occur. The allowance for loan loses is general in nature. Management does not adjust the allowance for specific problem loans.

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 1   SIGNIFICANT ACCOUNTING POLICIES, Continued

         Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a provision for loan losses.

         Smaller balance homogenous loans are defined as residential first mortgage loans secured by one-to-four-family residences, residential construction loans, and share loans and are evaluated collectively for impairment. Commercial real estate loans are evaluated individually for impairment. Normal loan evaluation procedures, as described in the second preceding paragraph, are used to identify loans which must be evaluated for impairment. Depending on the relative size of the credit relationship, late or insufficient payments of 30 to 90 days will cause management to reevaluate the credit under its normal loan evaluation procedures. While the factors which identify a credit for consideration for measurement of impairment or nonaccrual are similar, the measurement considerations differ. A loan is impaired when management believes it is probable they will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is placed on nonaccrual when payments are more than 90 days past due unless the loan is adequately collateralized and in the process of collection.


         PREMISES AND EQUIPMENT

         Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight line method in amounts sufficient to relate the cost of depreciable assets to operations over the estimated useful lives of the assets which range from three to seven years for equipment and fifteen to forty years for leasehold improvements and buildings. Maintenance and repairs that do not extend the useful lives of premises and equipment are charged to expense as incurred.

         REAL ESTATE OWNED

         Real estate properties acquired through, or in lieu of, loan foreclosures are initially recorded at the lower of cost or fair value, less estimated selling expenses, at the date of foreclosure. Costs relating to improvement of property are capitalized, whereas cost relating to the holding of property is expensed.

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 1   SIGNIFICANT ACCOUNTING POLICIES, Continued

         INCOME TAXES

         The Company records income tax expense based on the amount of taxes due on its tax return, plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. A valuation allowance has been recorded to reduce deferred tax assets to the amount expected to be realized.


         LOAN ORIGINATION FEES AND COSTS

         Loan  origination  fees  and  certain  direct   origination  costs  are
         capitalized and recognized as an adjustment of the yield over the contractual life of the related loan.

         LOANS HELD FOR SALE

         Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to earnings.

         COMPREHENSIVE INCOME

         Comprehensive income consists of net income and unrealized gains and losses on securities available for sale. Comprehensive income reporting became effective July 1, 1998, with prior information restated to be comparable.

         RECLASSIFICATIONS

         Some items in these financial statements have been reclassified for comparability.

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 2   SECURITIES

         The amortized cost and fair value were as follows:

                                                              Gross        Gross
                                               Carrying    Unrealized   Unrealized       Fair
         September 30, 1999:                    Value         Gains       Losses        Value
         -------------------                 -----------   ----------   ----------   -----------
         Securities available-for-sale
           U.S.Government agencies ........  $13,498,602     $   --     $(401,101)   $13,097,501
           Mortgage-backed securities
             FHLMC ........................      957,661         --       (44,670)       912,991
             GNMA .........................      590,017         --        (7,312)       582,705
             FNMA .........................    1,488,713         --       (57,107)     1,431,606
                                             -----------     ------     ---------    -----------
                                             $16,534,993     $   --     $(510,190)   $16,024,803
                                             ===========     ======     =========    ===========
         Securities held-to-maturity
           U.S.Government agencies ........  $        --     $   --     $      --    $        --
           Mortgage-backed securities
             FHLMC ........................      274,662         --           (19)       274,643
           Securities issued by states
             and political subdivisions ...    1,921,787      1,467          (872)     1,922,382
                                             -----------     ------     ---------    -----------
                                             $ 2,196,449     $1,467     $    (891)   $ 2,197,025
                                             ===========     ======     =========    ===========

                                                              Gross        Gross
                                               Carrying    Unrealized   Unrealized       Fair
         June 30, 1999:                         Value         Gains       Losses        Value
         --------------                      -----------   ----------   ----------   -----------
         Securities available-for-sale
           U.S.Government agencies ........  $14,249,715     $   --     $(334,011)   $13,915,704
           Mortgage-backed securities
             FHLMC ........................    1,020,535         --       (45,722)       974,813
             GNMA .........................      631,244         --        (4,912)       626,332
             FNMA .........................    1,576,754         --       (63,822)     1,512,932
                                             -----------     ------     ---------    -----------
                                             $17,478,248     $   --     $(448,467)   $17,029,781
                                             ===========     ======     =========    ===========
         Securities held-to-maturity
           U.S.Government agencies ........  $   406,797     $   --     $     (21)   $   406,776
           Mortgage-backed securities
             FHLMC ........................      318,896        202            --        319,098
           Securities issued by states
             and political subdivisions ...    2,747,368      4,588          (251)     2,751,705
                                             -----------     ------     ---------    -----------
                                             $ 3,473,061     $4,790     $    (272)   $ 3,477,579
                                             ===========     ======     =========    ===========

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 2   SECURITIES, Continued

                                                              Gross        Gross
                                               Carrying    Unrealized   Unrealized       Fair
         June 30, 1998:                         Value         Gains       Losses        Value
         --------------                      -----------   ----------   ----------   -----------
         Securities available-for-sale
           U.S.Government agencies ........  $24,786,572     $ 7,594    $ (61,359)   $24,732,807
           Mortgage-backed securities
             FHLMC ........................    1,251,437          --      (27,752)     1,223,685
             GNMA .........................      880,704         991           --        881,695
             FNMA .........................    1,880,702          --      (29,391)     1,851,311
                                             -----------     -------    ---------    -----------
                                             $28,799,415     $ 8,585    $(118,502)   $28,689,498
                                             ===========     =======    =========    ===========
         Securities held-to-maturity
           Mortgage-backed securities
             FHLMC ........................  $   976,170     $ 2,408    $ (10,050)   $   968,528
           Securities issued by states
             and political subdivisions ...    3,046,594      11,489         (163)     3,057,920
                                             -----------     -------    ---------    -----------
                                             $ 4,022,764     $13,897    $ (10,213)   $ 4,026,448
                                             ===========     =======    =========    ===========


         Securities issued by states and political subdivisions are secured by tax revenues (either property tax or gross receipts tax) assessed and collected by such entities.

         Securities, carried at approximately $3,400,000, $3,800,000 and $3,500,000 at September 30, 1999, June 30, 1999 and 1998, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. The public depositors include the local school and Otero County.


         At September 30, 1999, June 30, 1999 and 1998, there were no gross realized gains or losses on sales of securities available-for-sale.

         Amortized cost and fair value of debt securities by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may call or prepay obligations.

                                                 September 30, 1999            June 30, 1999
                                             -------------------------   -------------------------
                                              Amortized        Fair       Amortized        Fair
                                                 Cost         Value          Cost         Value
                                             -----------   -----------   -----------   -----------
         Due in one year or less ..........  $   650,715   $   696,000   $ 2,233,123   $ 2,234,529
         Due in one year to five years ....   14,769,674    14,598,883    10,172,218     9,969,343
         Due in five years to ten years ...           --            --     4,998,539     4,870,313
         Mortgage-backed securities .......    3,311,053     2,926,945     3,547,429     3,433,175
                                             -----------   -----------   -----------   -----------
                                             $18,731,442   $18,221,828   $20,951,309   $20,507,360
                                             ===========   ===========   ===========   ===========

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 3   LOANS AND THE ALLOWANCE FOR LOAN LOSSES

         Loans reflected in the balance sheets consist of the following:

                                                                           June 30,
                                                September 30,   -----------------------------
                                                     1999            1999            1998
                                                -------------   -------------   -------------
         Mortgage Loans
           One-to-four family ................  $ 106,293,883   $ 106,285,878   $ 103,173,789
           Construction ......................        356,599         807,148         957,250
           Land ..............................        541,133          42,583         101,859
           Multi-family and nonresidential ...      8,087,179       8,109,055       4,365,690
                                                -------------   -------------   -------------
             Total first mortgage loans ......    115,278,794     115,244,664     108,598,588

         Consumer & other loans
           Second mortgage ...................      1,397,545       1,325,598         426,326
           Consumer ..........................      1,607,512       1,270,507       1,261,899
           Commercial ........................        976,396         510,991         417,428
           Deposit account ...................      1,466,509       1,436,093       1,398,626
                                                -------------   -------------   -------------
             Total non-mortgage loans ........      5,447,962       4,543,189       3,504,279
                                                -------------   -------------   -------------
         Gross Loans .........................    120,726,756     119,787,853     112,102,867

         Less
           Deferred loan fees & discounts ....       (542,503)       (540,735)       (562,118)
           Loans in process ..................     (2,632,187)     (2,825,145)     (1,289,500)
           Allowance for loan loss ...........       (466,979)       (472,553)       (485,738)
                                                -------------   -------------   -------------
             Net loans .......................  $ 117,085,087   $ 115,949,420   $ 109,765,511
                                                =============   =============   =============

         An analysis of the allowance for loan losses follows:

                                             Three Months Ended        Year Ended
                                               September 30,            June 30,
                                            -------------------   -------------------
                                              1999       1998       1999       1998
                                            --------   --------   --------   --------
         Balance at beginning of year ....  $472,553   $485,738   $485,738   $549,187
           Provision for loan losses .....        --         --         --         --
           Recoveries ....................       426         --         --     19,259
           Loans charged off .............    (6,000)    (4,685)   (13,185)   (82,708)
                                            --------   --------   --------   --------
         Balance at end of year ..........  $466,979   $481,053   $472,553   $485,738
                                            ========   ========   ========   ========

         Certain loans within the Company's loan and real estate owned portfolios are guaranteed by the Veterans Administration (VA). In the event of default by the borrower, the VA can elect to pay the guaranteed amount or take possession of the property. If the VA takes possession of the property, the Company is entitled to be

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 3   LOANS AND THE ALLOWANCE FOR LOAN LOSSES, Continued

         reimbursed for the outstanding principal balance, accrued interest and certain other expenses. There was one commitment from the VA to take title to foreclosed VA properties at September 30, 1999 in the amount of $35,500. There was one commitment from the VA to take title to foreclosed VA properties at June 30, 1999 in the amount of $45,000. There were no commitments from the VA to take title to foreclosed VA properties at June 30, 1998.

         Included in net loans were loans on nonaccrual status. Such loans approximated $265,000, $532,000 and $548,000 at September 30, 1999,
         June 30, 1999 and 1998, respectively. For the three months ended September 30, 1999 and the years ended June 30, 1999 and 1998, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $20,422, $33,923 and $18,881, respectively. No amounts were included in interest income on such loans for the three months ended September 30, 1999 and years ended June 30, 1999 and 1998, respectively.

         As of or for the periods ended September 30, 1999, June 30, 1999 and 1998, there were no loans considered to be impaired.


NOTE 4   PREMISES AND EQUIPMENT

         Premises and equipment reflected in the balance sheets consist of the following:

                                                                   June 30,
                                           September 30,   -----------------------
                                                1999          1999         1998
                                           -------------   ----------   ----------
         Land ...........................   $  816,874     $  921,710   $  876,540
         Buildings ......................    7,471,615      7,434,813    7,308,403
         Leasehold improvements .........      171,249        192,553           --
         Construction in progress .......           --             --       83,806
         Furniture and equipment ........    1,165,286      1,071,182      931,119
                                            ----------     ----------   ----------
                                             9,625,024      9,620,258    9,199,868
         Less
           Accumulated depreciation .....     (967,840)      (875,054)    (555,644)
                                            ----------     ----------   ----------
         Balance at end of year .........   $8,657,184     $8,745,204   $8,644,224
                                            ==========     ==========   ==========

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 5   DEPOSITS

         Deposits   include   non-interest   bearing   accounts  of  $1,445,586,
         $1,466,547  and  $987,660 at  September  30, 1999 and June 30, 1999 and
         1998, respectively.

         Certificates of deposit are scheduled to mature as follows:

                                                   September 30,      June 30,
                                                        1999            1999
                                                   -------------    ------------
         One year or less .......................   $ 53,743,641    $ 56,873,821
         Over one year to two years .............     21,713,677      20,999,117
         Over two years to three years ..........     18,789,921      17,643,057
         Over three years .......................      9,119,007       6,989,921
                                                    ------------    ------------
                                                    $103,366,246    $102,505,916
                                                    ============    ============


         Interest Expense by major category of deposits is as follows (dollars in thousands):

                                          September 30,          June 30,
                                       ----------------      ----------------
                                         1999      1998       1999       1998
                                           (unaudited)
         Transaction & saving
          deposits.................... $   96     $  134     $  430     $  492
         Certificate accounts.........  1,435      1,635      6,345      6,416
                                       ------     ------     ------     ------
                                       $1,531     $1,769     $6,784     $6,908
                                       ======     ======     ======     ======

         Deposits of  $100,000  or more  totaled  $29,585,000,  $24,237,000  and
         $27,400,000   at  September   30,   1999,   June  30,  1999  and  1998,
         respectively. Deposits greater than $100,000 are not federally insured. The Company held deposits of approximately $2,094,000, $2,063,000 and $2,620,000 for related parties at September 30, 1999, June 30, 1999 and 1998, respectively. The related parties consist of officers and directors of the Company and are made on the same terms and conditions as other non-related parties.

                       ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 6   ADVANCES FROM FEDERAL HOME LOAN BANK

         The Company has the ability to borrow funds from the Federal Home Loan Bank of Dallas (FHLB) of up to 50% of total assets. Advances are secured by a blanket-floating lien on qualifying first mortgage loans. Advances from FHLB were $10,000,000 at September 30, 1999, June 30, 1999 and 1998. These advances bear interest at 4.814% and mature on December 31, 2007.

NOTE 7   NOTE PAYABLE

         In January 1996, the Company incurred a $277,500 note payable to an unrelated party for the purchase of land for the new main office facility. The note paid interest at 10% payable monthly and was secured by the land. The note was paid off on January 4, 1999 and had a balance at June 30, 1998 of $150,500.

NOTE 8   EMPLOYEE RETIREMENT BENEFIT PLAN


         The Company has established a profit-sharing 401(k) type salary reduction plan for all employees that meet the necessary eligibility requirements for participation in the plan. Participants fully vest after six years of service. Annual contributions are at the discretion of the Board of Directors of the Company. Contributions to the plan were made by the Company of $0, $13,950 and $12,400 for the period ending September 30, 1999, June 30, 1999 and 1998, respectively.

         The Company also participates in a multi-employer defined benefit pension plan. The pension plan is available to all employees completing one year of service. Segregated statements of plan assets or separate actuarial valuations are not available. Total pension expense was $0, $2,792 and $2,818 for the period ending September 30, 1999, June 30, 1999 and 1998, respectively.

                       ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 9   CONTINGENT LIABILITIES AND COMMITMENTS

         In the normal course of business, various commitments are outstanding, such as commitments to extend credit. These financial instruments with off-balance sheet risk are not reflected in the consolidated financial statements. Management does not anticipate any significant losses as a result of these transactions. The following summarizes these financial instruments:

                                                                         June 30,
                                                  September 30,   ---------------------
                                                       1999         1999         1998
                                                  -------------   --------   ----------
         Commitments to extend credit ..........    $  305,000    $804,000   $  468,000

         Unused line of credit .................        56,000      43,000       76,000

         Commitments to sell loans .............            --          --    1,168,000

         Commitments to purchase securities ....     2,998,000          --           --

         Since certain commitments to make loans and fund lines of credit expire without being used, the amounts do not necessarily represent future cash commitments. In addition, commitments used to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The Company's exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of these instruments. The Company follows the same credit policy to make such commitments as is followed for those loans recorded on the consolidated balance sheet.

         As of September 30, 1999, variable rate and fixed rate commitments to make loans amounted to approximately $0 and $305,000. The interest rates on fixed rate commitments ranged from 7.50% to 8.50%. As of June 30, 1999, variable rate and fixed rate commitments to make loans amounted to approximately $0 and $804,000. The interest rates on fixed rate commitments ranged from 7.00% to 9.00%. As of June 30, 1998, variable rate and fixed rate commitments to make loans amounted to approximately $0 and $468,000. The interest rates on fixed rate commitments ranged from 7.50% to 9.50%. Since loan commitments may expire without being used, the amounts do not necessarily represent future cash commitments.

         The Company is required by regulatory authorities to maintain certain daily cash balances. The Company's reserve requirements were met through vault cash at September 30, 1999, June 30, 1999 and 1998.

                       ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 10  INCOME TAXES

         The Company and subsidiaries file a consolidated income tax return. The Company recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the currently enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

         The provision for income taxes consists of the following:

                        Three Months Ended September 30,    Year Ended June 30,
                        --------------------------------   --------------------
                             1999               1998         1999        1998
                        --------------     -------------   --------    --------
         Current
           Federal ....    $104,306           $25,084      $303,290    $546,255
           State ......          --                --       (10,390)     15,666
                           --------           -------      --------    --------
                            104,306            25,084       292,900     561,921
         Deferred
           Federal ....     (11,311)           12,630         3,236     (24,886)
           State ......        (570)              637           163        (968)
                           --------           -------      --------    --------
                            (11,881)           13,267         3,399     (25,854)
                           --------           -------      --------    --------
                           $ 93,425           $38,351      $296,299    $536,067
                           ========           =======      ========    ========
         Effective
          Tax Rate.....          29%               22%           30%         32%
                           ========           =======      ========    ========


         The income tax differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes as follows:

                                              Three Months Ended September 30,    Year Ended June 30,
                                              --------------------------------   ---------------------
                                                   1999               1998         1999         1998
                                              --------------     -------------   --------     --------
         Expense at statutory rate ..........    $109,642           $59,932      $331,426     $561,335
         State income taxes,
           net of federal tax benefit .......      (5,022)           (5,590)       (6,898)       9,701
         Nontaxable municipal
           Interest income ..................      (7,689)           (8,143)      (32,462)     (20,854)
         Valuation allowance ................          --                --            --        1,173
         Other, net .........................      (3,506)           (7,848)        4,233      (15,288)
                                                 --------           -------      --------     --------
                                                 $ 93,425           $38,351      $296,299     $536,067
                                                 ========           =======      ========     ========

                                      F17

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 10  INCOME TAXES, Continued

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                              Three Months Ended September 30,    Year Ended June 30,
                                              --------------------------------   ---------------------
                                                   1999               1998          1999        1998
                                              --------------     -------------   ---------   ---------
         Deferred tax assets
           Unrealized loss on
             available-for-sale securities ..    $ 204,077         $      --     $ 179,384   $  43,967
           Other than temporary loss on
             investment in mutual fund ......      291,885           291,885       291,885     291,885
           Bad debt reserve .................      119,907            81,814       110,560      69,029
           Reorganization expenses ..........        8,127                --         8,128          --
           Non-accrual loan interest ........        8,168            10,176        13,567       7,552
           State loss carryforward ..........       12,769                --            --          --
                                                 ---------         ---------     ---------   ---------
         Total gross deferred tax assets ....      644,933           383,875       603,524     412,433
         Less valuation allowance ...........     (291,885)         (291,885)     (291,885)   (291,885)
                                                 ---------         ---------     ---------   ---------
         Total deferred tax assets ..........      353,048            91,990       311,639     120,548

         Deferred tax liabilities
           Unrealized gain on
             available-for-sale securities ..           --             8,906            --          --
           FHLB stock dividends .............      261,078           232,438       253,715     224,838
           Loan origination costs ...........       64,607            50,374        65,468      45,335
           Book/tax depreciation ............       60,140            49,971        61,806      51,746
                                                 ---------         ---------     ---------   ---------
         Total deferred tax liabilities .....      385,825           341,689       380,989     321,919
                                                 ---------         ---------     ---------   ---------
         Net deferred tax assets
           (liabilities) ....................    $ (32,777)        $(249,699)    $ (69,350)  $(201,371)
                                                 =========         =========     =========   =========

         A valuation allowance was established at June 30, 1996 for the portion of the deferred tax asset created by the other than temporary loss on investment securities in a mutual fund. Management believes that a tax benefit will not be realized.

         Equity of the Association at September 30, 1999 and June 30, 1999 includes approximately $2,700,000 of bad debt deductions for tax years prior to 1987 for which no deferred federal income tax liability has been recorded. Tax legislation passed in August 1996 now requires all thrift institutions to deduct a provision for bad debts for tax purposes based on the actual loss experience and recapture the excess bad debt reserve accumulated in the tax years after 1987.

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998

NOTE 11  CONCENTRATIONS OF CREDIT


         All of the Company's loans, commitments, and standby letters of credit have been granted to customers in the Company's market area. Investments in state and municipal securities also involve governmental entities within the Company's market area. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers.


NOTE 12  REGULATORY CAPITAL

         The Association is subject to various regulatory capital requirements administered by the federal thrift agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 1999 and June 30, 1999, that the Association meets all capital adequacy requirements to which it is subject.

         As of June 30, 1999, the most recent notification from the Office of Thrift Supervision categorized the Association as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Association's category.

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 12  REGULATORY CAPITAL, Continued

         The following is a reconciliation of the Association's equity under generally accepted accounting principles (GAAP) to regulatory capital:



                                                                           June 30,
                                                  September 30,   -------------------------
                                                       1999           1999          1998
                                                  -------------   -----------   -----------
         GAAP equity ...........................   $22,610,220    $22,417,935   $22,042,180
         Unrealized loss on securities
           available for sale ..................       306,113        269,083        65,950
                                                   -----------    -----------   -----------
         Tier I (Core) capital .................    22,916,333     22,687,018    22,108,130
         General allowance for loan losses .....       466,979        472,553       485,738
                                                   -----------    -----------   -----------
         Total Risk-Based Capital ..............   $23,383,312    $23,159,571   $22,593,868
                                                   ===========    ===========   ===========


         The Association's OTS capital ratios were (dollars in thousands):

                                                                                        Requirements to be
                                                                 Requirements to be   well capitalized under
                                                                     Adequately          prompt corrective
                                                Actual              Capitalized          action provisions
                                         --------------------   -------------------   ----------------------
                                          Amount   Percentage   Amount   Percentage    Amount     Percentage
                                         -------   ----------   ------   ----------   -------     ----------
         September 30, 1999
         ------------------
           Core capital ...............  $22,916      14.6%     $6,267      4.0%      $ 7,834         5.0%
           Tier I (Core) capital ......   22,916      14.6%      6,267      4.0%        9,401         6.0%
           Total Risk-based capital ...   23,383      31.1%      6,018      8.0%       15,668        10.0%

         June 30, 1999
         -------------
           Core capital ...............  $22,687      14.5%     $6,264      4.0%      $ 7,808         5.0%
           Tier I (Core) capital ......   22,687      14.5%      6,264      4.0%        9,369         6.0%
           Total Risk-based capital ...   23,160      31.0%      5,968      8.0%       15,616        10.0%

         June 30, 1998
         -------------
           Core capital ...............  $22,108      13.8%     $6,409      4.0%      $ 8,018         5.0%
           Tier I (Core) capital ......   22,108      13.8%      6,409      4.0%        9,622         6.0%
           Total Risk-based capital ...   22,594      34.0%      5,324      8.0%       16,037        10.0%

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998

NOTE 13  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments (FAS 107) requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments.

         Cash and Cash Equivalents

         The carrying amount approximates fair value because of the short maturity of these instruments.

         Securities

         The fair value of securities is estimated based on market values received from a securities broker.

         Loans

         The fair value of one-to-four-family fixed-and adjustable-rate mortgages is calculated by using the option-based pricing approach that makes use of the Monte Carlo simulation. The Monte Carlo model uses an interest rate simulation program to generate numerous random interest rate paths that, in conjunction with a prepayment model, are used to estimate mortgage cash flows along each path.

         The fair value of other loans in the portfolio is calculated by using the static discounted cash flow approach. Under the static discounted cash flow approach, the economic value of a financial instrument is estimated by calculating the present value of the instrument's expected cash flows. The present value is determined by discounting the cash flows the instrument is expected to generate by the yield currently available to investors from an instrument of comparable risk and duration.

         Deposits

         The fair value of deposits with no stated maturity, such as noninterest bearing demand deposits, NOW accounts, money market demand and savings accounts, is equal to the amount payable on demand. The fair value of certificate accounts is based on the static discounted cash flow approach. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

                       ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 13  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, Continued


         Note Payable

         The fair value of the note payable is based on the static discounted cash flow approach. The discount rate used is the rate currently available to investors from an instrument of comparable risk and duration.

         Off-Balance Sheet Financial Instruments

         The fair value of financial instruments with off-balance sheet risk is based on the credit quality and relationship, probability of funding and other requirements. Fair values of off-balance sheet financial instruments are not material to the consolidated financial statements.

         Limitations

         Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

         Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, significant assets that are not considered financial instruments include premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 13  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, Continued

         The estimated fair values of the Company's financial instruments are as follows:

                                                         September 30, 1999
                                                   -----------------------------
                                                     Carrying         Estimated
                                                       Value         Fair Value
                                                   ------------     ------------
         Financial Assets
           Cash and cash Equivalents ............  $ 10,354,371     $ 10,354,371
           Securities ...........................    18,221,252       18,221,828
           Loans ................................   117,085,087      115,979,108
           Accrued interest .....................       685,018          685,018

         Financial Liabilities
           Deposits .............................   122,410,093      121,881,793
           Advance payments by borrowers
             for taxes and insurance ............     1,302,869        1,297,597
           Accrued interest .....................        98,367           98,367
           Advances from FHLB ...................    10,000,000        9,967,000

         Off-balance sheet instruments ..........            --               --


                                                          June 30, 1999                 June 30, 1998
                                                   ---------------------------   ---------------------------
                                                     Carrying       Estimated      Carrying       Estimated
                                                       Value       Fair Value        Value       Fair Value
                                                   ------------   ------------   ------------   ------------
         Financial Assets
           Cash and cash Equivalents ............  $  8,471,573   $  8,471,573   $  6,993,105   $  6,993,105
           Securities ...........................    20,502,842     20,507,360     32,712,262     32,715,946
           Loans ................................   115,949,420    115,851,926    109,765,511    112,465,973
           Accrued interest .....................       955,018        955,018        766,942        766,942

         Financial Liabilities
           Deposits .............................   122,460,122    122,334,527    126,659,018    127,403,822
           Advance payments by borrowers
             for taxes and insurance ............     1,006,270      1,005,238        981,445        987,216
           Accrued interest .....................        76,988         76,988        121,820        121,820
           Note payable .........................            --             --        150,500        150,199
           Advances from FHLB ...................    10,000,000      9,985,000     10,000,000      9,980,000

         Off-balance sheet instruments ..........            --             --             --             --

                        ALAMOGORDO FINANCIAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
              THREE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND
                       YEARS ENDED JUNE 30, 1999 AND 1998


NOTE 14  ADOPTION OF PLAN OF CONVERSION (UNAUDITED)


         On October 19,1999, the Board of Directors of the Company, subject to regulatory approval and approval by the members of the Company, adopted a plan to issue up to 957,950 shares of Alamogordo Financial Corporation stock, to depositors of the Association representing 49% of the outstanding shares of the Company. AF Mutual Holding Company will hold the remaining 51%. The offering price will be $10 per share.

         The shares of common stock of Alamogordo Financial Corporation will be offered in order of priority as follows:

              1) Depositors with accounts at the Association with total balances of at least $50 on September 30, 1998

              2) Employee stock  ownership plan  of the Association,  which will provide retirement benefits to employees

              3) Depositors with accounts at the Association with total balances of at least $50 on September 30, 1999; and

              4) Directors, officers and employees of the Association

         Any additional shares will be offered in a community offering with preference given to residents of Lincoln and Otero counties of New Mexico.


         Offering costs will be deferred and deducted from the proceeds of the shares sold. If the offering is not completed, all costs will be charged to expense. At September 30, 1999, no expenses have been deferred.

--------------------------------------------------------------------------------

         You should rely only on the information contained in this prospectus. Alamogordo Financial Corporation has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of Common Stock offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


                                   ALAMOGORDO
                              FINANCIAL CORPORATION


                              Up to 972,038 Shares


                                  Common Stock
                           ($0.10 par value per share)

                                SUBSCRIPTION AND
                               COMMUNITY OFFERING
                                   PROSPECTUS


                      -------------------------------------
                          Keefe, Bruyette & Woods, Inc.
                      -------------------------------------


                               February ___, 2000

                  THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS
                   AND ARE NOT FEDERALLY INSURED OR GUARANTEED

Until _____________________, 2000, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers


         Generally, federal regulations define areas for indemnity coverage for federal mid-tier holding companies, as follows:

          (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the company shall be indemnified for:


               (i) Any amount for which that person becomes liable under a judgment in such action; and

               (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgement in such enforcement action.

          (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

               (i) Final judgment on the merits is in his or her favor; or

               (ii) In case of:

                    a.   Settlement,

                    b.   Final judgement against him or her, or


                    c. If a majority of the disinterested directors of the company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the company or its members. However, no indemnification shall be made unless the company gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.


          (c) As used in this paragraph:

               (i) "Action" means any judicial or administrative  proceeding, or
          threatened   proceeding,   whether  civil,   criminal,  or  otherwise,
          including any appeal or other proceeding for review;

               (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

               (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 25. Other Expenses of Issuance and Distribution
                                                                         Amount
                                                                        --------
  *      Legal Fees ................................................    $100,000
  *      Printing, Mailing and Photocopying ........................     125,000
  *      Appraisal and Business Plan Fees and Expenses .............      25,000
  *      Accounting Fees and Expenses ..............................     100,000
  **     Marketing Fees and Expenses ...............................     135,000
  ***    Filing Fees (SEC and OTS) and Expenses ....................      40,000
  *      Blue Sky ..................................................      10,000
  *      Miscellaneous Expenses ....................................      65,000
                                                                        --------
  **     Total .................................................. ...   $600,000
                                                                        ========
---------

*    Estimated

** Alamogordo Federal Savings and Loan Association and the Company have retained Charles Webb & Co.("Charles Webb") to assist in the sale of common stock on a best efforts basis in the Subscription and Community Offerings. For purposes of computing estimated expenses, it has been assumed that Charles Webb will receive fees and expenses of approximately $100,000, exclusive of its out of pocket expenses of $35,000.

***  Includes Edgarization fees.

Item 26. Recent Sales of Unregistered Securities.

         Not Applicable.


Item 27. Exhibits and Financial Statement Schedules:

         (a) List of Exhibits

         The index of exhibits immediately preecedes the exhibits attached to this registration statement.

         (b) Financial Statement Schedules

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 28.          Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement of securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Alamogordo, State of New Mexico on February 1, 2000.


                                        ALAMOGORDO FINANCIAL CORPORATION


                              By:      /s/ R. Miles Ledgerwood
                                       -----------------------------------------
                                           R. Miles Ledgerwood
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Alamogordo Financial Corporation (the "Company") hereby severally constitute and appoint R. Miles Ledgerwood, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said R. Miles Ledgerwood may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said R. Miles Ledgerwood shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.



       Signatures                  Title                           Date
       ----------                  -----                           ----

/s/ R. Miles Ledgerwood   President, Chief Executive         February 1, 2000
-----------------------   Officer and Director (Principal
R. Miles Ledgerwood       Executive Officer)


/s/ Norma J. Clute        Chief Financial Officer and        February 1, 2000
-----------------------   Treasurer (Principal Financial
Norma J. Clute            and Accounting Officer)


/s/ Robert W. Hamilton    Chairman of the Board              February 1, 2000
-----------------------
Robert W. Hamilton


/s/ S. Thomas Overstreet  Director                           February 1, 2000
------------------------
S. Thomas Overstreet


/s/ Marilyn L. Mott       Director                           February 1, 2000
------------------------
Marilyn L. Mott


/s/ Earl E. Wallin        Director                           February 1, 2000
------------------------
Earl E. Wallin

    As filed with the Securities and Exchange Commission on February 1, 2000
                                                      Registration No. 333-92913
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549










                      ------------------------------------






                                    EXHIBITS
                                TO PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                     to the
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2





                      ------------------------------------












                        ALAMOGORDO FINANCIAL CORPORATION











================================================================================

                                  EXHIBIT INDEX


1.1 Engagement Letter between Alamogordo Financial Corporation and Charles Webb & Co.*

1.2    Form  of  Agency  Agreement  among  Alamogordo  Financial   Corporation.,
       Alamogordo Federal Savings and Loan Association, and Charles Webb & Co.*

2      Alamogordo Financial Corporation Stock Issuance Plan

3.1    Stock Holding Company Charter of Alamogordo Financial Corporation*

3.2    Bylaws of Alamogordo Financial Corporation*

4      Form of Common Stock Certificate of Alamogordo Financial Corporation*

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*

10.1   Form of Employee Stock Ownership Plan*

21     Subsidiaries of the Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)*

23.2 Consent of The Accounting & Consulting Group, L.L.P. with respect to Report on Financial Statements

23.3   Consent of RP Financial, LC.

24     Power of Attorney (set forth on Signature Page)*

27     EDGAR Financial Data Schedule*

99.1   Agreement between Alamogordo Financial Corporation and RP Financial, LC.*

99.2 Business Plan Agreement between Alamogordo Financial Corporation and RP Financial, LC.*

99.3   Appraisal Report of RP Financial, LC.(separately filed)**

99.4   Marketing Materials*

99.5   Order and Acknowledgment Form*

-------------

*    Previously filed

** Paper copy of this Exhibit was filed supplementally pursuant to Rule 202 of Regulation S-T.

***  To be filed supplementally or by amendment.